UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

3100 Ocean Park Boulevard

Santa Monica, California 90405

Dear Fellow Stockholders:

I cordially invite you to join me and the other members of Activision Blizzard, Inc.’s Board of Directors at the company’s 2016 annual meeting of stockholders. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

At Activision Blizzard, we know that feedback from our stockholders is essential to our continued success. Regardless of the number of shares you own, this meeting is a wonderful opportunity for you to learn more about developments at the company and, more importantly, to express your opinions and play a part in Activision Blizzard’s future. If you can’t attend the meeting, please share your thoughts or concerns with us by email at ir@activision.com or in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Thank you for your continued support of Activision Blizzard.

Sincerely,

Robert A. Kotick

President and Chief Executive Officer

April 22, 2016

The proxy statement and our 2015 annual report to stockholders are each available at:
http://www.cstproxy.com/activisionblizzard/2016

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     1

3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2016 Annual Meeting of Stockholders

Thursday, June 2, 2016

9:00 a.m.

The Annual Meeting of Stockholders of Activision Blizzard, Inc. will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, on Thursday, June 2, 2016, at 9:00 a.m., Pacific Daylight Time.

The purposes of this year’s annual meeting are to:

1.

elect nine directors for a one-year term;

2.

request advisory approval of our executive compensation; and

3.

ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

The Activision Blizzard, Inc. Board of Directors has fixed April 7, 2016, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

Whether or not you plan to attend the meeting, I urge you to promptly vote your shares by proxy by following the instructions beginning on page 14 of the enclosed proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. If you do plan to attend the meeting, please see page 14 of the enclosed proxy statement for information regarding what you must bring with you to gain admittance.

By Order of the Board of Directors

Jeffrey A. Brown

Corporate Secretary

April 22, 2016

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     2

Table of Contents

PROXY SUMMARY	5
Voting Matters and Board Recommendations	5
Director Nominees	5
Executive Compensation Highlights	6
Corporate Governance Highlights	9
Incorporation of Stockholder Feedback	10
GENERAL	11
PROCEDURAL MATTERS	11
PROPOSAL 1 ELECTION OF DIRECTORS	16
CORPORATE GOVERNANCE MATTERS	20
Overview	20
Board of Directors and Committees	20
Compensation Risk Management	26
Political Activities	27
Code of Conduct	27
Additional Corporate Governance Documentation	27
EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
Overview	30
Decision-Making Approach to Compensation for Executive Officers	36
Elements of Our Executive Compensation Program for 2015	38
Stock Ownership Guidelines	47
Impact of Tax and Accounting Considerations	47
Compensation Committee Report	48
Summary Compensation Table	49
Grants of Plan-Based Awards for 2015	52
Outstanding Equity Awards at December 31, 2015	54
Option Exercises and Stock Vested for 2015	56
Employment Agreements	56
Potential Payments upon Termination or Change of Control	63

Back to Contents

PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	71
DIRECTOR COMPENSATION	72
General	72
Cash Compensation	72
Equity Compensation	73
Stock Ownership Guidelines	73
Indemnification	73
Compensation for 2015	73
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	75
Policies and Procedures	75
Relationships and Transactions	76
AUDIT-RELATED MATTERS	80
Independent Registered Public Accounting Firm Fees	80
Pre-Approval Policies and Procedures	80
Audit Committee Report	81
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	82
Required Vote and Board Recommendation	82
BENEFICIAL OWNERSHIP MATTERS	83
Security Ownership of our Officers and Directors	83
Security Ownership of Holders of More Than 5% of Our Common Stock	85
Section 16(a) Beneficial Ownership Reporting Compliance	85
EQUITY COMPENSATION PLAN INFORMATION	86
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD	87
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION	89
OTHER MATTERS	90
HELPFUL RESOURCES	91
APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES	92

Back to Contents

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement for the 2016 annual meeting of the stockholders of Activision Blizzard, Inc., a Delaware corporation (the “Company”). This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2015 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2016 Annual Meeting of Stockholders.

Our Board’s Recommendation

Item 1. Election of Directors (page 16)	FOR each Director Nominee

Our Board and its Nominating and Corporate Governance Committee believe that our nine director nominees possess the qualifications necessary to provide proper oversight of the Company’s business for the benefit of the Company’s stakeholders.

Item 2. Advisory vote to approve executive compensation (page 71)	FOR

Our Board and its Compensation Committee believe that our compensation policies and practices are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed, and will continue to allow, us to attract and retain the key executive talent responsible for our recent and long-term success.

Item 3. Ratify the appointment of our independent registered public accounting firm (page 82)	FOR

Our Board and its Audit Committee believe that continued retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Director Nominees

Set forth below is certain information about the nominees for election to our Board of Directors, each of whom currently serves on our Board:

	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships
						Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert J. Corti	66	2003	Retired CFO of Avon Products		—
Hendrik Hartong III	49	2015	Chairman and CEO of Brynwood Partners		—
Brian G. Kelly	53	1995	Chairman of the Board of Activision Blizzard	—	—
Robert A. Kotick	53	1991	President and CEO of Activision Blizzard	—	1
Barry Meyer	72	2014	Retired Chairman and CEO of Warner Brothers Entertainment		—
Robert J. Morgado	73	1997	Retired Chairman and CEO of Warner Music Group		—
Peter Nolan	57	2013	Senior Advisor to Leonard Green & Partners		—
Casey Wasserman	41	2015	Chairman and CEO of Wasserman		—
Elaine Wynn	73	2013	Co-founder of Wynn Resorts		—
Chairperson

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     5

Back to Contents

Executive Compensation Highlights

Our employees are our most valuable asset. Our industry is intensely competitive and constantly evolving. Our executives and many of our highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer our executives highly competitive total compensation, including equity awards, and to use employment agreements to attract, retain and motivate them.

Our compensation philosophy has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. Our executive compensation program, designed to be consistent with that philosophy, has three primary components: (1) base salary; (2) annual cash incentives; and (3) equity awards, including stock options and restricted share units, primarily with performance-based vesting criteria. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic targets, thereby linking payment to performance.

Highlights of our executive compensation program for 2015 with respect to the named executive officers included in the “Summary Compensation Table” are described below.

Salary

Salary increases for our named executive officers ranged from 4.0% to 5.0% during the 2015 annual review of executive base salaries, reflecting individual performance and the Compensation Committee’s assessment of the competitive market. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” below.

Performance-Based Annual Cash Incentives and Other Bonuses

Corporate Annual Incentive Plan

Actual 2015 performance against goals established by our Compensation Committee during the first quarter of the year for our named executive officers under our Corporate Annual Incentive Plan (i.e., our CAIP) ranged from 81% to 108% of target.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     6

Back to Contents

For each of our named executive officers, 60% of his target opportunity under the CAIP was weighted based on financial measures (specifically, adjusted non-GAAP operating income, non-GAAP diluted earnings per share and/or adjusted non-GAAP free cash flow), and 40% of his target opportunity was based on specific and measurable individual performance measures that the Compensation Committee believes supported the Company’s overall strategy and the officer’s business objectives for the year.

Had our adjusted 2015 non-GAAP operating income not been 85% or more of the adjusted non-GAAP operating income target for the year as set forth in our 2015 annual operating plan (i.e., our AOP), the Compensation Committee would have reduced or eliminated all bonuses under the CAIP, including those paid to our named executive officers. Our Compensation Committee also established limits on the payments made under the CAIP for “overachievement”—payments in respect of individual performance measures were capped at 120% of the underlying target amount and payments in respect of financial performance measures were capped at 150% to 200% of target, depending on the specific metric. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses for 2015” below.

Also, in recognition of their significant contributions to our transformative acquisition of King Digital Entertainment Limited, $300,000 was included in the 2015 CAIP award to each of Messrs. Durkin and Tippl. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Resulting 2015 Payments under the CAIP” below.

Blizzard Profit Sharing

In accordance with the employment agreement we entered into with him in 2008 in connection with the Vivendi Games Combination (as defined herein), Mr. Morhaime received an award for 2015 under the Morhaime Profit Sharing Plan. Please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Morhaime Profit Sharing Plan” below.

Additional Discretionary Bonuses

In accordance with the employment agreement we entered into with him in 2008 in connection with the Vivendi Games Combination and consistent with past years, Mr. Morhaime received a payment for 2015 under the Blizzard Bonus Plan.

Emphasis on Performance-Based Equity Awards

•

In October 2015, we extended the term of employment of Eric Hirshberg, the Chief Executive Officer of Activision Publishing, through March 2018 (or, if we so elect, through March 2019). Mr. Hirshberg, the only named executive officer whose employment agreement was entered into or amended in 2015, received a combination of performance-based vesting restricted share units and stock options. He did not receive any time-based vesting restricted share units. Please see “Executive Compensation—Employment Agreements—Eric Hirshberg” below.

•

While our named executive officers do not generally receive annual equity awards, Mr. Morhaime’s employment agreement, which was negotiated in connection with the 2008 Vivendi Games Combination, does provide for annual equity awards, consistent with the compensation Mr. Morhaime received at Vivendi Games prior to the consummation of the Vivendi Games Combination. Please see “Executive Compensation—Employment Agreements—Michael Morhaime” below.

•

No other named executive officer received an equity award during 2015 (although the Summary Compensation Table reflects the portion of a performance-based award made to Mr. Tippl in 2014, the underlying metrics for which were established in 2015).

The following table sets forth certain summarized information with respect to the compensation earned by named executive officers during 2015. For the complete Summary Compensation Table, including the notes that accompany it, along with compensation for prior years, please see page 49.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert A. Kotick President and Chief Executive Officer	2,294,328	—	—	—	4,844,383	87,223	7,225,934
Dennis Durkin Chief Financial Officer	752,818	—	—	—	1,105,673	18,187	1,876,678
Thomas Tippl Chief Operating Officer	1,302,548	—	5,211,347	—	2,362,589	43,858	8,920,342
Eric Hirshberg Chief Executive Officer, Activision Publishing	961,677	—	—	4,115,822	967,636	31,857	6,076,992
Michael Morhaime President and Chief Executive Officer, Blizzard Entertainment	924,411	341,363	2,386,767	1,941,999	3,003,638	90,598	8,688,776

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     7

Back to Contents

2015 Financial and Operational Highlights

2015 was another successful year for the Company, as we achieved strong results and introduced new franchises with outstanding gameplay, expanded on exciting new business models and continued investing in some of the world’s most important entertainment franchises. During 2015:

•

we generated GAAP net revenues of $4.7 billion and non-GAAP net revenues of $4.6 billion(1);

•

our non-GAAP net revenues from digital online channels(2) accounted for a record 57% of our total non-GAAP net revenues, growing over 20% year-over-year;

•

our 2015 GAAP operating margin was 28% and our non-GAAP operating margin was 32%;

•

we delivered GAAP and non-GAAP diluted earnings per share of $1.19 and $1.32, respectively;

•

we generated GAAP operating cash flow of almost $1.2 billion; and

•

we delivered total shareholder return (i.e., TSR) (through stock price appreciation and dividend payments) of over 93%.

Our financial performance was driven by our operational execution during 2015. During 2015(3):

•

people played our games for over 14 billion hours, up 16% year-over-year;

•

Activision Publishing’s Call of Duty®: Black Ops III was the #1 top-selling console game globally for the calendar year, and Call of Duty was the #1 franchise in North America for the seventh year in a row;

•

Activision Publishing’s Destiny achieved record digital attach rates with 2015’s The Taken King expansion, with over 25 million registered users having spent nearly 3 billion hours playing the game;

•

Blizzard Entertainment’s World of Warcraft® remained the #1 subscription-based massively multiplayer online role-playing game (i.e., MMORPG) in the world;

•

Blizzard Entertainment’s Legacy of the Void™, the standalone third chapter of StarCraft® II, sold through over one million copies in the first 24 hours of launch and has received multiple “strategy game of the year” awards;

•

over nine million people registered to participate in open beta testing of Blizzard Entertainment’s Overwatch™, a team-based shooter to be released on PC and consoles in 2016; and

•

Blizzard Entertainment’s Hearthstone®: Heroes of Warcraft™, a free-to-play digital strategy card game, reached more than 40 million registered players and ended 2015 with record engagement in multiple categories.

This performance was a direct result of the focused and disciplined approach followed by our top leadership prior to and during 2015, including continued investment in our established franchises, like Call of Duty and World of Warcraft, selectively introducing new concepts, like Destiny, Hearthstone and Overwatch, and managing our costs prudently.

(1)

For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement.

(2)

Net revenues from digital online channels represents revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions and products.

(3)

According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, as the case may be.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     8

Back to Contents

Corporate Governance Highlights

The Company is committed to adopting and following strong corporate governance practices that benefit all of our stakeholders. We believe that a foundation of good corporate governance creates an environment of accountability for our Board and senior management and otherwise promotes the long-term interests of our stakeholders. Our Board continues to monitor emerging best practices in governance and adopts measures where it determines them to be in the best interests of our stakeholders. Highlights of our corporate governance program include:

Accountability	• We elect all directors on an annual basis.	Page 16
• Our common stock is our only outstanding class of voting stock, and our governance documents do not contain any supermajority voting requirements.
	• For each share of our stock outstanding and entitled to vote that a stockholder holds, he or she is entitled to one vote on each matter presented for action.	Page 12

•

Our bylaws have a majority voting standard for uncontested elections and a plurality standard for contested ones. Any director failing to receive majority support in an uncontested election must tender his or her resignation.

Page 21
• We do not have a poison pill or similar anti-takeover provision in place.
• We hold “say-on-pay” votes annually.
Board Composition	• Seven of our nine director nominees are independent.	Page 21
	• We have a separate Chairman and CEO.	Page 21

•

If our Board were to select our CEO to also serve as Chairman, the independent directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead independent director.

Page 21
	• Our independent directors met in executive session three times during 2015.	Page 23
Stock Ownership Guidelines	• Our CEO is expected to, within a certain period of time, beneficially own shares of our common stock with a value at least equal to three times his or her then-current annual base salary.	Page 47
	• Each other executive officer is expected to, within a certain period of time, beneficially own shares of our common stock with a value at least equal to his or her then-current annual base salary.	Page 47

•

Each Board member not employed by us or any of our subsidiaries is required to, within four years following his or her election to our Board, beneficially own shares of our common stock with a value at least equal to five times the annual cash retainer we then pay him or her for regular service on our Board.

Page 73
“Clawback” Policy	• In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to executives.	Page 33
Anti-Hedging Policy	• We prohibit hedging of company stock by our employees and directors.	Page 33
Board Oversight of Risk Strategy	• Our Board has responsibility for management oversight and providing strategic guidance to the Company.	Page 26

•

Our Board annually reviews the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks and strategies used to mitigate such risks.

Page 26
	• Our Board delegates certain risk management oversight functions to standing committees, each of which regularly reports to our Board.	Page 26
Board Self-Evaluation	• Our Board annually reviews its performance, as well as the performance of each of our standing committees.	Page 23
Board Committees	• All of the members of each of our three standing Board committees are independent.	Page 23
Succession Planning	• Our Board actively participates in CEO succession planning and reviews succession plans for our other senior-most officers annually.
• Our Nominating and Corporate Governance Committee oversees risks associated with overall governance and succession planning.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     9

Back to Contents

Incorporation of Stockholder Feedback

Communication with our stockholders is very important. We routinely solicit feedback from our largest stockholders, as we believe their views are generally representative of overall stockholder sentiment.

We also review feedback sent to us from all stockholders, no matter the size of their holdings. If you would like to communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, you may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     10

Back to Contents

PROXY STATEMENT

GENERAL

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation by our Board of Directors (our “Board”) of proxies from holders of issued and outstanding shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 2, 2016, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”).

Notice of Internet Availability of Proxy Materials

We will be mailing a notice regarding the internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the internet) to stockholders on or about April 22, 2016.

Other General Information

All financial metrics used in this proxy statement are presented in accordance with generally accepted accounting principles (“GAAP”), unless explicitly identified as non-GAAP. For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement. Internally, management uses the financial measures identified herein as non-GAAP in assessing our operating results, as well as in planning and forecasting. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. As such, the performance of our executive officers is generally measured by reference to non-GAAP financial measures. Further, management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for or as more important than the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the Company.

Our non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

All references in this proxy statement to “the Company”, “we”, “us”, “our”, and “Activision Blizzard” refer to Activision Blizzard, Inc.

PROCEDURAL MATTERS

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2016, are entitled to notice of, or to vote at, the Annual Meeting. There were 738,076,590 shares of our Common Stock outstanding and entitled to vote on the record date.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     11

Back to Contents

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

How many votes may I cast?

For each share of our Common Stock outstanding and entitled to vote that a stockholder holds on the record date, he or she is entitled to one vote on each matter presented for action at the Annual Meeting.

What if I hold my shares through a broker? What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

If your shares are held through a broker, bank or any other nominee, you hold your shares in “street name”, and you are considered the “beneficial owner” of those shares. This proxy statement and any accompanying materials have been provided to you by your broker, bank or other holder of record. As a beneficial owner, you are entitled to direct the firm that holds your shares how to vote your shares.

If your shares are registered in your name with our stock transfer agent, Continental Stock Transfer & Trust, you are the “stockholder of record”. This proxy statement and any accompanying materials have been provided to you directly by Activision Blizzard.

Can my broker vote my shares without my instruction? What are “broker non-votes”?

If you are a beneficial owner and you do not provide voting instructions to the broker, bank or other nominee that holds your shares in its name, that firm is only allowed to exercise its discretion to vote your shares on “routine” matters, but will not be allowed to vote your shares with respect to any “non-discretionary” items, resulting in a so-called “broker non-vote” with respect to such items. Proposal 3—the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm—is the only matter for consideration at the Annual Meeting considered to be routine. For all matters other than proposal 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. A broker non-vote will occur if you do not provide instructions to your broker, bank or other nominee with respect to proposals 1 or 2.

How many votes must be present in order for business to be conducted?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the presence, in person or by proxy, of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     12

Back to Contents

How can I cast my vote with respect to each proposal and how many votes are required to approve each proposal?

Proposal	Voting Options	Vote Required to Adopt Proposal	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions	Effect of Present but Not Voted Shares
Election of Directors —Proposal 1	For, against or abstain with respect to each nominee	The number of votes cast “for” the nominee exceeds the number of votes cast “against” him or her by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting	No	No Effect	Against	Against
Advisory Vote to Approve Executive Compensation —Proposal 2	For, against or abstain	Affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting	No	No Effect	Against	Against
Ratification of Appointment of Independent Registered Public Accounting Firm —Proposal 3	For, against or abstain	Affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting	Yes	N/A	Against	Against

What are the ways I can vote?

Stockholders at the close of business on April 7, 2016, can vote at the Annual Meeting in person or via proxy in the manner described herein. Any stockholder who holds shares in street name through a broker, bank or other nominee will receive separate instructions from the firm holding his or her shares describing the procedure for voting those shares.

How do I vote in person at the Annual Meeting?

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Further, any street-name holder who wishes to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of his or her shares in order to cast a ballot at the meeting.

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A vote via proxy authorizes Robert A. Kotick (our Chief Executive Officer), Thomas Tippl (our Chief Operating Officer) and Dennis Durkin (our Chief Financial Officer), and each of them, with full power of substitution, to vote and otherwise represent all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     13

Back to Contents

How do I vote by proxy?

Stockholders of record may vote by proxy in three ways:

•

Vote by Internet. Record holders can vote online prior to 4:00 p.m., Pacific Daylight Time, on June 1, 2016. Go to www.cstproxyvote.com, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Telephone. Record holders can vote by phone prior to 4:00 p.m., Pacific Daylight Time, on June 1, 2016. Call (866) 894-0537, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.

You need only vote in one way (e.g., if you vote by internet or telephone, you need not return the proxy card).

What if I vote by proxy but do not provide specific instructions for some or all of the items?

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the nine director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2), and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 (proposal 3).

If I have voted by proxy, can I change my vote?

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by: (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405; (2) properly delivering a subsequently dated proxy; or (3) voting in person at the Annual Meeting.

What do I need to do if I want to attend the Annual Meeting?

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department via phone at (310) 255-2000 or via email at ir@activision.com.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     14

Back to Contents

Will I have dissenters’ rights in connection with the business being considered?

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law, our Certificate of Incorporation or our Bylaws in connection with the election of directors (proposal 1) or proposals 2 or 3.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     15

Back to Contents

PROPOSAL 1

ELECTION OF DIRECTORS

General

Stockholders will elect nine directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria and assessed each director nominee’s capabilities to identify the contributions he or she can make to our Board. As a company with a global customer base in the interactive entertainment industry, we consider leadership abilities gained from senior roles as executive officers or board members of large, global corporations in the entertainment field to be particularly relevant to the business of the Company. We believe that our directors bring to our Board the practical wisdom and strong professional characteristics, judgment and leadership abilities necessary to keep our Company performing competitively in the market. For the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to our Board—Experience, Skills and Other Characteristics of our Director Candidates” below.

The following are biographical summaries of our director nominees, which describe their noteworthy experience. Also described below are certain individual qualifications and skills of each of our directors that we believe contribute to our Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, if any, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

Robert J. Corti

Retired Chief Financial Officer of Avon Products

Director since 2003

Age 66

Business Experience. Mr. Corti has been a director of Activision Blizzard since December 2003. Mr. Corti has more than 25 years of experience at Avon Products, a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006. Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, since June 2006. In addition, Mr. Corti served as a member of the board of directors of the Avon Foundation since 1998 and as its chairman from 2006 to 2015, and has served as a member of the Manhattan Chapter of the Cystic Fibrosis Foundation since January 2012, where he serves as the president of the board. In addition, he was a director of ING Direct, then a U.S. subsidiary of the Dutch insurance conglomerate, the ING Groep, from January 2008 until January 2012. Mr. Corti holds a B.A. degree in accounting from Queens College and an M.B.A. degree in taxation from St. John’s University. Mr. Corti is also a certified public accountant.

Skills and Qualifications. Mr. Corti’s qualifications for election to our Board include his financial expertise, in particular his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department. Having served Avon for more than 25 years and worked his way up to increasingly senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape for over two and a half decades. From his tenure at Avon, Mr. Corti also brings experience in the consumer products industry. Mr. Corti qualifies as an audit committee financial expert (as defined in the applicable rules of the Securities and Exchange Commission (the “SEC”)) and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules (the “NASDAQ Rules”).

Hendrik Hartong III

Chairman and Chief Executive Officer of Brynwood Partners

Director since 2015

Age 49

Business Experience. Mr. Hartong has been a director of Activision Blizzard since July 2015. Mr. Hartong is the chairman and chief executive officer, and chairman of the executive committee, of Brynwood Partners, a private equity firm specializing in the consumer products sector. Mr. Hartong joined Brynwood Partners in 2004 as a managing partner, after the firm’s divestiture of one of its portfolio companies, Lincoln Snacks Company, a food products company. Mr. Hartong was the president and chief executive officer of Lincoln Snacks from 1998, at which point the company was publicly traded, until 2004. Prior to joining Lincoln Snacks, Mr. Hartong held various sales and marketing positions of increasing responsibility with Baskin Robbins USA Co. and Nestlé USA, Inc., both of which are food products companies, and, from 1996 to 1998, Activision Publishing,

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     16

Back to Contents

Inc. (“Activision Publishing”), then our principal operating unit. Mr. Hartong currently serves as the chairman of the boards of directors of Back to Nature Foods Company, LLC, Harvest Hill Beverage Company, Joseph’s Gourmet Pasta Company and Pearson Candy Company, all of which are private companies in which Brynwood Partners has a controlling interest. Mr. Hartong holds a B.A. degree in history from Lafayette College and an M.B.A. degree from Harvard University.

Skills and Qualifications. Mr. Hartong’s qualifications for election to our Board include his financial expertise, in particular his having served as president and chief executive officer of then-publicly traded Lincoln Snacks for six years. Mr. Hartong currently serves as the chairman and chief executive officer of Brynwood Partners, and also serves as the non-executive chairman to a significant number of its private portfolio companies. From his experience guiding Lincoln Snacks and the portfolio companies of Brynwood Partners, Mr. Hartong has a wealth of experience in the consumer products industry. Mr. Hartong qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Rules.

Brian G. Kelly

Chairman of the Board of Activision Blizzard

Director since 1995

Age 53

Business Experience. Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995 and as the Co-Chairman of our Board from October 1998 until the October 2013 consummation of the transactions contemplated by the Vivendi Share Purchase Agreement (as defined herein). Mr. Kelly has served as the Chairman of our Board since the consummation of those transactions. Mr. Kelly holds a B.A. degree in accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Skills and Qualifications. Mr. Kelly’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization he possesses by virtue of his service as an executive of the Company from 1991 until the Vivendi Games Combination (as defined herein) and as a director for more than 20 years. During that time, he has demonstrated his superior leadership skills, his devotion to the Company and his commitment to helping to ensure our ongoing success.

Robert A. Kotick

President and Chief Executive Officer of Activision Blizzard

Director since 1991

Age 53

Business Experience. Mr. Kotick has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the Company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Vivendi Games Combination. Mr. Kotick is also a member of the board of directors of The Coca-Cola Company, a multinational beverage corporation, and the boards of trustees for The Center for Early Education and the Harvard-Westlake School. He is also vice chairman of the board and chairman of the committee of trustees of the Los Angeles County Museum of Art. In addition, Mr. Kotick is the founder and co-chairman of the Call of Duty Endowment, a nonprofit, public benefit corporation that seeks to help organizations that provide job placement and training services for veterans.

Skills and Qualifications. Mr. Kotick’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization, as well as the practical experience in a chief executive officer role, that he possesses by virtue of his 25 years of service to the Company, including as our President and Chief Executive Officer and, previously, as the Chairman of our Board. Mr. Kotick also brings to the Company his perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times.

Barry Meyer

Retired Chairman and CEO of Warner Brothers Entertainment

Director Since 2014

Age 72

Business Experience. Mr. Meyer has been a director of Activision Blizzard since January 2014. At the end of 2013, Mr. Meyer retired as the chairman of Warner Brothers Entertainment Inc., an American producer of film, television and music entertainment. He joined Warner Brothers as a director of business affairs in 1971 and held positions of increasing responsibility throughout his tenure there, eventually serving as Warner Brothers’ chief executive officer and chairman from October 1999 until March 2013 and as chairman through December 2013. Mr. Meyer co-founded the consulting firm North Ten Mile Associates, LLC following his retirement from Warner Brothers, and currently serves as the manager and co-chief executive officer of that firm. Mr. Meyer is a member of the board of councilors of the USC School of Cinematic Arts, a member of the Academy of Motion Picture Arts & Sciences, a member and former governor of the Academy of Television Arts & Sciences, and a member and former director of the Hollywood Radio and Television Society. He also serves on the boards of directors of the Federal Reserve Bank of San Francisco and of Human Rights Watch, on the advisory board of the Smithsonian National Museum of American History, and on the advisory committee on International Economic Policy of the U.S. Department of State. Mr. Meyer holds a B.A. degree in English from the University of Rochester and a J.D. degree from Case Western Reserve University School of Law.

Skills and Qualifications. Mr. Meyer’s qualifications for election to our Board include over 40 years of leadership and managerial experience in one of the largest entertainment production companies in the world, including serving as its chief executive officer. Mr. Meyer possesses in-depth knowledge of both the business and creative aspects of the entertainment industry, both from his years at Warner Brothers and the leadership positions he held in various cultural institutions dedicated to visual and cinematic arts. Mr. Meyer brings with him a wealth of experience in nearly every facet of the entertainment industry, as well as a deep understanding of the unique challenges faced by large, multinational public companies.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     17

Back to Contents

Robert J. Morgado

Retired Chairman and CEO of Warner Music Group

Director Since 1997

Age 73

Business Experience. Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995. Mr. Morgado serves on the board of directors of the Maui Arts & Cultural Center. He is also a member of the board of managers of Nest Top, the controlling shareholder of Nest Family and Nest Learning Systems, a children’s entertainment company, and Kaanapali Kai, a real estate investment company, where he serves as its chairman. Mr. Morgado holds a B.A. degree in history and philosophy from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

Skills and Qualifications. Mr. Morgado’s qualifications for election to our Board include his extensive experience as a chief executive officer and a director at a variety of media and entertainment companies and his perspective as the founder and chairman of a media entertainment investment company. Mr. Morgado qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Rules.

Peter Nolan

Senior Advisor to Leonard Green & Partners

Director Since 2013

Age 57

Business Experience. Mr. Nolan has been a director of Activision Blizzard since October 2013. Mr. Nolan is a senior advisor to Leonard Green & Partners, L.P., a private equity firm and one of the limited partners of ASAC (as defined herein), and was previously the managing partner of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan served as a managing director and the co-head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a first vice president in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a vice president at Prudential Securities, Inc. from 1982 to 1986. Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company. Mr. Nolan currently serves on the boards of directors of AerSale Holdings, Inc., Motorsport Aftermarket Group and The Palms Hotel and Casino, all of which are companies in which Leonard Green & Partners has an ownership interest. Mr. Nolan also served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the consummation of the Vivendi Games Combination. Mr. Nolan holds a B.S. degree in agricultural economics and finance and an M.B.A. degree, both from Cornell University.

Skills and Qualifications. Mr. Nolan’s qualifications for election to our Board include his extensive experience in corporate finance and investment banking, including leadership roles at large international corporations with worldwide operations. His extensive and wide-ranging experience is demonstrated by his current directorships in five other companies operating in various industries. Mr. Nolan also brings with him a depth of institutional knowledge about the Company from his service on our Board from 2003 to 2008.

Casey Wasserman

Chairman and Chief Executive Officer of Wasserman

Director Since 2015

Age 41

Business Experience. Mr. Wasserman has been a director of Activision Blizzard since July 2015. Mr. Wasserman is the chairman and chief executive officer of Wasserman, a sports, entertainment and lifestyle marketing and management agency that he founded in 2002. In 2014, Los Angeles Mayor Eric Garcetti appointed Mr. Wasserman as chairman of LA2024, heading the city’s efforts to host the 2024 Olympic and Paralympic Games. Mr. Wasserman also serves as the president and chief executive officer of the Wasserman Foundation, as a trustee of the Los Angeles County Museum of Art and as a member of the executive committee for the UCLA Centennial Campaign. He also serves on the board of Vox Media, a digital media company. Mr. Wasserman holds a B.A. degree in political science from the University of California at Los Angeles.

Skills and Qualifications. Mr. Wasserman’s qualifications for election to our Board include his extensive management expertise in entertainment, sports and lifestyle marketing gained from his work as chairman and chief executive officer of Wasserman, which represents brands, properties and talent on a global basis.

Elaine Wynn

Co-founder of Wynn Resorts

Director Since 2013

Age 73

Business Experience. Ms. Wynn has been a director of Activision Blizzard since October 2013. Ms. Wynn is a co-founder of Wynn Resorts, a developer and operator of high-end hotels and casinos, and served as a director of the company from its inception in 2002 to May 2015. Prior to that, Ms. Wynn served in a similar capacity as a director of Mirage Resorts from 1976 to 2000. Ms. Wynn is the founding chairman of Communities in Schools of Nevada and the chairman of the national board of Communities in Schools. In addition, Ms. Wynn is president of the Nevada State Board of Education. She is also co-chairman of the board of trustees of the Los Angeles County Museum of Art, a member of the board of trustees of the Kennedy Center for the Performing Arts and a member of the board of governors of the Basketball Hall of Fame. Ms. Wynn holds a B.A. in political science from George Washington University.

Skills and Qualifications. Ms. Wynn’s qualifications for election to our Board include her extensive experience in the entertainment field, stemming from her lengthy service as a director of one of the top resort and casino companies in the world. Ms. Wynn also possesses strong leadership skills, illustrated by her numerous chairmanships in state and national-level organizations dedicated to educational reform, where she has received numerous accolades for her service. Ms. Wynn’s strong and practical leadership experience, as well as her in-depth knowledge about the operation of a large, international public company, demonstrates her aptitude for serving as director of the Company.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     18

Back to Contents

Required Vote and Board Recommendation

In accordance with our Bylaws, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the number of shares voted “against” that nominee that are present and not voted or that abstain from voting). For more information, see “Procedural Matters—How can I cast my vote with respect to each proposal and how many votes are required to approve each proposal” above and “Corporate Governance Matters—Board of Directors and Committees—Offer of Resignation in Connection with Failure to Receive More ‘For’ than ‘Against’ Votes” below.

Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board, may direct the voting of the shares held by ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (“ASAC”), and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares that, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 19.9% of our issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below. As of the record date for the Annual Meeting, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.2% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR the election of each of the director nominees.

Your Board unanimously recommends that you vote FOR the election of each nominee for director.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     19

Back to Contents

CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, risks and opportunities facing the Company so that our Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing the specific elements of our corporate governance framework and making changes to them when our Board deems them to be in the best interests of the Company and its stakeholders.

Board of Directors and Committees

Identification of Candidates for Election to our Board

Nominating and Corporate Governance Committee Process

Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, copies of both of which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, the Nominating and Corporate Governance Committee identifies and evaluates potential candidates to serve as members of our Board. The committee may consider candidates suggested by its members, other directors, senior management or stockholders and may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

The Nominating and Corporate Governance Committee will consider nominating persons who are submitted by stockholders, subject to the limitations described immediately below.

Stockholder Recommendation of Director Candidates

Our stockholders may recommend persons who qualify as independent under the NASDAQ Rules to serve as directors. In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such shareholder recommendation that is submitted to us in writing and includes the following information:

•

the name, address, phone number and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of such ownership;

•

the name of the director candidate, the candidate’s address, phone number and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate’s consent to be named a director, if nominated, and to serve as a director, if elected; and

•

a description of any agreements, arrangements, understandings or relationships between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

In addition, stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under “Director Nominations and Other Stockholder Proposals for 2017 Annual Meeting; Communicating with our Board” below.

Experience, Skills and Other Characteristics of Our Director Candidates

In accordance with our Corporate Governance Principles and Policies, all director nominees, whether or not they are incumbent directors, should have the appropriate experience, skills and other characteristics essential to serving as an effective Board member, assessed in the context of the perceived needs of our Board at the time, including:

Experience and Skills
Accounting/finance	Corporate governance
Entertainment industry background	Legal and regulatory knowledge
Strategic planning	International operations

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee, in its selection of director candidates, considers the following attributes, among others: experience; knowledge; skills; expertise; personal and professional integrity; character; business judgment; time availability in light of other commitments; dedication; and independence. The committee evaluates each director nominee’s experience, skills and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     20

Back to Contents

needs. In doing so, it considers whether the nominee has experience or skills in the areas of entertainment, international operations, strategic planning, corporate governance, accounting and finance, law or other areas that are relevant to the Company’s activities and our Board’s effectiveness. Although the Company’s nominating procedures and policies do not prescribe specific standards for diversity, the committee also takes diversity into account, seeking to ensure a representation of diverse perspectives and experience.

Additionally, in accordance with its charter, the Nominating and Corporate Governance Committee annually oversees evaluations of our Board, our Board’s committees and individual directors that assess the experience, skills, qualifications, diversity and contributions of each individual director, as well as the performance of each standing committee of our Board and our Board as a whole.

Independence Determinations

In making its determination regarding director independence, our Board reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the NASDAQ Rules, including current and prior relationships that each director or any of his or her family members has with the Company, our executive management and our independent accounting firm. To assist our Board in making these determinations, each director is required to complete a questionnaire on an annual basis.

Based on the information provided by each director concerning his or her background, employment and affiliations, our Board affirmatively determined that each of Messrs. Corti, Hartong, Meyer, Morgado, Nolan and Wasserman and Ms. Wynn is an independent director within the meaning of the NASDAQ Rules. Our Board also made this affirmative determination with respect to Richard Sarnoff, who resigned from our Board on July 1, 2015. Accordingly, our Board believes there are no such relationships or activities between the Company and any of these directors that require further review by our Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors has a direct or indirect material relationship with the Company.

Board Leadership Structure

Our Board is led by the chairman of our Board, and that person does not also serve as our chief executive officer. Our Board feels that the division between the two roles is appropriate because our chief executive officer is responsible for the day-to-day management of the Company, while the responsibility of our Board is to oversee the chief executive officer’s performance of his or her function. Having different individuals serve as the chairman and the chief executive officer allows the chief executive officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our chief executive officer to serve as chairman, the independent directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead independent director.

Other Directorates

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company, and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation in Connection with Failure to Receive More “For” than “Against” Votes

Pursuant to our Bylaws, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” that nominee exceeds the number of shares voted “against” that nominee that are present and not voted or that abstain from voting). If a nominee who currently serves as a director is not re-elected, Delaware law and our Bylaws provide that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation or removal). Pursuant to our Corporate Governance Principles and Policies, if a director fails to receive the required number of votes for re-election, he or she must offer to resign from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee, without, in either case, the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate, by considering any factors it deems relevant (e.g., the underlying reasons for the “against” votes, the length of service and qualifications of the director, that director’s contributions to our Company and the skills and characteristics of that director) and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     21

Back to Contents

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if an independent director retires, changes employment or otherwise has a significant change in his or her professional role or responsibilities that may reasonably be seen to affect his or her ability to serve, he or she must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he or she has an agreement with us to the contrary, if a director who is employed by us retires, resigns or otherwise has a significant change in his or her professional role or responsibilities, he or she must offer his or her resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee, without, in either case, the participation of the director offering his or her resignation will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     22

Back to Contents

Board Meetings

In accordance with our Corporate Governance Principles and Policies, our Board generally meets at least quarterly, as well as in conjunction with the annual meeting of our stockholders. Our Board met 11 times during 2015, including at least once per quarter and in conjunction with the 2015 annual meeting of our stockholders. Each person who served on our Board during 2015 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he or she was a director and (2) the total number of meetings held by each committee on which he or she served during the period in which he or she so served during the year.

Our Corporate Governance Principles and Policies also require that the independent directors meet in executive session outside of the presence of management at least two times per year. Three such executive sessions took place during 2015.

In accordance with our Corporate Governance Principles and Policies, all directors are expected to attend annual meetings of our stockholders. In 2015, six of the eight persons serving as directors at the time attended the annual meeting.

Annual Board Self-Evaluation

The Nominating and Corporate Governance Committee annually evaluates our Board’s overall performance, the overall performance of each of our Board’s standing committees and the performance of each individual director.

Director Orientation and Continuing Education

•

Board Orientation. New directors are provided with a comprehensive director orientation manual upon joining our Board that provides them with important information about the Company, our Board and the general roles and responsibilities of directors of publicly traded companies. Each new director is also invited to attend an “onboarding day”, during which he or she meets with our executives and other key members of our senior management.

•

Continuing Education. We recognize the benefit of continuing education for our directors. In addition to the education routinely provided to our directors by our executives and other key members of our senior management at meetings of our Board and its committees on topics impacting the Company, including emerging risks, industry trends, technological developments, economic forecasts and competitive challenges, we may engage third parties to provide in-boardroom education. To supplement the education we provide, we encourage our directors to attend external programs and provide financial and administrate support to the directors in connection therewith.

Board Committees

Our Board has three standing committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—each of which operates under a written charter approved by our Board. Further, from time to time, our Board forms special or ad hoc committees to which our Board delegates authority to administer certain of its duties.

The following table shows the current membership of our Board’s standing committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert J. Corti
Brian G. Kelly
Hendrik Hartong III
Robert A. Kotick
Barry Meyer
Robert J. Morgado
Peter Nolan
Casey Wasserman
Elaine Wynn
Chairperson

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     23

Back to Contents

Audit Committee

Our Audit Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

•

all Audit Committee members must be determined by our Board to be independent directors under the NASDAQ Rules and the rules of the SEC and otherwise satisfy the NASDAQ Rules and the rules of the SEC with respect to audit committee membership;

•

no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

•

all Audit Committee members must understand fundamental financial statements;

•

at least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC; and

•

no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, the NASDAQ Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth in those rules.

The current members of the Audit Committee are Messrs. Corti, Hartong and Morgado. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the NASDAQ Rules and the rules of the SEC and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that each Audit Committee member is an “audit committee financial expert” as defined in the applicable rules of the SEC and that each is “financially sophisticated” within the meaning of the NASDAQ Rules.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries, the audits of our financial statements and our internal controls over financial reporting. The Audit Committee’s responsibilities include:

•

selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence;

•

overseeing our annual audit and quarterly reviews;

•

overseeing our financial reporting process and internal controls, including:

–

reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K; and

–

discussing with our management the Company’s process for assessing and managing our exposure to risk;

•

overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•

overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions (see “Certain Relationships and Related Transactions—Policies and Procedures—Review, Approval or Ratification of Transactions with Related Persons”).

Our independent registered public accounting firm reports directly to the Audit Committee.

Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail. The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

In accordance with our Corporate Governance Principles and Policies and the Audit Committee’s charter, the Audit Committee must meet at least quarterly. The Audit Committee met six times during 2015, including at least once each quarter.

Compensation Committee

Our Compensation Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

Membership and Responsibilities

With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least two members, both of whom must be:

•

“non-employee directors” as defined in Rule 16b-3 under the Exchange Act;

•

“outside directors” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”); and

•

determined by our Board to be independent directors under the NASDAQ Rules, including the requirements with respect to compensation committee composition.

The current members of the Compensation Committee are Messrs. Morgado and Wasserman and Ms. Wynn. Based upon information provided by each director concerning his or her

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     24

Back to Contents

background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m), a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under the NASDAQ Rules. Our Board has also determined that none of the members of the Compensation Committee has a relationship to the Company that is material to such director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

The Compensation Committee discharges our Board’s responsibilities relating to compensation paid to our directors and executive officers and oversight of compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers—Roles of the Key Participants in the Executive Compensation Decision-Making Process” and “—Compensation Risk Management” below for a description of such responsibilities. The Compensation Committee is also responsible for:

•

reviewing and discussing compensation-related disclosure with our management, including in our proxy statement and Annual Report on Form 10-K; and

•

overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans.

As further described in “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Compensation for Executive Officers—Roles of the Key Participants in the Executive Compensation Decision-Making Process”, the Compensation Committee consults with our management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in approving our compensation of executive officers.

In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least four times annually. The Compensation Committee met eight times during 2015.

Engagement of Compensation Consultants

The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executive officers and other employees. Since October 2013, the Compensation Committee has engaged Exequity LLP (“Exequity”). In accordance with its charter and the NASDAQ Rules, in connection with the engagement of any compensation consultant, the committee assesses whether any potential conflicts of interest existed with the compensation consultant, using the following factors: other services, if any, the compensation consultant provided to us; the significance of the fees paid by us as a percentage of the compensation consultant’s total revenues; the compensation consultant’s policies and procedures designed to prevent conflicts of interest; any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and the members of our Compensation Committee; ownership of any Company stock by the compensation consultant professionals engaged to advise the Company; and any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and our executive officers. Based on the evaluation of these factors, including information received from the compensation consultant addressing these factors, the committee concluded that Exequity’s service to the committee did not raise any conflicts of interest.

For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm.

The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least two directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Meyer, Morgado and Nolan. Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the NASDAQ Rules.

The Nominating and Corporate Governance Committee’s responsibilities include:

•

assisting in identifying and recruiting director nominees;

•

periodically evaluating the size of our Board and recommending to our Board any appropriate increase or decrease;

•

making recommendations to our Board regarding the size and composition of each standing committee of our Board;

•

overseeing the evaluation of our Board and its committees;

•

overseeing our corporate governance affairs; and

•

determining the appropriate engagement with shareholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee).

In accordance with our Corporate Governance Principles and Policies, our Nominating and Corporate Governance Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and for consideration at, any meeting of our stockholders (which, in the case of stockholder proposals relating to the compensation of our directors or employees, will be done in conjunction with the Compensation Committee).

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

In accordance with our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met six times during 2015.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     25

Back to Contents

Our Board’s Role in Risk Oversight

It is the responsibility of our senior management to develop and implement the Company’s financial, operating and strategic plans, and identify, evaluate, manage and mitigate the risks inherent in those plans. It is our Board’s responsibility to understand and oversee those plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. Our Board and its standing committees exercise this risk oversight function in a variety of ways, including:

Board of Directors	Annually reviewing the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks and strategies used to mitigate such risks
	Annually reviewing succession plans for our senior-most officers
	Communicating regularly with our management about risk oversight
	Delegating certain risk management oversight functions to its standing committees, each of which regularly reports to our Board
Audit Committee	Playing a key role in overseeing risk mitigation on behalf of our Board
	Overseeing compliance with legal and regulatory requirements and the overall risk management process
	Regularly receiving reports from senior management with respect to potential areas of significant risk and our internal controls and mitigation plans with respect to those risks
	Meeting privately on a regular basis with our chief audit executive and representatives of our independent auditor
	Receiving regular guidance and feedback from representatives of the Company's independent auditor
	Having full access to management and the ability to engage independent advisors
Compensation Committee	Overseeing the mitigation of risk that may be created by our compensation programs
	Annually reviewing our incentive plans to ensure that they do not encourage excessive risk-taking
	Having full access to management and the ability to engage independent advisors
Nominating and Corporate Governance Committee	Overseeing the mitigation of risks associated with overall governance and succession planning
	Having full access to management and the ability to engage independent advisors

Compensation Risk Management

The Compensation Committee, together with legal counsel and members of our human resources team, reviews the Company’s incentive compensation plans annually to determine if they encourage employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. During 2015, and again in 2016, this review consisted of an analysis of each of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, payment timing and governance (including the applicable approval process).

The incentive compensation plans in which our employees are eligible to participate are designed to encourage achievement of high levels of performance against challenging targets that are tied to achievement of the overall corporate strategy, while mitigating potential risks. The following factors help mitigate risk:

•

performance measures are designed to focus executive performance on long-term stockholder value creation and do not encourage taking short-term risks at the expense of long-term results, balancing between financial, operational and qualitative targets and short-and long-term time horizons for achievement;

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     26

Back to Contents

•

although bonuses to our executives and our corporate employees under our Corporate Annual Incentive Plan (the “CAIP”) are based on the achievement of annual target goals: (1) they represent just one element of our employees’ total compensation; (2) the Compensation Committee approves the financial objectives and individual goals used to measure our executive officers’ performance; (3) payments in respect of financial performance measures are capped at 150% to 200% of target, depending on the specific metric, and payments in respect of individual performance measures are capped at 120% of target; and (4) the Compensation Committee has discretion under the plan to reduce or eliminate payments based on individual performance;

•

although bonuses to our sales employees are based on the achievement of targets relating to the sales of our games: (1) they represent just one element of our employees’ total compensation; (2) payments in respect of financial performance measures are capped at 125% to 200% of target, depending on the specific metric, and payments in respect of individual performance measures are capped at 120% of target; and (3) the Company has discretion under each plan to reduce or eliminate payments;

•

although bonuses to employees of our development studios are based on the achievement of targets relating to performance of the games being developed: (1) they represent just one element of our employees’ total compensation; (2) aggregate payments in respect of each title are subject to certain caps; and (3) the Company has discretion under each plan to reduce or eliminate payments;

•

equity awards, which represent a meaningful portion of the compensation paid to our executives, are subject to a multi-year vesting schedule, and any vesting in respect of underlying performance measures is capped at 100%, 125% or 200% of target;

•

our stockholder-approved incentive plan limits the size and/or value of the short- and long-term incentive awards any individual may receive for any given fiscal year;

•

our Compensation Committee annually reviews and approves the equity award guidelines for all eligible employees of the Company; and

•

incentive awards generally require at least two levels of approval (including, in the case of any award to one of our executive officers, Compensation Committee approval and, for any executive other than the chief executive officer, the CEO’s approval) and all equity-based awards to any employee require Compensation Committee approval in addition to any management-level approval.

We also have a number of governance policies in place that may also mitigate compensation-related risk, including:

•

our “clawback policy”, pursuant to which performance-based compensation may be recovered in the event of an earnings restatement if the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments;

•

provisions in our equity award agreements pursuant to which, should an executive officer breach his or her employment agreement with the Company, including his or her post-termination obligations, realized gain in respect of his or her awards may be recovered;

•

stock ownership guidelines for our executive officers, which require each executive to obtain and maintain equity ownership with a value equal to a specified multiple of his or her base salary (which guidelines are expected to be satisfied within five years of the policy’s 2012 adoption or, if later, the executive officer’s election);

•

our insider trading policies, which prohibit “shorting” our securities, engaging in “puts”, “calls” or other hedging transactions involving our securities or using margin accounts with our securities; and

•

our Code of Conduct, compliance with which must be certified by every employee on an annual basis.

Political Activities

Pursuant to our Code of Conduct, Company resources may not be used for employees’ personal political activities, and lobbying activities are permitted only in compliance with applicable law and by individuals designated to represent the Company in such capacity. Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

Code of Conduct

We have a code of ethics, our Code of Conduct, which applies to all of our directors and officers, including our chairman, chief executive officer, chief financial officer and chief accounting officer. We also have a chief compliance officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our chairman, chief executive officer, chief financial officer or chief accounting officer, and any other related information, on that website.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm, you can also find many of our other corporate governance documents. Please see “Helpful Resources” below for more information.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     27

Back to Contents

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under “Proposal 1—Election of Directors” above.

Dennis Durkin

Chief Financial Officer of Activision Blizzard

Age 45

Dennis Durkin became our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Durkin held a number of positions of increasing responsibility at Microsoft Corporation, a computing hardware and software manufacturer, most recently serving as the corporate vice president and chief operating and financial officer of Microsoft Corporation’s interactive entertainment business, which included the Xbox console business. Prior to joining Microsoft Corporation’s interactive entertainment business in 2006, Mr. Durkin worked on Microsoft Corporation’s corporate development and strategy team, including two years where he was based in London, England, driving pan-European activity. Before joining Microsoft Corporation, Mr. Durkin was a financial analyst at Alex. Brown and Company. Mr. Durkin holds a B.A. degree in government from Dartmouth College and an M.B.A. degree from Harvard University.

Eric Hirshberg

Chief Executive Officer of Activision Publishing, Inc.

Age 47

Eric Hirshberg became the Chief Executive Officer of Activision Publishing, a subsidiary of Activision Blizzard and one of our principal operating units, in September 2010. Prior to joining us, Mr. Hirshberg served in positions of increasing responsibility with Deutsch LA, a marketing and advertising agency, most recently serving as its co-chief executive officer and its chief creative officer. Prior to working at Deutsch LA, Mr. Hirshberg worked at Fattal & Collins, a marketing and advertising agency. Mr. Hirshberg holds a B.F.A. degree from the University of California at Los Angeles.

Michael Morhaime

President and Chief Executive Officer of Blizzard Entertainment, Inc.

Age 48

Michael Morhaime became Chief Executive Officer of Blizzard Entertainment, Inc. (“Blizzard Entertainment”) and an executive officer of Activision Blizzard in July 2008 in connection with the Vivendi Games Combination. In February 1991, Mr. Morhaime co-founded Blizzard Entertainment, now a subsidiary and one of our principal operating units, and transitioned to the role of Blizzard Entertainment’s President in April 1998. Mr. Morhaime served on the executive committee of Vivendi Games, Inc. (“Vivendi Games”) from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Vivendi Games Combination, when Blizzard Entertainment became a subsidiary of the Company. Mr. Morhaime holds a B.S. degree in electrical engineering from the University of California at Los Angeles.

Thomas Tippl

Chief Operating Officer of Activision Blizzard

Age 49

Thomas Tippl became our Chief Operating Officer in March 2010. Prior to that, he served as our Chief Corporate Officer from March 2009 until March 2010. In addition, Mr. Tippl served as our Chief Financial Officer from July 2008 until February 2012. Mr. Tippl joined the Company as the Chief Financial Officer of Activision Publishing in October 2005. Prior to joining the Company, Mr. Tippl served as the head of investor relations and shareholder services at The Procter & Gamble Company, a manufacturer of consumer goods products, from 2004 to 2005. Mr. Tippl also served as the finance director of Procter & Gamble’s Baby Care, Europe division, and as a member of the board of directors of the joint venture between Procter & Gamble and Fater in Italy from 2001 to 2003. Mr. Tippl co-founded Procter & Gamble’s Equity Venture Fund in 1999 and also served as the associate director of acquisitions and divestitures for Procter & Gamble from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for Procter & Gamble in Europe, China and Japan. Mr. Tippl holds a master’s degree in economics and social sciences from the Vienna University of Economics and Business Administration.

Chris B. Walther

Chief Legal Officer of Activision Blizzard

Age 49

Chris B. Walther became our Chief Legal Officer in November 2009 and served as our Secretary from February 2010 until February 2011. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as the general counsel for Central and Eastern Europe, Middle East and Africa, general counsel for Northeast Asia and, most recently, as general counsel for Western Europe. Mr. Walther also led Procter & Gamble’s corporate and securities and mergers and acquisitions practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Since 2012, Mr. Walther has served on the board of directors of the Alliance for Children’s Rights. Mr. Walther has also served as our representative on the board of directors of the Entertainment Software Association since 2013. Mr. Walther holds a B.A. degree in history and Spanish from Centre College and a J.D. degree from the University of Kentucky College of Law.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     28

Back to Contents

Riccardo Zacconi

Chief Executive Officer of King Digital Entertainment Limited

Age 48

Riccardo Zacconi serves as the Chief Executive Officer of King Digital Entertainment Limited (“King”) and became an executive officer of Activision Blizzard in February 2016 in connection with our acquisition of King. In March 2003, Mr. Zacconi co-founded King, now a subsidiary and one of our principal operating units, and has served as its chief executive officer since its founding. Prior to founding King, Mr. Zacconi served as vice president of European sales and marketing at uDate.com, an online dating service, from 2002 until that company’s acquisition later that year. From 2001 to 2002, Mr. Zacconi served as entrepreneur in residence at Benchmark Capital Partners, a venture capital firm. Prior to joining Benchmark Capital, he was managing director for Spray Network, an online messaging portal based in Hamburg, Germany, from 1999 until its sale in 2000. Prior to 1999, Mr. Zacconi served in various investment and consulting positions of increasing responsibility with The Boston Consulting Group and LEK Consulting, both of which are management consulting firms. Mr. Zacconi holds a B.A. degree in economics from LUISS University, in Italy.

None of our executive officers are related to any other of our executive officers or our directors, and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer’s employment agreement.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     29

Back to Contents

EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (collectively, our “named executive officers” or “NEOs”) in all capacities to us and our subsidiaries during 2015.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

•

describing the business environment in which we operate and the resulting requirements for talent;

•

summarizing our compensation philosophy and objectives;

•

outlining our decision-making approach related to executive compensation; and

•

describing the elements and rationale behind our compensation programs and awards for 2015, as well as changes made for 2016.

This CD&A includes:

•

Overview (page 30);

•

Decision-Making Approach to Compensation for Executive Officers (page 36);

•

Elements of Our Executive Compensation Program for 2015 (page 38);

•

Stock Ownership Guidelines (page 47); and

•

Impact of Tax and Accounting Considerations (page 47).

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, as well as compensation-related actions taken during 2015 for our named executive officers. For 2015, our named executive officers are:

•

Robert A. Kotick, our President and Chief Executive Officer;

•

Dennis Durkin, our Chief Financial Officer;

•

Thomas Tippl, our Chief Operating Officer;

•

Eric Hirshberg, the Chief Executive Officer of Activision Publishing, one of our principal operating units; and

•

Michael Morhaime, the President and Chief Executive Officer of Blizzard Entertainment, another of our principal operating units.

Please see page 28 for biographical information with respect to our officers.

2015 Financial Highlights

2015 was another successful year for the Company. We achieved strong results and introduced new franchises with outstanding gameplay, expanded on exciting new business models and continued investing in some of the world’s most important entertainment franchises. During 2015:

•

we generated GAAP net revenues of $4.7 billion and non-GAAP net revenues of $4.6 billion(1);

•

our non-GAAP net revenues from digital online channels(2) accounted for a record 57% of our total non-GAAP net revenues, growing over 20% year-over-year;

•

our 2015 GAAP operating margin was 28% and our non-GAAP operating margin was 32%;

•

we delivered GAAP and non-GAAP diluted earnings per share of $1.19 and $1.32, respectively;

•

we generated GAAP operating cash flow of almost $1.2 billion; and

•

we delivered total shareholder return (“TSR”) (through stock price appreciation and dividend payments) of over 93%.

(1)

For information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see Appendix A attached to this proxy statement.

(2)

Non-GAAP net revenues from digital online channels represents revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions and products.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     30

Back to Contents

2015 Operational Highlights

Our financial performance was driven by our operational execution during 2015. During 2015:(1)

•

people played our games for over 14 billion hours, up 16% year-over-year;

•

Activision Publishing’s Call of Duty: Black Ops III was the #1 top-selling console game globally for the calendar year, and Call of Duty was the #1 franchise in North America for the seventh year in a row;

•

Activision Publishing’s Destiny achieved record digital attach rates with 2015’s The Taken King expansion, with over 25 million registered users having spent nearly 3 billion hours playing the game;

•

Blizzard Entertainment’s World of Warcraft remained the #1 subscription-based massively multiplayer online role-playing game (i.e., MMORPG) in the world;

•

Blizzard Entertainment’s Legacy of the Void, the standalone third chapter of StarCraft II, sold through over one million copies in the first 24 hours of launch and has received multiple “strategy game of the year” awards;

•

over nine million people registered to participate in open beta testing of Blizzard Entertainment’s Overwatch, a team-based shooter to be released on PC and consoles in 2016; and

•

Blizzard Entertainment’s Hearthstone: Heroes of Warcraft, a free-to-play digital strategy card game, had more than 40 million registered players and ended 2015 with record engagement in multiple categories.

(1)

According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, as the case may be.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     31

Back to Contents

Three-Year Financial Performance Metrics

Our Compensation Committee believes that a significant portion of our executive compensation should be tied to performance. We have used measures we believe are robust indicators of our overall performance, including profitability and cash flow. The tables below demonstrate our performance over the past three years.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     32

Back to Contents

Aligning Pay with Performance

A portion of the potential annual compensation of each of our executive officers is the payment, if any, he may receive under the CAIP. That compensation, in turn, is contingent upon the executive achieving the financial and individual strategic targets set for him at the beginning of the relevant year. The following tables illustrate the relationship between the Company’s 2015 performance, as measured by three of our key financial metrics, and the 2015 CAIP payments awarded to our executive officers, as compared to the range of potential payments:

The graphic regarding actual payout ranges under the CAIP for 2015 also highlights the fact that, while the financial targets underlying the payment to each named executive officer were met or exceeded in each case, not every executive officer achieved all of his individual targets. Please see “—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2015 Incentive Opportunities under the CAIP” below for more information.

Our Compensation Program Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

•

Performance-Based Vesting of Equity Awards—We generally include performance-based vesting conditions for a significant portion of the equity awards made to our senior officers;

•

Multi-Year Vesting of Equity Awards—We make equity awards to our executive officers that vest over multiple years, which encourages a focus on long-term stockholder value creation;

•

No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid if a minimum financial objective is not achieved;

•

Balanced Objectives Underlying Incentive Bonus—The CAIP opportunities for our executive officers include both financial and specific and measurable strategic objectives;

•

Two-Tier Approval for Incentive Awards—We generally require at least two levels of approval for incentive awards (i.e., management and our Compensation Committee);

•

Stock Ownership Guidelines—We have meaningful stock ownership guidelines for our executive officers; please see “—Stock Ownership Guidelines”;

•

Formal Risk Management Programs—We maintain strong internal controls, governance and review structures, as well as formal risk-management programs;

•

No Hedging of Company Stock—We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock or establishing or using a margin account with a broker-dealer to trade our securities;

•

Clawback Policy on Variable Pay—In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to executives;

•

No Stock Option Repricing—The Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”) prohibits the repricing of “underwater” equity awards;

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     33

Back to Contents

•

Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent executive compensation consultant that has no other relationship with the Company or its management and about whom additional information can be found, along with information regarding the Compensation Committee’s engagement of advisors, generally, under “Corporate Governance Matters—Board of Directors and Committees—Board Committees—Compensation Committee—Engagement of Compensation Consultants” above; and

•

Peer Group Review—The Compensation Committee monitors our peer group to ensure it continues to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent; please see “—Decision-Making Approach to Compensation for Executive Officers—Compensation Surveys and Peer Company Data Referenced” below for more information about our executive peer group.

Actions in Response to Our Recent Shareholder Advisory Votes on Executive Compensation

Approximately 65% of the votes cast at the 2015 annual meeting of our stockholders were voted to approve our advisory, non-binding “say-on-pay” proposal. Considering these results, and after engaging with key stakeholders, the Compensation Committee performed a thorough review of our compensation practices. Although the Compensation Committee concluded that our general compensation philosophy remains appropriate, the Compensation Committee did identify specific areas for adjustment based on stockholder feedback, the most significant of which are described below. The Compensation Committee also reemphasized our core philosophy of tying pay to performance, so that the compensation our officers ultimately realize is largely contingent upon achieving the goals we establish for them.

As noted, in response to past “say-on-pay” results, members of our management conducted a stockholder outreach effort aimed at soliciting feedback from a number of our largest stockholders. A summary of the feedback received was presented to the Compensation Committee, and the items raised in that feedback have been discussed regularly by the Compensation Committee.

While our use of multi-year employment agreements with our executive officers generally prevents us from making immediate changes to our executive compensation program, the Compensation Committee has incorporated the stockholder feedback into its decision-making process. Since the 2014 annual meeting of our stockholders:

•

no time-based vesting restricted share units have been awarded to any named executive officer (with the exception of Mr. Morhaime, as his employment agreement, which was last amended in 2010, provides that we will grant him a specified number of time-based restricted share units each year); and

•

no time- or performance-based equity awards with the right to dividend equivalents have been awarded to any named executive officer.

The Compensation Committee takes the feedback received from stockholders seriously and will continue to incorporate such feedback into its decision-making process.

Highly Competitive Business Environment and Associated Talent Requirements

We operate in the interactive entertainment industry, which sits at the convergence of the gaming, entertainment and leisure, technology and consumer packaged goods sectors. Our industry is intensely competitive and constantly evolving. It features a number of unique characteristics, including:

•

a dependence on a relatively small number of titles for a disproportionate level of revenues and profits;

•

rising costs of development, partially due to increasingly complex technological requirements;

•

an increasing importance on building and growing key franchises with sustained game quality; and

•

a global consumer base that expects entertainment content delivered through an increasingly varied range of channels, including digital distribution.

We believe that, in order to succeed in this fast-changing business environment, we require executive talent with very specialized qualifications, including the following:

•

significant global experience managing complex brands and franchises;

•

in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

•

aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including those that are larger and more mature (e.g., gaming, entertainment and leisure, technology and consumer packaged goods companies).

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     34

Back to Contents

Compensation Philosophy and Objectives

To respond to these requirements for top executive talent, the Compensation Committee has established the following philosophy and objectives for the compensation of our executive officers:

What We Do

Align Compensation with Stockholder Interests—A substantial portion of the compensation opportunity should be variable, stock-based, and linked to performance metrics that are intended to increase stockholder value, so that executive compensation is aligned with the interests of stockholders.

Focus on Pay for Performance—Annual and long-term incentive awards should be linked to the Company’s financial performance, incentivizing executives to drive corporate performance.

Create Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy—Performance goals, both short- and long-term, should be clearly defined to provide clear alignment between our business strategy, financial results and incentive payments.

Offer Competitive Total Compensation—Compensation should reflect the competitive talent market from which we recruit. “Total direct compensation” (the sum of salary, target bonuses and the annualized value of equity awards) should be targeted to attract, retain and motivate the highest caliber talent, as well as to reward outstanding performance.

Use an Independent Compensation Consultant—Our Compensation Committee should receive advice and analysis regarding executive compensation from a consultant that is independent and performs no other work for the Company.

Strive to Preserve the Tax Deductibility of Compensation—We should generally strive to preserve the tax deductibility of the compensation paid to our executives.
Use Employment Agreements to Attract and Retain Key Executive Talent—Employment agreements should be used to attract and retain executive talent.

Use “Upfront” Equity Awards—Use “upfront” equity awards in connection with an executive’s hire and with any promotion or other change in his role or responsibilities or the extension of his term of employment.

What We Don’t Do
Frequently Replace Our Management Team—Entering into employment agreements with each of our executive officers encourages long-term and invested relationships between them and the Company.

Put Our Executives Before Our Stockholders—Executive compensation that is variably linked to the performance of the Company helps to align the goals and interests of executive officers and stockholders.

Incentivize Excessive Risk Taking—Performance goals linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.
Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

Why Do We Use Employment Agreements?

We believe that having multi-year employment agreements with our named executive officers is critical in enabling us to attract and retain talent in a highly competitive industry and, as such, we have entered into an employment agreement with each of them. These employment agreements specify base salary, any minimum annual salary increase, annual incentive targets and the terms and conditions of equity awards, and include provisions regarding the consequences of termination of employment and restrictive covenants, including non-competition and non-solicitation provisions. The terms of each of these agreements have been approved by the Compensation Committee, which utilized its judgment to determine the appropriate amount and form of compensation and other terms of employment necessary to recruit, retain and motivate the executive, based in part upon the negotiations with the executive. Please see “—Employment Agreements” below for further information about the agreements with our named executive officers.

Why Do We Use “Upfront” Equity Awards?

Each named executive officer receives “upfront” equity awards in connection with his hire and with any promotion or other change in role or responsibilities or the extension of his term of employment. These equity awards generally vest over the contract term, either upon attainment of specified performance objectives or ratably, providing the executive with a significant equity position up front, which we believe enhances retention. With the exception of Mr. Morhaime, whose employment agreement was last amended in 2010 and provides for annual awards of equity, consistent with the compensation to which he was entitled from Vivendi Games prior to the Vivendi Games Combination, our named executive officers have generally not received annual equity awards. Please see “—Employment Agreements” below for further information about these equity awards. Please see “Elements of Our Executive Compensation Program for 2015-Equity Awards-Use of Employment Agreements and Their Impact on Reported Compensation” and “—Employment Agreements” below for further information about these equity awards.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     35

Back to Contents

How Do We Determine the Size of Equity Awards?

In order to remain the leader in our industry, we must attract, retain and motivate the highest caliber of talent, as well as reward outstanding performance. Accordingly, in determining the estimated size of equity awards to any given executive, the Compensation Committee considers a number of reference points, including the executive’s then-current total direct compensation (i.e., the sum of salary, target bonuses and the annualized value of equity awards), the compensation paid to such executive’s peers within the Company and the compensation paid to executives in comparable positions at other companies within our peer group.

Decision-Making Approach to Compensation for Executive Officers

Roles of the Key Participants in the Executive Compensation Decision-Making Process

Decisions regarding compensation for our executive officers are at the sole discretion of our Compensation Committee. To help inform these decisions, the Compensation Committee regularly reviews materials, advice and analysis provided by our management and external compensation consultants in deciding on executive compensation matters, as described in more detail below.

Compensation Committee

•

Establishes our executive compensation philosophy.

•

Reviews and approves all compensation of our executive officers.

•

Has oversight of the Company’s long-term strategy for employee compensation.

•

Reviews and approves the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates his performance in light of those goals and objectives and determines his compensation based on that evaluation.

•

Selects and monitors the Company’s peer group.

•

Evaluates compensation-related information and recommendations provided by management and outside advisors.

•

Annually reviews the compensation payable to our Board.

•

Administers our equity incentive plans, including:

–

approving equity award guidelines;

–

approving all equity awards; and

–

monitoring our equity usage and resulting potential dilution.

•

Reviews and approves executive officer employment and severance agreements.

•

Evaluates broad industry trends and practices.

•

Engages, retains and, where appropriate, terminates its independent compensation consultants.

For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees—Compensation Committee” above.

Compensation Committee’s Independent Compensation Consultant

•

Reports directly to the Compensation Committee and regularly attends Compensation Committee meetings.

•

Consults with the members of the Compensation Committee outside of formal committee meetings and without the participation of management, when requested by the committee.

•

At the Compensation Committee’s direction, interacts with our management from time to time in order to obtain information it deems necessary to form its recommendations to the committee.

•

Provides the Compensation Committee advice on the appropriateness and market competitiveness of our executive and director compensation programs.

•

Presents third-party data and provides advice and expertise on director and executive compensation trends, pay programs and pay levels and other emerging “best practices” relating to such compensation.

•

Analyzes materials provided by management to the Compensation Committee to ensure that those materials are consistent with the Company’s stated philosophy with respect to director and executive compensation and reasonable vis-à-vis the Company’s peer group.

•

Assists the Compensation Committee with its determination as to who should be included in the Company’s peer group, and reviews current peer group members.

Since October 2013, the Compensation Committee has retained Exequity as its independent compensation consultant.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     36

Back to Contents

Executive Officers and Management

•

Our management assists the Compensation Committee in formulating the Company’s compensation programs and plans, including by, among other things:

–

supporting the development of the materials for each Compensation Committee meeting;

–

regularly advising the Compensation Committee with respect to our business strategies and operational goals and plans;

–

regularly making recommendations to the Compensation Committee on the Company’s compensation practices, including with respect to effective types of incentive rewards and the individual performance of our executives; and

–

monitoring the Company’s peer group and trends in the market.

•

Our chief executive officer reviews the performance of the Company’s executive officers and provides his recommendations to the Compensation Committee on our officers’ compensation.

•

No member of our management has a direct role in determining his or her own compensation. Further, decisions pertaining to the compensation of our chief executive officer are reviewed and discussed by the Compensation Committee in executive session, without the presence of the chief executive officer or any other member of our management.

During 2015, the Compensation Committee consulted with our named executive officers, as well as our former Chief Strategy and Talent Officer, Humam Sakhnini, our Chief Legal Officer, Mr. Walther, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown.

Factors Influencing Compensation Decisions

In general, the Compensation Committee evaluates a variety of factors when making compensation decisions for our executive officers, including:

•

the executive’s skill set, experience, historical performance and expected future contributions to the Company;

•

the potential effect of an executive’s departure if he or she were to leave the Company;

•

as a reference for internal pay equity, the level of total compensation for our other senior executives; and

•

to provide a market reference, compensation data from our peer group and published surveys.

Additionally, the terms on which any given executive officer is employed reflect the Compensation Committee’s independent judgment as to the amount and form of compensation necessary to recruit, retain and motivate that individual.

Total Direct Compensation Target

The Compensation Committee generally targets total direct compensation for our executive officers at between the 50th and 75th percentiles of executives in comparable positions at companies in our peer group and relevant survey data, believing that doing so best enables us to attract, retain and motivate the highest caliber talent, given the highly competitive market for executive talent in which we compete. This review is done both at the inception of an executive’s employment and on an annual basis. Other factors considered by the Compensation Committee include the executive’s then-current total direct compensation and performance by the executive.

Compensation Surveys and Peer Company Data Referenced

In reviewing the compensation of our executive officers, the Compensation Committee, with the support of its independent consultant and our management, annually consults third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar business-related factors in order to discern broader compensation trends in the market. During 2015, the surveys referenced included ones published by Croner and Radford.

In addition, the Compensation Committee utilized compensation data obtained from SEC filings made by companies among our peer group, discussed in more detail below, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from equity awards.

The surveys and peer group data help the Compensation Committee understand the sectors in and with which we compete for talent, including, without limitation, gaming, entertainment and leisure, technology and consumer products.

Benchmarking our executive compensation programs and policies against the unique interactive entertainment industry is challenging given the limited number of direct competitors for which there is publicly-available information regarding their executive compensation programs and policies. Additionally, we frequently compete for executive talent with other industries. Therefore, the Compensation Committee has selected a 17-company peer group from across the four industry segments it believes best represent our business model and potential executive talent pool:

•

Gaming—Our core business, the video and computer gaming industry is a niche market in which we directly compete for consumer market share and talent;

•

Entertainment and Leisure—Generally multinational in nature, the entertainment and leisure industry is one with which we compete for talent and increasingly compete for consumer market share through digital content delivery;

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     37

Back to Contents

•

Technology—Generally multinational in nature, the technology industry is one with which we compete for talent; and

•

Consumer Packaged Goods—Generally multinational in nature, the consumer packaged goods industry is one with which we compete for talent.

Our peer group represents a diversified yet targeted collection of companies that, like us, operate both in the United States and internationally. In general, our peer group consists of companies with similar levels of annual revenues, but it also includes companies whose revenue levels we have surpassed in recent years and companies we strive to surpass in the future. Our 2015 revenues of $4.7 billion approximated the 35th percentile among these peer group companies. Revenues, in billions, as reported by each such company for its most recently ended fiscal year are shown below:

Our management and Compensation Committee monitor our peer group as our business model and potential talent pool evolve to ensure the companies to which we reference continue to reflect an appropriate mix of the industry segments in which we compete, or may compete, for key talent.

While the peer group provides the Compensation Committee with an important frame of reference, the Compensation Committee, as it deems appropriate, considers the compensation practices of other companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

Elements of Our Executive Compensation Program for 2015

An overview of the primary elements of our executive compensation program and their purposes is presented below. Not all of these elements are applicable to all named executive officers. Our compensation philosophy, including our use of equity awards, has allowed us to recruit, retain and motivate the best talent in our industry, as evidenced by our performance. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and individual strategic targets.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     38

Back to Contents

Compensation Element	Purpose	Principal Actions for 2015
Salary	Compensate for day-to-day responsibilities.	NEO salaries increased 4.0% to 5.0% as a result of the annual review process.
Annual bonus (e.g., Corporate Annual Incentive Plan)*	Drive annual corporate and business unit financial results, as well as individual contributions toward strategic initiatives.

Financial metrics for NEOs included profitability and adjusted non-GAAP free cash flow measures.

NEOs received CAIP-related payouts ranging between 81% and 108% of target, as a result of financial and individual performance.

Equity awards (i.e., restricted share units, primarily with performance-based vesting criteria, and stock options)	Create alignment with stockholders, drive long-term stockholder value and promote employee retention.

None of our NEOs, with the exception of Mr. Morhaime, received an award as part of our annual equity award process. As previously noted, our executives generally receive “upfront” awards in connection with the entry into, or extension of, employment agreements. As such, Mr. Hirshberg received “upfront” awards during 2015 in connection with the extension of his employment agreement.

Health and welfare benefits; perquisites	Provide modest supplemental benefits to provide compensation and benefits that, in the aggregate, are competitive.	NEOs participated in generally the same benefits programs we make available to all of our employees and received limited perquisites.
Limited change of control and termination of employment payments/benefits	Ensure balanced assessment of, and contribution to, merger and acquisition activity and fair treatment in the event of termination.	No change of control or termination payments were triggered for any NEOs. No NEOs other than Mr. Kotick have change of control protection.
Retirement payments/benefits	Provide modest supplemental retirement benefits to provide compensation and benefits that, in the aggregate, are competitive.	NEOs participated in the 401(k) plan we offer to all other employees.
*

In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan, which provides him with an annual discretionary payment, and a Blizzard Entertainment profit-sharing program under the 2014 Plan (the “Morhaime Profit Sharing Plan”), which provides Mr. Morhaime with a portion of Blizzard Entertainment’s operating profit, and each thereby provides him with a meaningful incentive to continue to drive the profitability of the Blizzard Entertainment operating unit.

Salary

As noted above, each of our named executive officers is party to an employment agreement with us that specifies, among other things, such executive’s initial salary and any contractually guaranteed minimum annual salary increases. Aside from any contractually guaranteed minimum requirements, salary increases are generally only provided to an executive officer:

•

upon his or her hire or entry into a new or revised employment agreement with the Company or one of its subsidiaries; or

•

in connection with our annual review of executive base salaries, where increases are determined based on performance during the previous fiscal year, with reference to competitive market data and, for internal pay equity purposes, salaries of our other executives.

As it does each year, in March 2015 and, again, in March 2016, the Compensation Committee reviewed a competitive target compensation assessment for each executive officer using our peer group and survey data to evaluate the competitiveness of our executive compensation program and considered potential base salary increases for such year. For information about our peer group, see “—Decision-Making Approach to Compensation for Executive Officers—Compensation Surveys and Peer Company Data Referenced” above. After taking into consideration a number of factors for each year (e.g., each executive’s performance during the prior year and the target total compensation for each of our senior executives vis-à-vis the market data), the Compensation Committee established annual base salary rates for our named executive officers for the year.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     39

Back to Contents

The table below reflects the salaries approved for 2015 and 2016, along with any other adjustments during 2015 and any increases to which the executives were entitled under their contracts:

Name	Salary as of 12/31/2014	Increase per 2015 Annual Review(1)		Salary as Adjusted During 2015 Annual Review(1)		Increase per 2016 Annual Review(1)	Salary Approved for 2016(1)		Contractual Entitlement
Robert A. Kotick	$2,188,200	4.0	%(2)	$2,275,728	(2)	4.0%	$2,366,757	(2)	Minimum of avg. increase of executive team (excluding increases in connection with promotions and contract guarantees)
Dennis Durkin	$716,625	5.0%		$752,456		5.0%	$790,079		Not less than 5.0% per year
Thomas Tippl	$1,250,000	4.0%		$1,300,000		5.0%	$1,365,000		Minimum of avg. increase of executive team (excluding increases in connection with promotions and contract guarantees)
Eric Hirshberg(3)	$897,160	5.0%		$942,018		— (3)	$1,000,000	(3)	Not less than 5.0% per year
Michael Morhaime	$887,118	4.0%		$922,603		4.0%	$959,507		None
(1)

Other than as discussed in footnotes (2) and (3) below, the increases to base salary for 2015 were effective on March 1, 2015, and the increases for 2016 were effective on February 28, 2016.

(2)

Mr. Kotick’s annual base salary for any year is determined in March, in connection with our annual review of executive base salaries, but, in accordance with his employment agreement, the increases to that base salary are retroactively effective to January 1st of the year.

(3)

In accordance with his employment agreement, as amended in October 2015, Mr. Hirshberg’s annual base salary was increased by 6.2% effective September 4, 2015 and was not eligible for further increase during the 2016 annual review of executive base salaries.

The Compensation Committee may, at its discretion, further adjust the salary of any of our named executive officers at any time.

Corporate Annual Incentive Plan and Other Performance-Based Bonuses

2015 Incentive Opportunities under the CAIP

To qualify the payments to our executives under the CAIP for 2015 for tax deductibility, while retaining flexibility to make downward adjustments to reflect each executive’s actual performance, the awards were structured so that there was a single performance objective that, if met or exceeded, would result in the payment of a bonus to each executive of the maximum allowed under the 2014 Plan, subject to the Compensation Committee’s use of negative discretion. That is, if our adjusted 2015 non-GAAP operating income was at least 75% of the adjusted non-GAAP operating income target for the year set forth in the annual operating plan approved by our Board for that year (such plan for any given year, the “AOP”), the bonus to be paid to each executive would be $10,000,000 less the amount of any other “senior executive plan bonus” within the meaning of the 2014 Plan that was paid or to be paid to that person for 2015, and subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus.

In regards to the Compensation Committee’s use of that negative discretion, when approving the 2015 CAIP opportunities, it expressed the intent to reduce or eliminate all such bonuses if our adjusted 2015 non-GAAP operating income was not 85% or more of the adjusted non-GAAP operating income target for the year set forth in the 2015 AOP. The Compensation Committee also expressed the intent to reduce the bonus for each executive officer to the amount for which he was eligible in accordance with the formula described below under “—Resulting 2015 Payments under the CAIP”, which is based, in part, on his target and maximum opportunity.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     40

Back to Contents

In setting the minimum, target and maximum payout opportunities for each of our named executive officers under the CAIP for 2015, the Compensation Committee considered any requirements set forth in the applicable employment agreements, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payment, although the Compensation Committee retained the discretion to reduce this amount. Based upon the established performance goals, payments under the CAIP for 2015 to our named executive officers could have ranged as follows:

Name	2015 Corporate Annual Performance Goal Payout Opportunity (% of 2015 Salary)
	Minimum	Target		Maximum(1)
Robert A. Kotick	0%	200%		321%
Dennis Durkin	0%	100%		161%
Thomas Tippl	0%	150%		241%
Eric Hirshberg	0%	100%		163%
Michael Morhaime	0%	27	%(2)	44%
(1)

The maximum payments (expressed here as a percentage of salary) vary for each executive based on his actual base salary, his target opportunity, and his individual performance measures, including the relative weighting and maximum payments with respect to each, as set forth in the 2015 CAIP. The 2014 Plan caps maximum payments of “senior executive plan bonuses” to each individual executive at $10,000,000 per year; actual maximum payments under the CAIP (expressed as a percentage of salary) for each measure are shown in the tables below.

(2)

In accordance with his employment agreement, Mr. Morhaime’s target CAIP opportunity is 27% of his salary. In addition to being eligible for a CAIP bonus, Mr. Morhaime is also eligible to participate in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see respectively “—Other Cash Bonus Programs or Awards for 2015” and “Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Morhaime Profit Sharing Plan”).

Determination of 2015 Performance Goals for the CAIP

Our Compensation Committee established the financial and individual strategic performance goals based on the 2015 AOP.

•

Financial Objectives. For our named executive officers, 60% of their target opportunity under the CAIP for 2015 was weighted on measures of non-GAAP profitability and adjusted non-GAAP free cash flow. The Compensation Committee believes that non-GAAP profitability and adjusted non-GAAP free cash flow are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures the committee considered but excluded when initially designing the CAIP included revenues, excluded because it does not capture operating costs, and TSR, excluded because awards under our equity incentive plans already incentivize stock appreciation.

•

Individual Performance Measures. Forty percent of the target opportunity for each named executive officer under the CAIP for 2015 was based on specific and measurable individual performance measures that supported our overall strategy and the officer’s business objectives for the year, such as successful product launches, controlling costs and strategic hiring decisions. These objectives, established in March 2015, specified an action or event to be achieved during the year (e.g., title xyz must sell # number of units on or before December 31, 2015). Performance was measured against each pre-established objective on an “all-or-nothing” basis during March 2016.

The Compensation Committee believes that the specific goals chosen required significant profitability, demanded superior performance from our management team and drove accountability for Activision Blizzard and/or applicable business units for each executive.

In addition, and as noted above, the Compensation Committee expressed the intent to reduce or eliminate all bonuses under the CAIP if our adjusted 2015 non-GAAP operating income was not 85% or more of the adjusted non-GAAP operating income target for the year set forth in the 2015 AOP.

Our Compensation Committee also established limits on the payments made under the CAIP for “overachievement”. Payments in respect of individual performance measures are capped at 120% of the underlying target amount. The following table illustrates the relationship between the achievement of the financial measures and the resulting payouts to our executive officers:

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     41

Back to Contents

Achievement of Metrics Underlying 2015 Financial Goals for the CAIP

The 2015 financial performance goals that the Compensation Committee approved for use in connection with the CAIP and other performance-related compensation were based on our 2015 AOP. The number of titles we release fluctuates from year-to-year and, as such, the financial goals underlying our AOP for a year may be lower than the goals—or results—from a prior year. The achievement of the financial performance goals relevant to the bonuses of our named executive officers under the CAIP for 2015 is set forth below:

Non-GAAP Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Goals and Actual Results
	AOP Goal(2)	Actual Results	Actual Achievement	Resulting CAIP Achievement
Activision Blizzard Adjusted Operating Income(3)	$1,337.0	$1,480.1	110.7%	110.7%
Activision Blizzard Diluted Earnings Per Share(4)	$1.15	$1.34	116.5%	116.5%
Activision Blizzard Adjusted Free Cash Flow(5)	$685.0	$1,187.0	173.3%	150.0%
Blizzard Entertainment Adjusted Operating Income(3)	$517.0	$562.3	108.8%	108.8%
Activision Publishing Adjusted Operating Income	$835.0	$898.9	107.6%	107.6%
(1)

The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the following footnotes. For 2015, financial metrics assume constant foreign exchange rates, which means we convert current period results into U.S. dollars using the average exchange rate from the AOP established at the beginning of the period (i.e., the AOP foreign exchange rates), rather than the actual exchange rate in effect during the relevant period. We estimate that utilizing the AOP foreign exchange rates had $14 million of impact on our adjusted non-GAAP operating income, $0.02 of impact on our non-GAAP diluted earnings per share and $(15) million of impact on our adjusted non-GAAP free cash flow for the year. We also estimate that using utilizing the AOP foreign exchange rates had $31 million of impact on Activision Publishing’s adjusted non-GAAP operating income and $2 million of impact on Blizzard Entertainment’s adjusted non-GAAP operating income for the year. For additional information on the reconciliation of GAAP measures to non-GAAP measures, see Appendix A attached to this proxy statement.

(2)

For purposes of determining CAIP performance, financial goals may, at the discretion of the Compensation Committee, exclude the impact of any extraordinary transaction (i.e., non-recurring corporate transaction or legal expense matter that results in expenses exceeding $10,000,000 for the year). No such adjustments were made for 2015.

(3)

Adjusted non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based payments; expenses related to restructuring; the amortization of intangibles and impairment of intangible assets and goodwill from purchase accounting; fees and other expenses related to acquisitions, including the acquisition of King, and the debt financings related thereto; and the tax benefits adjustments associated with any of the aforementioned items.

(4)

Activision Blizzard non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by weighted average diluted shares.

(5)

Activision Blizzard adjusted non-GAAP free cash flow is an internal measure calculated by subtracting year-over-year cash changes related to working capital (excluding certain one-time items and timing of tax payments) and capital expenditures from the Company’s non-GAAP net income (excluding the after-tax effect of interest and other income/expense as well as depreciation expense).

Resulting 2015 Payments under the CAIP

Since we exceeded the threshold level of 85% of the adjusted non-GAAP operating income target for the year set forth in the 2015 AOP, each of our named executive officers was eligible to receive a bonus of $10,000,000 for 2015, subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus. In recognition of their significant contributions to our transformative acquisition of King, $300,000 was included in the 2015 CAIP award to each of Messrs. Durkin and Tippl. The Compensation Committee used this discretion in order to qualify those incremental awards for tax deductibility.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     42

Back to Contents

To calculate the amount of the bonus that each named executive officer would receive, the following formula, applied using straight-line interpolation, was used:

The following table shows the weighting, expressed as a percentage, assigned to each of the performance measures underlying each named executive officer’s bonus opportunity under the CAIP for 2015 and the maximum and actual payout as a percentage of the target.

Name/Measure	Weight	Maximum CAIP Achievement (As % of Target)	Resulting CAIP Performance (As % of Target)
Robert A. Kotick
Activision Blizzard Diluted Earnings Per Share	30%	200%	117%
Activision Blizzard Adjusted Operating Income	15	200	111
Activision Blizzard Adjusted Free Cash Flow	15	150	150
Focus on Franchises*	25	120	50
Corporate Development*	10	120	120
Organizational Development*	5	120	110
TOTAL	100%	161%	107%
Dennis Durkin
Activision Blizzard Diluted Earnings Per Share	30%	200%	117%
Activision Blizzard Adjusted Operating Income	15	200	111
Activision Blizzard Adjusted Free Cash Flow	15	150	150
Focus on Franchises*	10	120	100
Corporate Development*	10	120	120
Cost Savings*	10	120	120
Organizational Development*	10	120	0
TOTAL	100%	161%	108%
Thomas Tippl
Activision Blizzard Diluted Earnings Per Share	30%	200%	117%
Activision Blizzard Adjusted Operating Income	15	200	111
Activision Blizzard Adjusted Free Cash Flow	15	150	150
Focus on Franchises*	25	120	50
Corporate Development*	10	120	120
Organizational Development*	5	120	110
TOTAL	100%	161%	107%

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     43

Back to Contents

Name/Measure	Weight	Maximum CAIP Achievement (As % of Target)	Resulting CAIP Performance (As % of Target)
Eric Hirshberg
Activision Publishing Adjusted Operating Income	50%	200%	108%
Activision Blizzard Adjusted Free Cash Flow	10	150	150
Focus on Franchises*	30	120	73
Organizational Development*	10	120	110
TOTAL	100%	163%	102%
Michael Morhaime
Blizzard Entertainment Adjusted Operating Income	50%	200%	109%
Activision Blizzard Adjusted Free Cash Flow	10	150	150
Focus on Franchises*	30	120	0
Organizational Development*	10	120	120
TOTAL	100%	163%	81%
*

We believe that disclosing specific, non-quantitative corporate objectives for the year could affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. Therefore, only a brief description and the weighting of each goal for each of our named executive officers for 2015 are shown.

All CAIP payments were based on actual eligible earnings and the achievement of specified Company and individual performance measures and the weighting thereof.

Name	Target Payment ($ value)	Actual Payment* (as % of target)	Actual Payment* ($ value)
Robert A. Kotick	$4,546,070	107%	$4,844,383
Dennis Durkin	$745,566	108%	$805,673
Thomas Tippl	$1,935,577	107%	$2,062,589
Eric Hirshberg	$950,340	102%	$967,636
Michael Morhaime	$247,260	81%	$201,224
*

In recognition of their significant contributions to our transformative acquisition of King, the award to each of Messrs. Durkin and Tippl included, at the discretion of the Compensation Committee and in addition to the formulaic bonus, a $300,000 performance-based bonus for 2015, the amount of which is not reflected in this table. In order to qualify the incremental payments for tax deductibility, the Compensation Committee used its discretion to reduce the bonus payable to each under the 2014 Plan by a lesser degree.

Morhaime Profit Sharing Plan

In addition to the CAIP, discussed above, in accordance with his employment agreement, Mr. Morhaime received a payment for 2015 under the Morhaime Profit Sharing Plan. The Morhaime Profit Sharing Plan is commensurate with the Blizzard Profit Sharing Plan, a program that predates the 2008 Vivendi Games Combination and provides employees of Blizzard Entertainment with the opportunity to share in the earnings generated by Blizzard Entertainment. In order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), rather than participating directly in the Blizzard Profit Sharing Plan, Mr. Morhaime’s opportunity to receive profit sharing payments is under the 2014 Plan (and is, therefore, known as the “Morhaime Profit Sharing Plan”). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Vivendi Games Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations and our desire to incentivize and reward his contribution to Blizzard Entertainment and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to up to 6% of the “profit sharing pool” established pursuant to the Blizzard Entertainment Profit Sharing Plan. However, the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage. For 2015, Mr. Morhaime received the minimum payment under the Morhaime Profit Sharing Plan to which he was entitled (i.e., $2,802,414).

Other Cash Bonus Programs or Awards for 2015

Blizzard Bonus Plan

In addition to the CAIP and the Morhaime Profit Sharing Plan, discussed above, in accordance with his employment agreement, Mr. Morhaime received a payment for 2015 under the Blizzard Bonus Plan. Under the Blizzard Bonus Plan, a Blizzard Entertainment program that, like the Morhaime Profit Sharing Plan, predates the 2008 Vivendi Games Combination, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the minimum of which is 18.5% of his base salary and the actual amount of which is otherwise based on a subjective determination by the Compensation Committee. For 2015, Mr. Morhaime received the target amount (i.e., $341,363).

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     44

Back to Contents

Equity Awards

Philosophy

Our equity incentive program is intended to drive long-term value creation, create alignment with stockholders’ interests and encourage retention of key executives. The program consists of restricted share units, primarily with performance-based vesting criteria, and stock options. In awarding equity to executive officers, we generally target delivering a defined value. Specifically, in determining the estimated grant value of “upfront” equity awards to executive officers, we consider a number of reference points, including compensation paid to the executive’s peers within the Company and the executive’s base salary and target annual bonuses such that annualized total direct compensation generally targets between the 50th and 75th percentiles of executives in comparable positions when compared to our peer companies or applicable survey data. We may also provide supplemental equity awards to our executive officers during the term of their employment agreement, if there are particular circumstances that warrant doing so, including outstanding performance.

We utilize a mix of equity awards:

•

restricted share unit awards, the vast majority of which have performance-based vesting criteria designed to incentivize our executives to achieve specific performance objectives that align with our multi-year business strategy; and

•

stock options, which directly align an executive’s interests to that of our stockholders, as any financial gain is conditioned upon appreciation of our Common Stock and, as such, directly links executive pay with Company performance.

We believe a combination of restricted share units (primarily with performance-based vesting criteria) and stock options appropriately balances the various objectives of the equity incentive program because it promotes long-term value creation critical to driving TSR, directly aligns executive compensation with stockholder interests through share ownership and encourages our key executives to remain engaged with our organization through the vesting date of the awards.

Use of Employment Agreements and Their Impact on Reported Compensation

As discussed above (see “—Overview—Compensation Philosophy and Objectives”), we believe that entering into employment agreements with our executives is important to attracting and retaining top talent. When we make an equity award to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. By providing “upfront” awards, we align interests of our executives with those of our stockholders over the entire term of the executive’s employment. Additionally, by making equity awards with target values that are based upon the length of the term of the agreement, rather than a single year, we ensure executive support of our multi-year business strategy. Our practice of using “upfront” awards in lieu of annual awards may result in the equity-based compensation, and, as such, the total compensation, reported for each executive to differ significantly from year to year, depending on whether he entered into an employment agreement (or amendment thereof), and therefore received an equity award, in a given year. We view the value of these “upfront” equity awards on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation.

During 2015, we provided “upfront” equity awards to Mr. Hirshberg in conjunction with the extension of his term of employment. Please see “—Employment Agreements—Eric Hirshberg” below.

Annual and Other Equity Awards

We do not generally make annual equity awards to our executive officers, although Mr. Morhaime’s employment agreement, which was last amended in 2010, provides for annual equity awards, consistent with the compensation to which he was entitled from Vivendi Games prior to the Vivendi Games Combination in 2008. Please see “—Employment Agreements—Michael Morhaime” below. Accordingly, during 2015 we made equity awards to Mr. Morhaime as part of the broader annual grant of equity to our employees.

Use of Performance-Based Equity Awards

The Compensation Committee believes that, in general, equity awards made in connection with a new or amended employment agreement with an executive officer should include an award with performance-based vesting criteria. Consistent with that philosophy, certain restricted share unit awards made to Messrs. Kotick, Durkin, Tippl and Hirshberg during or prior to 2015 have vesting that is contingent on the achievement of specified profitability-focused performance objectives (as well as, in the case of awards to Mr. Kotick, relative total shareholder return). Further, Mr. Hirshberg, the only named executive officer whose employment agreement was entered into, or amended, in 2015, received performance-based vesting restricted share units and stock options and did not receive any time-based vesting restricted share units in connection with the extension of his employment. The Compensation Committee chooses performance objectives that it believes relate to measures of overall Company performance on which our executives have direct impact. For the performance awards to Mr. Kotick, vesting is based on our non-GAAP diluted earnings per share, adjusted non-GAAP free cash flow and relative TSR. For Mr. Durkin, vesting is based on our non-GAAP diluted earnings per share. For Mr. Tippl, vesting is based on our non-GAAP diluted earnings per share, our adjusted non-GAAP free cash flow and Blizzard Entertainment’s adjusted non-GAAP operating income. For Mr. Hirshberg, vesting is based on Activision Publishing’s adjusted non-GAAP operating income. Please see “—Employment Agreements” below for further details about each award.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     45

Back to Contents

2015 Vesting and Cancellation of Performance-Based Equity Awards

Based on Company performance during 2015 and, for Mr. Kotick, over a multi-year period including 2015, performance-based equity awards to our named executive officers vested or were cancelled as follows:

•

Mr. Kotick: 1,206,641 performance shares vested and 223,338 were cancelled, as performance was above the target, but fell below the maximum, as follows:

–

349,736 vested and 119,142 were cancelled based on our 2014 and 2015 non-GAAP diluted earnings per share;

–

233,005 vested and 19,468 were cancelled based on our 2014 and adjusted 2015 non-GAAP free cash flow;

–

108,198 vested and 39,462 were cancelled based on our relative TSR for the period July 1, 2011 through December 31, 2015;

–

131,064 vested and 45,266 were cancelled based on our relative TSR for the period January 1, 2012 through December 31, 2015;

–

75,487 vested based on our relative TSR for the period January 1, 2013 through December 31, 2015; and

–

309,151 vested based on our relative TSR for the period January 1, 2014 through December 31, 2015;

•

Mr. Durkin: 90,000 restricted share units vested based on our 2015 non-GAAP diluted earnings per share;

•

Mr. Tippl: 280,729 restricted share units vested and 60,181 were cancelled, as performance was above the target, but fell below the maximum, as follows:

–

120,374 vested and 34,586 were cancelled based on our 2015 non-GAAP diluted earnings per share;

–

92,975 restricted share units vested based on our adjusted 2015 non-GAAP free cash flow; and

–

67,380 restricted share units vested and 25,595 were cancelled based on Blizzard Entertainment’s adjusted 2015 non-GAAP operating income; and

•

Mr. Hirshberg: 60,000 restricted share units vested based on Activision Publishing’s adjusted 2015 non-GAAP operating income.

Dividend Equivalents

The performance-based vesting restricted share units awarded to Mr. Hirshberg in 2015 have no right to dividend equivalents, nor do the restricted share units awarded to Mr. Morhaime in 2014 or 2015—and we do not anticipate making time- or performance-based awards with the right to dividend equivalents in the future. Awards made to our named executive officers prior to August 2014 are entitled to dividend equivalents, however, the performance shares awarded to Mr. Kotick in 2012 and the performance-based vesting restricted share units awarded to Mr. Tippl in 2014 only receive dividend equivalents if and to the extent the underlying performance conditions are met and the awards vest.

Other Award Terms

•

Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock as reported on NASADAQ.com on the effective date of the grant.

•

Equity awards will generally cease to vest upon the termination of the holder’s employment, and stock options will generally remain exercisable for thirty days after the termination date. For the impact of the termination of the employment of each named executive officer on his outstanding equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

Incentive Plan Limitations on Equity Awards

Under the 2014 Plan, we cannot grant anyone, including our executive officers, options to purchase more than four million shares of our Common Stock in a single year. We are further currently restricted from granting anyone restricted share unit awards with respect to more than three million shares in a single year or from granting anyone more than six million performance shares in a single year.

Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision and dental insurance programs. With the exception of Mr. Morhaime, our named executive officers are offered the same terms as the broad employee population. Pursuant to his employment agreement, Mr. Morhaime is entitled to health and welfare benefits that are, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Vivendi Games Combination. As such, we cover the full cost of Mr. Morhaime’s health/medical insurance, and the plan in which he participates pays for the full amount of covered medical expenses. Please see the “Summary Compensation Table” below for further details.

Our named executive officers may also receive Company-paid life and disability insurance and/or participate in insurance programs only available to our senior employees. In addition, pursuant to the provisions of his employment agreement referenced in the prior paragraph, if Mr. Morhaime were to receive short-term disability insurance benefits, we would provide him with the difference between the amount he receives under the insurance and his base salary.

Retirement Arrangements

We offer a 401(k) plan to all employees in the United States, including our named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime is, consistent with the benefits to which he was entitled prior to the Vivendi Games Combination, a higher percentage than our other named executive officers). Please see the “Summary Compensation Table” below for further details.

We do not maintain other retirement benefit plans for our employees, including our named executive officers, such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     46

Back to Contents

Employment and Change-of-Control Arrangements

To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Mr. Kotick has been provided certain change-of-control protection. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction. These benefits for each of our named executive officers are described under “—Potential Payments upon Termination or Change of Control” below.

Perquisites

We provide limited perquisites to our named executive officers, although our named executive officers are eligible to participate in a number of broad-based benefits programs that are available to all of our employees (e.g., they are entitled to relocation assistance). See the “Summary Compensation Table” below for further details.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, in 2012, the Compensation Committee established stock ownership guidelines for our senior officers. After a competitive assessment conducted with the assistance of its independent consultant, the Compensation Committee adopted guidelines providing that our chief executive officer is expected to beneficially own shares of our Common Stock with a value at least equal to three times his or her then-current annual base salary and that each other executive officer is expected to beneficially own shares of our Common Stock with a value at least equal to his or her then-current annual base salary. Our executive officers are expected to accumulate the required stock within five years (so that anyone who is an executive officer of the Company as of the date on which these guidelines were adopted has five years from the adoption date and anyone who subsequently becomes an executive officer of the Company has five years from the date on which he or she becomes an executive). Further, if an executive officer does not satisfy these guidelines within the five year period, then, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received in connection with an award of unrestricted shares, upon exercise of stock options or upon the vesting of restricted share units awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are specifically subject to the ownership guidelines.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code—Limits on Compensation Deductibility

In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payments, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally prevents a publicly held corporation from taking a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation’s three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

•

the compensation is payable solely on account of the attainment of pre-established objective performance goals;

•

a committee of two or more outside directors determines the performance goals;

•

our stockholders approve the material terms of the performance goals; and

•

the committee certifies that the employee has met the performance goals.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain and motivate the best executive talent, even though such elements may not be fully deductible under Section 162(m).

Payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance-based incentives within the meaning of the 2014 Plan and, therefore, deductible up to the $10 million limit on the payment of such awards to any one person for a single year under the 2014 Plan. For further detail on the CAIP structure, see “—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2015 Incentive Opportunities under the CAIP”, and for further detail on the Morhaime Profit Sharing Plan structure, see “—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Morhaime Profit Sharing Plan” above.

Section 162(m) prevents us from deducting the incremental amount by which the sum of Mr. Morhaime’s base salary and payment under the Blizzard Bonus Plan for 2015 exceeds $1.0 million. Section 162(m) also prevents us from deducting the amount by which, if any, the base salary for each other covered employee exceeds $1.0 million. As our chief financial officer, the deduction of Mr. Durkin’s compensation is not subject to Section 162(m).

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     47

Back to Contents

Section 409A of the Internal Revenue Code—Limits on Deferral of Compensation

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2015.

Members of the Compensation Committee

Robert J. Morgado (Chairperson), Casey Wasserman and Elaine Wynn

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     48

Back to Contents

Summary Compensation Table

The table below presents information with respect to each of our named executive officers regarding compensation earned during the periods indicated.

As previously discussed, we believe that entering into multi-year employment agreements with our executives is important to attracting and retaining top talent. When we make a long-term equity award to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. The target value of any such equity award is based upon the term of the agreement and such awards have typically been the only equity awards made to our executive officers (other than Mr. Morhaime, who also receives annual awards of equity, consistent with the compensation to which he was entitled from Vivendi Games prior to the 2008 Vivendi Games Combination).

We view the initial target value of these “upfront” equity awards on an annualized basis over the life of the employment agreement when evaluating an executive’s total compensation. Consistent with the way that we view them, the fair value for each tranche of performance-based vesting restricted share units is shown in the Stock Award column in the table below as compensation in the year in which the underlying performance metrics for that tranche are set. However, for time-based vesting restricted share units and stock options, the fair value for the entire award is shown as compensation for the year in which the award was approved. As such, information shown in the Stock Awards and Option Awards columns in the table below will include the entire value of options and time-based vesting awards, as the case may be, made in connection with the entry into, renewal of or amendment of an employment agreement. Ultimately, this may result in the equity-based compensation and, as such, the total compensation shown for each executive differing significantly from year to year, depending on whether he entered into an employment agreement (or amendment thereof), and therefore received an equity award, in any given year. Please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Equity Awards” above for further information about our equity granting practices.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Robert A. Kotick President and Chief Executive Officer	2015	2,294,328	—	—		—	4,844,383	87,223	(5)	7,225,934
	2014	2,196,616	—	—		—	4,595,173	87,023		6,878,812
	2013	2,108,077	—	—		—	7,849,190	88,169		10,045,436
Dennis Durkin Chief Financial Officer	2015	752,818	—	—		—	1,105,673	18,187	(5)	1,876,678
	2014	713,737	—	—		—	597,248	17,855		1,328,840
	2013	679,625	627,353	—		—	765,008	30,540		2,102,526
Thomas Tippl Chief Operating Officer	2015	1,302,548	—	5,211,347	(6)	—	2,362,589	43,858	(5)	8,920,342
	2014	1,254,807	2,000,000	10,400,018	(6)	—	1,970,862	33,969		15,659,656
	2013	1,001,258	627,353	—		—	1,325,400	87,220		3,041,231
Eric Hirshberg(7) Chief Executive Officer, Activision Publishing	2015	961,677	—	—	(8)	4,115,822	967,636	31,857	(5)	6,076,992
Michael Morhaime	2015	924,411	341,363	2,386,767		1,941,999	3,003,638	90,598	(5)	8,688,776
President and Chief Executive Officer, Blizzard Entertainment	2014	886,603	328,234	1,407,000		1,120,000	4,042,955	71,495		7,856,287
	2013	861,076	319,449	1,240,400		1,014,666	2,065,678	61,794		5,563,063
(1)

The amount paid to each of Messrs. Durkin and Tippl for 2013 represents a special performance award each of them received in recognition of his significant contributions to the Company in connection with the consummation of the transactions contemplated by the Vivendi Share Purchase Agreement (as defined herein) and its ancillary agreements. The amount paid to Mr. Tippl for 2014 represents two-thirds of a special performance award he received in recognition of his significant contributions to the Company’s financial performance for 2012, which had a time-based vesting provision and was subsequently paid in 2014 pursuant to the December 2013 amendment to Mr. Tippl’s employment agreement with the Company (see “—Employment Agreements—Thomas Tippl” below). The amounts paid to Mr. Morhaime for 2015, 2014 and 2013 consist of bonuses paid to him pursuant to the Blizzard Bonus Plan (see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Other Cash Bonus Programs or Awards for 2015” above).

(2)

The amounts in the Stock Awards column with respect to time-based vesting restricted share units represent the aggregate grant date fair value awarded in the period computed in accordance with ASC Topic 718, as do, beginning in 2014, amounts with respect to performance-based vesting restricted share units.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     49

Back to Contents

Assumptions and key variables used in the calculation of the grant date fair values:
•

for 2015, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (our “2015 10-K”);

•

for 2014, are discussed in footnote 15 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015 (our “2014 10-K”); and

•

for 2013, are discussed in footnote 15 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014 (our “2013 10-K”).

(3)

The amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made in the period computed in accordance with ASC Topic 718. As such, in the year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:
•

for 2015, are discussed in footnote 14 to our audited financial statements included in our 2015 10-K;

•

for 2014, are discussed in footnote 15 to our audited financial statements included in our 2014 10-K; and

•

for 2013, are discussed in footnote 15 to our audited financial statements included in our 2013 10-K.

(4)

The amounts in this column for the named executive officers for each year represent cash incentives paid under the CAIP and, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan. The amount paid to Mr. Kotick under the CAIP for 2013 also represents an additional performance-based bonus of $3,250,000 paid to him under the Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (the “2008 Plan”) in recognition of the Company’s strong performance during 2013 and Mr. Kotick’s significant contributions to the Company during the year. The amounts paid to each of Messrs. Durkin and Tippl under the CAIP for 2015 also represents an additional performance-based bonus of $300,000 paid under the 2014 Plan in recognition of his significant contributions in connection with our transformative acquisition of King. For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

(5)

The “all other compensation” for 2015 consists of the following:

Name	Perquisites, gifts and awards		Taxable income reimbursement		Company 401(k) plan “matching” contributions	Life, disability or medical insurance premiums	Total “Other Compensation”
Robert A. Kotick	$—		$—		$4,800	$82,423	$87,223
Dennis Durkin	$127	(a)	$105	(b)	$3,600	$14,355	$18,187
Thomas Tippl	$5,048	(c)	$4,741	(d)	$3,600	$30,469	$43,858
Eric Hirshberg	$7,164	(e)	$3,444	(f)	$3,600	$17,649	$31,857
Michael Morhaime	$173	(g)	$2,265	(h)	$9,540	$78,620	$90,598

(a)

This amount represents gifts provided by the Company to Mr. Durkin.

(b)

This amount represents a reimbursement for taxes Mr. Durkin incurred on the compensation referenced in footnote (a).

(c)

This amount represents gifts and tickets for a sporting event provided by the Company to Mr. Tippl.

(d)

This amount represents a reimbursement for taxes Mr. Tippl incurred on the compensation referenced in footnote (c).

(e)

This amount represents gifts to Mr. Hirshberg and travel accommodations for Mr. Hirshberg’s spouse provided by the Company.

(f)

This amount represents a reimbursement for taxes Mr. Hirshberg incurred on a portion of the compensation referenced in footnote (e).

(g)

This amount represents gifts provided by the Company to Mr. Morhaime.

(h)

This amount represents both a reimbursement for taxes Mr. Morhaime incurred on the compensation referenced in footnote (g) and a reimbursement for taxes Mr. Morhaime incurred on merchandise he received from Blizzard Entertainment, the value of which is not included, as it was provided as part of a broad-based program for employees of Blizzard Entertainment.

(6)

This amount reflects the value of the following two “upfront” awards made to Mr. Tippl in 2014 in connection with the extension of his term of employment pursuant to the Tippl Employment Agreement (as defined herein) (see “—Employment Agreements—Thomas Tippl” below)—time-based vesting restricted share units with a reported grant date fair value of $5,999,993 for 2014 and performance-based vesting restricted share units tied to the 2014 performance period with a reported grant date fair value of $4,400,025, assuming a target level of performance under the performance conditions established for the 2014 performance period. This grant date fair value of time-based vesting restricted share units awarded in 2014 was computed in accordance with ASC Topic 718. Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for performance-based vesting restricted share units tied to the 2014 performance period would have been $6,600,037. On March 4, 2015, the metrics for the 2015 performance period were established and a grant date fair value for the 2015 was established for financial reporting purposes in accordance with ASC Topic 718 in the amount of $5,211,347 (assuming target level of performance under the performance conditions and using the closing market price of our Common Stock on the date the performance metrics were established). Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for the 2015 performance period would have been $7,817,043. On March 3, 2016, the metrics for the 2016 performance period were established and a grant date fair value for that tranche of the award (which will be eligible for inclusion in future Summary Compensation Tables) was established for financial reporting purposes in accordance with ASC Topic 718 in the amount of $7,163,582 (assuming target level of performance under the performance conditions and using the closing market price of our Common Stock on the date the performance metrics were established). Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for the 2016 performance period would have been $10,745,420.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     50

Back to Contents

(7)

While Mr. Hirshberg was an officer of the Company during 2013 and 2014 he was not a named executive officer for either year.

(8)

In 2015, in connection with the extension of his term of employment pursuant to the Hirshberg Employment Agreement (as defined herein) (see “—Employment Agreements—Eric Hirshberg” below), the Company made an “upfront” award to Mr. Hirshberg. For 2015, there is no value associated with the performance-based vesting restricted share units in accordance with ASC Topic 718, as none of the underlying performance condition were established during the year. On March 3, 2016, the metrics for the 2016 performance period were established and a grant date fair value for that tranche of the award (which will be eligible for inclusion in future Summary Compensation Tables) was established for financial reporting purposes in accordance with ASC Topic 718 in the amount of $1,827,107 (assuming target level of performance under the performance conditions and using the closing market price of our Common Stock on the date the performance metrics were established). Based upon this same methodology and assuming achievement of the maximum outcome of the performance conditions (as opposed to target level), the reported grant date fair value for the 2016 performance period would have been $2,283,877.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     51

Back to Contents

Grants of Plan-Based Awards for 2015

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2015:

Name	Grant Type	Grant Date	Approval Date(1)		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
					Threshold ($)	Target ($)	Maximum ($)
Robert A. Kotick	2014 Plan/CAIP(3)				0	4,551,456	10,000,000
Dennis Durkin(4)	2014 Plan/CAIP(3)				0	752,456	10,000,000
Thomas Tippl	2014 Plan/CAIP(3)				0	1,950,000	10,000,000
	2008 Plan/PSUs	3/4/2015	3/4/2015	(5)
Eric Hirshberg(7)	2014 Plan/CAIP(3)				0	942,018	10,000,000
	2014 Plan/Options	11/13/2015	10/28/2015	(8)
Michael Morhaime	2014 Plan/CAIP(3)				0	249,103	7,197,586	(10)
	2014 Plan/MPSP(11)				0	3,778,675	—
	2014 Plan/Options	11/13/2015	10/28/2015	(8)
	2014 Plan/RSUs	11/13/2015	10/28/2015	(8)
(1)

Reflects the date on which the Compensation Committee approved the grant of an equity award or, if later in the case of a performance-based award, the date that the Compensation Committee established the performance metric underlying such award or a tranche thereof.

(2)

The grant date fair value of the stock and stock option awards is computed in accordance with ASC Topic 718. Please see footnotes (2) and (3) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All stock options awarded have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

(3)

Each of our named executive officers had an opportunity to earn a CAIP bonus for his 2015 performance under the 2014 Plan. None were entitled to a minimum amount thereunder. The target bonus for each named executive officer was based on his base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes 100% performance for the relevant financial and individual strategic goals established under the CAIP. For more information about the CAIP and the opportunities for each of our named executive officers thereunder, including the maximum bonus opportunity for each, please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—2015 Incentive Opportunities under the CAIP” above.

(4)

On March 4, 2015, the Compensation Committee approved the use of the non-GAAP diluted earnings per share objective set forth in our 2015 AOP for the purpose of a tranche of a performance-based vesting restricted share unit award to Mr. Durkin under the 2008 Plan approved by the Compensation Committee on March 6, 2012. As a result, a grant date was established in accordance with ASC Topic 718 with respect to 90,000 of those restricted share units. As these restricted share units were previously disclosed in the “Grants of Plan-Based Awards” table included in the Company’s Notice of 2013 Annual Meeting of Stockholders and Proxy Statement, in accordance with the methodology used by the Company in its disclosure of the grant date fair value of performance-vesting awards prior to 2014, these shares are not reflected in the table above. The grant date fair value for this tranche is greater than the amount of $1,055,700 reported in 2013 by $1,008,000, due to share price appreciation between March 6, 2012 and March 4, 2015.

(5)

In accordance with ASC Topic 718, these performance-based vesting restricted share units were awarded for financial reporting purposes as of the date on which the Compensation Committee established the metric for the relevant performance period. These restricted share units represent three of the six remaining tranches of an equity award approved by the Compensation Committee on January 15, 2014.

(6)

On February 10, 2014, in connection with the extension of his employment with us through April 2017, the Compensation Committee approved an award to Mr. Tippl of performance-based vesting restricted share units, each representing the conditional right to receive one share of our Common Stock. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2015 is reflected in this table. These restricted share units vest on March 31, 2016, subject to Mr. Tippl’s continued employment through such date, as follows: (a) approximately 45% (i.e., a maximum of 154,959) vest if the Compensation Committee determines that the non-GAAP diluted earnings per share objective set forth in our 2015 AOP has been met or exceeded; (b) approximately 27% (i.e., a maximum of 92,975) vest if the Compensation Committee determines that the adjusted non-GAAP free cash flow objective set forth in our 2015 AOP has been met or exceeded; and (c) approximately 27% (i.e., a maximum of 92,975) vest if the Compensation Committee determines that the adjusted non-GAAP operating income objective for Blizzard Entertainment set forth in our 2015 AOP has been met or exceeded. In each case: (i) if actual performance is below 75% of target, no shares subject to the performance criteria will be earned; (ii) if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; (iii) if actual performance is 150% of target or above, all of the shares (i.e., 150% of the target shares) subject to the operating performance criteria will be earned; and (iv) if actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. If dividends are declared on our Common Stock, if and when the performance-based vesting restricted share units vest, Mr. Tippl will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend. For more information on the remainder of this award, see “—Employment Agreements—Thomas Tippl” below.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     52

Back to Contents

Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Threshold (#)	Target (#)		Maximum (#)

0	227,272	(6)	340,909	(6)						5,211,347

							398,820	(9)	34.59	4,115,822

					70,000	(12)				2,386,767
							200,000	(13)	34.59	1,941,999
(7)

On March 4, 2015, the Compensation Committee approved the use of the adjusted non-GAAP operating income objective for Activision Publishing set forth in our 2015 AOP for the purpose of a tranche of a performance-based vesting restricted share unit award to Mr. Hirshberg under the 2008 Plan approved by the Compensation Committee on November 8, 2010. As a result, a grant date was established in accordance with ASC Topic 718 with respect to 60,000 of those restricted share units. As these restricted share units were previously disclosed in the “Grants of Plan-Based Awards” table included in the Company’s Notice of 2011 Annual Meeting of Stockholders and Proxy Statement, in accordance with the methodology used by the Company to in its disclosure of the grant date fair value of performance-vested awards prior to 2014, these shares are not reflected in the table above. The grant date fair value for this tranche is greater than the amount of $712,800 reported in 2011 by $663,000, due to share price appreciation between November 8, 2010 and March 4, 2015. Additionally, on October 28, 2015, in connection with the extension of his employment with us through March 2018 (or, if we so elect, through March 2019), the Compensation Committee approved an award to Mr. Hirshberg of performance-based vesting restricted share units representing the conditional right to receive a maximum of 221,163 shares of our Common Stock. For more information on this award, see “—Employment Agreements—Eric Hirshberg” below. As more fully described in footnotes (2) and (8) to the Summary Compensation Table, this award is not reflected in this table, as the performance metrics underlying the award were not established during 2015. This award will be eligible for inclusion in future Grants of Plan-Based Awards tables when the underlying performance metrics and, as such, the accounting grant dates, are established.

(8)

These equity awards were approved during a “trading blackout” as described in our insider trading and pre-clearance policies, so, in accordance with our equity awarding procedures, the grant date of the awards was the first trading day after that trading blackout period was no longer in effect. Further, awards with performance-based vesting criteria are not awarded, for these purposes, until the underlying performance metrics have been established.

(9)

These options to purchase our Common Stock were awarded to Mr. Hirshberg pursuant to the Hirshberg Employment Agreement in connection with the extension of his employment with us through March 31, 2018 (or, if we so elect, through March 31, 2019). Two-thirds of these options vest on March 30, 2018 and the remaining one-third vest on March 30, 2019, subject to Mr. Hirshberg’s continued employment through such date.

(10)

As discussed in footnote (11) below, Mr. Morhaime participates in the Morhaime Profit Sharing Plan. As the amount paid to Mr. Morhaime under the Morhaime Profit Sharing Plan is a “senior executive plan bonus” within the meaning of the 2014 Plan, the sum of the amount of bonuses, if any, paid to him for any given year under the Morhaime Profit Sharing Plan and the CAIP may not exceed the limit under the 2014 Plan of $10 million. As such, the maximum bonus Mr. Morhaime was eligible to earn under the CAIP for 2015 was adjusted to reflect the payment he received under the Morhaime Profit Sharing Plan for the year.

(11)

Pursuant to the Morhaime Employment Agreement (as defined herein) (see “—Employment Agreements—Michael Morhaime” below), Mr. Morhaime participates in the Morhaime Profit Sharing Plan (see “—Employment Agreements—Michael Morhaime” below). In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment’s earnings for that year. While Mr. Morhaime is entitled to an amount equal to up to 6% of the pool, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2014. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Morhaime Profit Sharing Plan” above.

(12)

This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were awarded to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these restricted share units will vest on each of November 12, 2016, 2017 and 2018, subject to Mr. Morhaime’s continued employment through such date.

(13)

These options to purchase our Common Stock were awarded to Mr. Morhaime pursuant to the Morhaime Employment Agreement as part of our annual equity award process. One-third of these stock options will vest on each of November 12, 2016, 2017 and 2018, subject to Mr. Morhaime’s continued employment through such date.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     53

Back to Contents

Outstanding Equity Awards at December 31, 2015

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2015:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert A. Kotick									515,250	(3)	19,945,328	(4)
									240,450	(5)	9,307,820
	262,998	—		9.57	6/15/2017
	3,700,000	—		13.29	12/5/2017
Dennis Durkin									180,000	(6)	6,967,800
						175,000	(7)	6,774,250
	112,500	150,000	(8)	11.73	3/6/2022
Thomas Tippl(9)									454,543	(10)	17,595,360	(11)
						206,611	(12)	7,997,912
	44,427	—		10.89	5/10/2020
Eric Hirshberg									60,000	(13)	2,322,600
									176,930	(14)	6,848,960	(15)
	—	398,820	(16)	34.59	11/13/2025
Michael Morhaime						66,666	(17)	2,580,641
						23,333	(18)	903,220
						46,666	(19)	1,806,441
						70,000	(20)	2,709,700
	600,000	—		15.04	7/9/2018
	150,000	50,000	(21)	11.88	11/8/2020
	66,666	—		12.98	11/10/2021
	133,333	—		10.66	11/9/2022
	133,334	66,666	(22)	17.72	11/15/2023
	66,667	133,333	(23)	20.10	11/14/2024
	—	200,000	(24)	34.59	11/13/2025
(1)

All exercisable stock options are currently vested.

(2)

Calculated using the NASDAQ Official Closing Price of $38.71 per share of our Common Stock on December 31, 2015, the last trading day in 2015.

(3)

The number of performance shares reflected in the table is the target amount for the remaining performance period; the maximum number of performance shares subject to the award at December 31, 2015 was 1,429,979 and includes 399,477 performance shares from the first, second and third performance periods that are eligible to vest at the end of the final performance period. These performance shares vest in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert A. Kotick” below. On March 31, 2016, 1,206,641 of the performance shares vested based on performance assessed through December 31, 2015, and the shares remaining unvested were cancelled.

(4)

This value is based on the target amount for the remaining performance period: if the highest level of performance is assumed, the market value of the unvested performance shares, calculated in the manner described in footnote (2), would be $55,354,487.

(5)

One-seventh of these restricted share units vest on the first day of each month, with the exception of the final tranche, which will vest on June 30, 2016. In accordance with that vesting schedule, 34,350 of these restricted share units vested on each of January 1, February 1, March 1 and April 1, 2016.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     54

Back to Contents

(6)

One-half of these restricted share units vest on each of March 14, 2016 and 2017, in each case only if the Compensation Committee determines that the non-GAAP diluted earnings per share objective for the Company set forth in our AOP for the prior year has been met or exceeded. The performance metric related to 2015 was satisfied and, on March 14, 2016, 90,000 of these restricted share units vested.

(7)

One-half of these restricted share units vested on March 14, 2016, and one-half will vest on March 14, 2017.

(8)

One-half of these stock options vested on March 14, 2016, and one-half will vest on March 14, 2017.

(9)

As a result of Mr. Tippl’s transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

(10)

The number of performance-based vesting restricted share units reflected in the table is the target amount for all remaining performance periods; the maximum number of restricted share units subject to the award at December 31, 2015 was 681,817. These restricted share units vest in accordance with the Tippl Employment Agreement. Please see “—Employment Agreements—Thomas Tippl” below. The performance metrics related to 2015 were satisfied and, on March 31, 2016, 280,729 of the performance shares vested.

(11)

This value is based on the target amount for the all remaining performance periods: if the highest level of performance is assumed, the market value of the unvested performance shares, calculated in the manner described in footnote (2), would be $26,393,136.

(12)

One-half of these restricted share units vested on March 31, 2016, and one-half will vest on March 31, 2017.

(13)

These restricted share units vest on March 10, 2016, only if the Compensation Committee determines that the adjusted non-GAAP operating income objective for Activision Publishing set forth in our 2015 AOP has been met or exceeded. The performance metric was satisfied and, on March 10, 2016, these restricted share units vested.

(14)

The number of performance-based vesting restricted share units reflected in the table is the target amount for all remaining performance periods; the maximum number of restricted share units subject to the award at December 31, 2015 was 221,163. These restricted share units vest in accordance with the Hirshberg Employment Agreement. Please see “—Employment Agreements—Eric Hirshberg” below.

(15)

This value is based on the target amount for all of the performance periods; if the highest level of performance is assumed, the market value of the unvested restricted share units, calculated in the manner described in footnote (2), would be $8,561,220.

(16)

Two-thirds of these options will vest on March 30, 2018 and one-third will vest on March 30, 2019.

(17)

These restricted share units vest on December 31, 2016.

(18)

These restricted share units vest on November 14, 2016.

(19)

One-half of these restricted share units will vest on each of November 13, 2016 and 2017.

(20)

One-third of these restricted share units vest on each of November 12, 2016, 2017 and 2018.

(21)

These stock options vest on December 31, 2016.

(22)

These stock options vest on November 14, 2016.

(23)

One-half of these stock options vest on each of November 13, 2016 and 2017.

(24)

One-third of these options will vest on each of November 12, 2016, 2017 and 2018.

For the impact of the termination of the employment of each named executive officer on his equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     55

Back to Contents

Option Exercises and Stock Vested for 2015

The table below sets forth details with respect to the stock options exercised by, and the restricted shares and restricted share units that vested for, or were otherwise transferred for value by, our named executive officers in 2015:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A. Kotick	—		—	1,293,331	30,941,849
Dennis Durkin	—		—	177,500	4,080,725
Thomas Tippl(3)	—		—	393,702	8,946,878
Eric Hirshberg	350,000	(4)	9,390,500	108,000	3,092,040
Michael Morhaime	—		—	136,666	5,011,507
(1)

As each of these transactions involved a same-day sale, the “Value Realized on Exercise” is computed by multiplying the number of shares exercised by the difference between sale price of the shares and the exercise price of the underlying stock options.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the NASDAQ Official Closing Price of our Common Stock on the vesting date (or if that date is not a trading date, the immediately preceding trading date).

(3)

These awards were held by the Thomas and Laura Tippl Family Trust at the time of vesting.

(4)

Per the terms of Mr. Hirshberg’s award agreement, these options were required to be exercised on December 31, 2015.

Employment Agreements

As previously discussed, we believe that entering into employment agreements with our executives is important to attracting and retaining the executive talent necessary to lead us. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers. Certain provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below, are not included in the following summary.

Robert A. Kotick

Term & Title. Robert A. Kotick is party to an employment agreement with us, dated as of March 15, 2012 (the “Kotick Employment Agreement”), pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on March 15, 2012, and continues through June 30, 2016.

Base Salary. Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was $2,000,000 as of July 1, 2011. Beginning in 2013, Mr. Kotick’s annual base salary was and will be increased as of January 1st of each year during the term in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of our executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s promotion or other significant modification in duties). For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” above.

Annual Bonus. Pursuant to the Kotick Employment Agreement, Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary. The actual amount of any bonus Mr. Kotick may receive under the CAIP is determined by the Compensation Committee based on Mr. Kotick’s achievement of objectives determined by the Compensation Committee at its sole discretion, after consultation with Mr. Kotick, his overall performance and our financial performance. The form of any such bonus is determined by the Compensation Committee at its sole discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Other Bonuses. As an inducement to enter into the Kotick Employment Agreement, Mr. Kotick earned a cash signing bonus payment of $2,500,000. Further, pursuant to the Kotick Employment Agreement, the Compensation Committee, at its sole discretion, may award Mr. Kotick a performance bonus at any time in any amount and form determined by the Compensation Committee.

Equity Awards. As an inducement to enter into the Kotick Employment Agreement, on March 15, 2012, Mr. Kotick was awarded approximately 2,061,006 restricted share units, the number of which was based on a total grant date value approximately equal to $25,000,000. As our “gross profit” for 2012 (as determined in

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     56

Back to Contents

accordance with the Kotick Employment Agreement) was greater than or equal to $500,000,000, on March 15, 2013, the restricted share units vested with respect to one-third of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award vested and will vest, as the case may be, on the first day of each month, with the exception of the final tranche, which will vest on the expiration date of the Kotick Employment Agreement.

As further inducement to enter into the Kotick Employment Agreement, on March 15, 2012, Mr. Kotick received an award of 4,122,012 performance shares, each representing the right to receive one share of our Common Stock, the number of which was based on a total grant date value approximately equal to $50,000,000 and assumes maximum performance. This number represents the maximum number of shares available under the award, assuming the “stretch” performance goals are attained; if target performance is achieved, only half these performance shares (i.e., 2,061,006 shares) would be eligible to vest. Moreover, to ensure that performance is incentivized throughout the term of the contract, performance shares vested in four equal installments over a five-year period, with each tranche reflecting performance over a two-year period (i.e., 2011-2012, 2012-2013, 2013-2014 and 2014-2015), other than the performance period applicable to those shares measured by reference to TSR for 2011-2012, which was measured from July 1, 2011 through December 31, 2012. The performance shares vested on each of March 31, 2013, 2014, 2015 and 2016 as follows:

•

70% of the performance shares based upon our operating performance:

–

65% of those shares by reference to a non-GAAP diluted earnings per share objective for the Company;

–

35% of those shares by reference to an adjusted non-GAAP free cash flow objective for the Company; and

–

in each case and for each performance period, vesting occurred following the Compensation Committee determination with respect to the level of achievement for the relevant period as follows:

–

if actual performance was below 75% of target, no shares subject to the operating performance criteria were earned;

–

if actual performance was 75% of target, 75% of the target shares subject to the operating performance criteria were earned;

–

if actual performance was 100% of target, 100% of the target shares subject to the operating performance criteria were earned;

–

if actual performance was 125% of target or above, all of the shares (i.e., 200% of the target shares) subject to the operating performance criteria were earned; and

–

if actual performance fell between two thresholds, the number of shares subject to the operating performance criteria that were earned was determined using straight-line interpolation.

•

30% of the performance shares based on our compound annual TSR between the average closing price of our Common Stock during the 30 days immediately preceding the commencement of the applicable performance period and the average closing price of our Common Stock during the 30 days immediately preceding the end of the applicable performance period, as compared to the TSR of the NASDAQ Composite measured over the same 30-day periods in such performance period and calculated in an analogous manner.

–

For each performance period, vesting occurred following the Compensation Committee determination with respect to the level of achievement for the relevant period as follows:

–

if our TSR was 20 percentage points or more below the TSR of the NASDAQ Composite, no shares subject to the TSR performance criteria were earned;

–

if our TSR was 10 percentage points below the TSR of the NASDAQ Composite, 50% of the target shares subject to the TSR performance criteria were earned;

–

if our TSR equaled the TSR of the NASDAQ Composite, 100% of the target shares subject to the TSR performance criteria were earned;

–

if our TSR was 10 percentage points more than the TSR of the NASDAQ Composite, 150% of the target shares subject to the TSR performance criteria were earned;

–

if our TSR was 20 percentage points more than the TSR of the NASDAQ Composite, all (i.e., 200% of the target) of the performance shares subject to the TSR performance criteria were earned; and

–

if actual performance fell between two thresholds, the number of shares subject to the TSR performance criteria that were earned was determined using straight-line interpolation.

In addition, to the extent that not all of the performance shares subject to TSR metrics were earned, those missed shares could have vested at the end of subsequent performance periods based on relative achievement of TSR measures, where the beginning average price of our Common Stock was measured by reference to the 30-day period beginning 30 days prior to the commencement of the performance period with respect to which such shares were missed. Further, the vesting of the performance shares for the performance period for 2011-2012 was also contingent upon our “gross profit” for 2012 (as determined in accordance with the Kotick Employment Agreement) being greater than or equal to $500,000,000.

Impact of Change of Control. Pursuant to the Kotick Employment Agreement, if there is a change of control during the term of his employment under the Kotick Employment Agreement, Mr. Kotick will be entitled to a cash bonus payable within 10 days of such change of control in an amount of at least $30,000,000, which may be increased up to $45,000,000 at the good faith discretion of the Compensation Committee. Mr. Kotick will also receive that bonus if he is terminated without cause (as defined in the Kotick Employment Agreement) and a change of control is consummated within the six months after his termination (in which case the bonus will be paid on the date that is six months after his termination date). Please see “—Potential Payments Upon Termination or Change of Control” below for the definition of change of control used in the Kotick Employment Agreement. Although the transactions contemplated by the Vivendi Share Purchase Agreement could have been deemed to constitute a change of control as defined in his employment agreement, Mr. Kotick voluntarily waived any rights he had to payments, benefits and vesting upon a change of

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     57

Back to Contents

control under his agreement in connection therewith. Please see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships with Our Directors and Executive Officers—Waiver and Acknowledgement Letters” below for further information on the waiver.

Other Benefits. Mr. Kotick is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 14, 2022.

Restrictive Covenants. Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). Mr. Kotick is also prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

In addition, during the term of his employment, Mr. Kotick is prohibited from disclosing or using our confidential information except as required in the course of his employment and, until the second anniversary of the expiration of the term of his employment, he cannot use such information to induce any of our employment or business relationships to alter its relationship with us.

Dennis Durkin

Term & Title. Dennis Durkin is party to an employment agreement with us, dated as of February 29, 2012 (the “Durkin Employment Agreement”), pursuant to which he serves as our Chief Financial Officer. Mr. Durkin’s term of employment under the Durkin Employment Agreement began on March 1, 2012 and continues through March 15, 2017.

Base Salary. Pursuant to the Durkin Employment Agreement, Mr. Durkin’s annual base salary was $650,000 as of March 1, 2012 and was and will be increased by at least 5% annually. For more information about Mr. Durkin’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” above.

Annual Bonus. Mr. Durkin is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Other Bonuses. As an inducement to enter into the Durkin Employment Agreement, in 2012 Mr. Durkin earned a cash signing bonus payment of $1,250,000.

Equity Awards. As an inducement to enter into the Durkin Employment Agreement, in 2012 Mr. Durkin was awarded:

•

an option to purchase 300,000 shares of our Common Stock, which vested or will vest, as the case may be, in four equal installments on each of March 14, 2014, 2015, 2016 and 2017;

•

350,000 restricted share units, which vested or will vest, as the case may be, in four equal installments on each of March 14, 2014, 2015, 2016 and 2017; and

•

450,000 performance-based restricted share units, which vested or will vest, as the case may be, in five equal installments on each of March 14, 2013, 2014, 2015, 2016 and 2017, in each case following the Compensation Committee’s determination that the non-GAAP diluted earnings per share objective for the Company set forth in our AOP for the prior year had been met or exceeded.

Other Benefits. Mr. Durkin is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

Restrictive Covenants. Pursuant to the Durkin Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Durkin is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Durkin is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Durkin is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Durkin Employment Agreement. Mr. Durkin is also prohibited from competing with us during the term of his employment under the Durkin Employment Agreement. In addition, Mr. Durkin is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment.

Thomas Tippl

Term & Title. Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005, amended as of December 15, 2008, April 15, 2009, March 23, 2010, and December 5, 2013, and assigned to us by Activision Publishing on April 15, 2009 (the “Tippl Employment Agreement”), pursuant to which he served as the Chief Financial Officer of Activision Publishing until the consummation of the Vivendi Games Combination, as our Chief Financial Officer from the consummation of the Vivendi Games Combination until February 2009, as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010 and, since March 2010 serves as our Chief Operating Officer (and continued to serve as our Chief Financial Officer until a replacement was hired in March 2012). Mr. Tippl’s term of employment under the Tippl Employment Agreement began on October 1, 2005 and,

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     58

Back to Contents

following our exercise of the right to extend his contract by one year, continues through April 30, 2017.

Base Salary. Pursuant to the Tippl Employment Agreement, Mr. Tippl’s annual base salary was $1,250,000 as of December 5, 2013, and beginning in 2015, was and will be increased by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of our executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s significant promotion or modification in duties). For more information about Mr. Tippl’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” above.

Annual Bonus. Pursuant to the Tippl Employment Agreement, Mr. Tippl is also eligible for an annual bonus under the CAIP with a target amount of 150% of his base salary, the actual amount of which is determined at our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Other Bonuses. As an inducement to enter into the Tippl Employment Agreement, in 2005 Mr. Tippl earned a cash signing bonus payment of $100,000.

Equity Awards. As an inducement to enter into the Tippl Employment Agreement pursuant to which he was hired through September 2010, in 2005 Mr. Tippl was awarded:

–

an option to purchase 1,600,000 shares of our Common Stock:

–

one-third of which vested in five equal installments on each of October 3, 2006, 2007, 2008, 2009, and 2010;

–

one-third of which vested in three equal installments on each of May 15, 2007, May 15, 2008 and May 11, 2009, in each case following the Compensation Committee’s determination that the adjusted non-GAAP operating income objective for the Company set forth in the prior year’s AOP had been met or exceeded; and

–

one-third of which vested on October 3, 2010; and

•

193,424 restricted shares of our Common Stock, which vested in three equal installments on each of October 3, 2008, 2009 and 2010, and which were awarded in consideration for his abandonment of certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company.

As an inducement to enter into the February 2009 amendment to the Tippl Employment Agreement pursuant to which he was promoted from Chief Financial Officer to Chief Corporate Officer and Chief Financial Officer and the term of his employment was extended through April 2014, in 2009 Mr. Tippl was awarded:

•

an option to purchase 1,200,000 shares of our Common Stock, which vested in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014;

•

150,000 restricted shares of our Common Stock, which vested in five equal installments on each of February 15, 2010, 2011, 2012, 2013 and 2014; and

•

80,000 restricted shares of our Common Stock, which vested on February 15, 2010, following the Compensation Committee’s determination that the non-GAAP diluted earnings per share for the Company for 2009 had exceeded the stated target of $0.68.

As an inducement to enter into the March 2010 amendment to the Tippl Employment Agreement pursuant to which he was promoted to Chief Operating Officer and continued to serve as our Chief Financial Officer until a replacement was hired (thereby simultaneously filling two leadership roles during a time of significant organizational transition), in 2010 Mr. Tippl was awarded:

•

an option to purchase 525,000 shares of our Common Stock, which vested in four equal installments on each of February 15, 2011, 2012, 2013 and 2014;

•

350,000 restricted share units, each representing the right to receive one share of our Common Stock, which vested in four equal installments on each of February 15, 2011, 2012, 2013 and 2014; and

•

225,000 restricted shares of our Common Stock, which vested in four equal installments on each of February 15, 2011, 2012, 2013 and 2014, in each case following the Compensation Committee’s determination that the non-GAAP diluted earnings per share objective for the Company set forth in our AOP for the prior year had been met or exceeded.

As an inducement to enter into the December 2013 amendment to the Tippl Employment Agreement, pursuant to which, among other things, the term of his employment was extended through April 2017 (following our exercise of the right to extend his contract by one year), on February 10, 2014, Mr. Tippl was awarded:

•

309,917 restricted share units, each representing the right to receive one share of our Common Stock and the number of which was based on a total grant date value of approximately $6,000,000, which vested or will vest, as the case may be, in three equal installments on each of March 31, 2015, 2016, and 2017; and

•

1,022,728 restricted share units, each representing the right to receive one share of our Common Stock, the number of which was based on a total grant date value of approximately $19,800,000 and assumes maximum performance (whereas target performance would result in the vesting of 681,817 restricted share units) and up to one-third of which vested or will vest on each of March 31, 2015, 2016 and 2017 as follows:

–

approximately 45% (i.e., a maximum of 464,876 restricted share units) by reference to the non-GAAP diluted earnings per share objective for the Company set forth in our AOP for the prior year;

–

approximately 27% (i.e., a maximum of 278,926 restricted share units) by reference to the adjusted non-GAAP free cash flow objective for the Company set forth in our AOP for the prior year;

–

approximately 28% (i.e., a maximum of 278,926 restricted share units) by reference to the adjusted non-GAAP operating

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     59

Back to Contents

income objective for Blizzard Entertainment set forth in our AOP for the prior year; and

–

in each case, vesting occurred, or will occur, following the Compensation Committee determination with respect to the level of achievement as follows:

–

if actual performance is below 75% of target, no shares subject to the performance metrics would be earned; and

–

if actual performance is 75% or more of our performance objective for the year, then the number of shares that would be earned is equal to the target number of shares for the grant year multiplied by the ratio of the actual operating performance to the AOP operating performance objective for the year, up to a maximum of 150%.

–

On March 31, 2015, 290,396 out of a possible 340,911 of these performance-based restricted share units vested and on March 31, 2016, 280,729 out of a possible 340,909 of these performance-based restricted share units vested, following the Compensation Committee’s determination with respect to our 2014 and 2015 performance, respectively.

Other Benefits. Mr. Tippl is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $9,375,000 supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

Restrictive Covenants. Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Tippl Employment Agreement. Mr. Tippl is also prohibited from competing with us during the term of his employment under the Tippl Employment Agreement. In addition, Mr. Tippl is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment.

Eric Hirshberg

Term & Title. Eric Hirshberg is party to an employment agreement with us, dated as of July 6, 2010, amended as of October 15, 2015 and assigned to us by Activision Publishing on January 1, 2012 (the “Hirshberg Employment Agreement”), pursuant to which he serves as Activision Publishing’s Chief Executive Officer. Mr. Hirshberg’s term of employment under the Hirshberg Employment Agreement began on September 1, 2010 and will end on March 31, 2018 (subject to our right to extend for an additional year).

Base Salary. Pursuant to the Hirshberg Employment Agreement, Mr. Hirshberg’s annual base salary was $1,000,000 as of September 4, 2015, and beginning in 2017, will be increased by at least 5% annually. For more information about Mr. Hirshberg’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” above.

Annual Bonus. Pursuant to the Hirshberg Employment Agreement, Mr. Hirshberg is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at our sole discretion based on his overall performance and our performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Other Bonuses. As an inducement to enter into the Hirshberg Employment Agreement and in consideration for abandonment of a bonus payment earned by him and owed to him from his prior employer, Mr. Hirshberg earned a cash signing bonus payment of $2,000,000 in 2010.

Equity Awards. As an inducement to enter into the Hirshberg Employment Agreement, in 2010 Mr. Hirshberg was awarded:

•

an option to purchase 350,000 shares of our Common Stock, which vested in five equal installments on each of August 31, 2011, 2012, 2013, 2014 and 2015;

•

540,000 restricted share units, each representing the right to receive one share of our Common Stock, which vested in five equal installments on each of August 31, 2011, 2012, 2013, 2014 and 2015; and

•

300,000 restricted share units, each representing the right to receive one share of our Common Stock, which vested in five equal installments on each of March 15, 2012, 2013, 2014 and 2015 and March 10, 2016, in each case following the Compensation Committee’s determination that the adjusted non-GAAP operating income objective for Activision Publishing set forth in our AOP for the prior year had been met or exceeded.

As an inducement to enter into the October 2015 amendment to the Hirshberg Employment Agreement pursuant to which his employment was extended through March 2018 (or, if we so elect, through March 2019), on November 2015, Mr. Hirshberg was awarded:

•

an option to purchase 398,820 shares of our Common Stock, the number of which was based on a total grant date value of approximately $4,080,000, two-thirds of which will vest on March 30, 2018 and one-third of which will vest on March 30, 2019; and

•

221,163 performance-based vesting restricted share units, each representing the right to receive one share of our Common Stock, the number of which was based on a total grant date value of approximately $7,650,000 and assumes maximum performance (whereas target performance would result in the vesting of 176,930 restricted share units) and will vest on March 30, 2018 and March 30, 2019 as follows:

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     60

Back to Contents

–

up to two thirds of them (i.e., a maximum of 147,442 restricted share units) will vest on March 30, 2018, one-half (i.e., one-third of the total performance-based restricted share units) by reference to the adjusted non-GAAP operating income objective of Activision Publishing set forth in our AOP for 2016 and the other half by reference to the same objective for 2017;

–

up to one-third of them (i.e., a maximum of 73,721 restricted share units) will vest on March 30, 2019 by reference to the adjusted non-GAAP operating income objective of Activision Publishing set forth in our AOP for 2018; and

–

in each case, vesting will occur following the Compensation Committee determination with respect to the level of achievement as follows:

–

if actual performance is below 85% of target, no shares subject to the performance criteria would be earned; and

–

if actual performance is 85% or more of our performance objective for the year, then the number of shares that would be earned is equal to the target number of shares for the grant year multiplied by the ratio of the actual operating performance to the AOP operating performance objective for the year, up to a maximum of 125%.

Other Benefits. Mr. Hirshberg is entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a supplemental term life insurance policy in the amount of $5 million for the benefit of his estate throughout the term of his employment.

Restrictive Covenants. Pursuant to the Hirshberg Employment Agreement, until the second anniversary of the termination of his employment, Mr. Hirshberg is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hirshberg is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Hirshberg is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Hirshberg Employment Agreement. Mr. Hirshberg is also prohibited from competing with us during the term of the Hirshberg Employment Agreement. In addition, Mr. Hirshberg is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment.

Michael Morhaime

Term & Title. Michael Morhaime is party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 26, 2010 (the “Morhaime Employment Agreement”), pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime’s term of employment under the Morhaime Employment Agreement began on July 9, 2008 and continues through December 31, 2016.

Base Salary. Pursuant to the Morhaime Employment Agreement, Mr. Morhaime’s annual base salary was $763,900 as of August 31, 2010 and was and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Morhaime will then be deemed to be the annual rate for purposes of the Morhaime Employment Agreement. For more information about Mr. Morhaime’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Salary” above.

Annual Bonuses. Pursuant to the Morhaime Employment Agreement, Mr. Morhaime is also eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which is based on our financial performance and 90% of which is based on his performance and Blizzard Entertainment’s financial performance. The actual amount of any such bonus paid to him is determined at our discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Mr. Morhaime is also eligible for additional annual performance-based cash compensation based upon Blizzard Entertainment’s earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime is entitled to an amount equal to up to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.) Prior to October 2010, Mr. Morhaime was entitled to an amount equal to up to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Morhaime Profit Sharing Plan” above.

Mr. Morhaime is also eligible for an annual bonus under the Blizzard Bonus Plan. The target amount of such bonus is 37% of his base salary, but is otherwise at our Chief Executive Officer’s discretion. For more information about the Blizzard Bonus Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2015—Other Cash Bonus Programs or Awards for 2015” above.

Equity Awards. As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Vivendi Games Combination, Mr. Morhaime was awarded an option to purchase 600,000 shares of our Common Stock, which vested in 60 equal installments on the 9th day of each month in the five years following the date of grant, commencing with August 9, 2008.

As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended through December 2016, in 2010 Mr. Morhaime was awarded:

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     61

Back to Contents

•

an option to purchase 300,000 shares of our Common Stock, which vested or will vest, as the case may be, in six equal installments on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016, and

•

400,000 restricted share units, which vested or will vest, as the case may be, in six equal installments on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016.

In addition, the Morhaime Employment Agreement provides that we will recommend to the Compensation Committee that Mr. Morhaime be awarded an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, the Compensation Committee, upon our recommendation, awarded Mr. Morhaime:

•

in 2010, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 7, 2011, 2012 and 2013;

•

in 2011, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 9, 2012, 2013 and 2014;

•

in 2012, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested on each of November 8, 2013, 2014 and 2015;

•

in 2013, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested or will vest, as the case may be, on each of November 14, 2014, 2015 and 2016;

•

in 2014, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which vested or will vest, as the case may be, on each of November 13, 2015, 2016 and 2017;

•

in 2015, an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units, one-third of both of which will vest on each of November 12, 2016, 2017 and 2018.

Other Benefits. Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment’s senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement.

Restrictive Covenants. Pursuant to the Morhaime Employment Agreement, while he is our employee and during any period following the termination of his employment in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then-employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment’s business partners to terminate its relationship with us or them. Mr. Morhaime is also prohibited from competing with s while he is our employee. In addition, Mr. Morhaime is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment’s business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see “—Potential Payments upon Termination or Change of Control” below.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     62

Back to Contents

Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2015.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Change of Control Without Termination(5) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert A. Kotick
Bonus severance	4,595,173	4,595,173	—	4,844,383	—	4,844,383
Severance payment		2,275,728		13,643,595	—	20,465,393
Benefits continuation(6)	44,869	288,241	270,691	288,241	—	288,241
Value of accelerated equity awards(7)	56,016,893	56,016,893	0	56,016,893	19,945,366	29,253,186
Excise tax indemnification	—	—	—	—	0	0
Change of control payment	—	—	—	—	30,000,000	30,000,000
TOTAL	60,656,935	63,176,035	270,691	74,793,112	49,945,366	84,851,203
Dennis Durkin
Bonus severance	805,673	805,673	—	805,673	—	805,673
Lump-sum payment	1,504,913	—	—	—	—	—
Salary continuation	—	902,948	—	902,948	—	902,948
Benefits continuation(6)	13,013	13,391	—	13,391	—	13,391
TOTAL	2,323,599	1,722,012	0	1,722,012	0	1,722,012
Thomas Tippl
Bonus severance	2,062,589	2,062,589	—	2,062,589	—	2,062,589
Lump-sum payment	3,764,422	3,764,422	—	—	—	—
Salary continuation	—	—	—	1,723,836	—	1,723,836
Benefits continuation(6)	21,587	26,584	—	—	—	—
TOTAL	5,848,598	5,853,595	0	3,786,425	0	3,786,425
Eric Hirshberg
Bonus severance	967,636	967,636	—	967,636	—	967,636
Lump-sum payment	2,000,000	—	—	—	—	—
Salary continuation	—	2,243,836	—	2,243,836	—	2,243,836
TOTAL	2,967,636	3,211,472	0	3,211,472	0	3,211,472
Michael Morhaime
Bonus severance	3,345,001	3,345,001	—	3,345,001	—	3,345,001
Lump-sum payment	—	—	—	12,272,287	—	12,272,287
TOTAL	3,345,001	3,345,001	0	15,617,288	0	15,617,288

Footnotes for this table can be found on the pages immediately following (pages 64-70).

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     63

Back to Contents

(1) Bonus Payments upon Termination

In the event of a termination of employment by us without cause or by the employee for good reason or in the event of a termination of his employment due to death or disability, or, in the case of Mr. Kotick, in the event of a termination of his employment for any of the aforementioned reasons during the 12-month period following a change of control, in each case on December 31, 2015, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2015), as well as a pro rata bonus for the year in which the termination occurred, as follows:

(a) Mr. Kotick would have received, to the extent the bonus was earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

in the event of his termination due to death or disability, a lump-sum payment equal to the annual bonus for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; or

•

in the event of the termination of his employment by us without cause or by him for good reason, a lump-sum payment equal to the annual bonus for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

(b) Messrs. Durkin, Tippl, and Hirshberg would have each received, to the extent the bonus was earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12; and

(c) Mr. Morhaime would have received, to the extent the bonus was earned:

•

a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurred and the denominator of which is 365.

None of our named executive officers is entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause, although Mr. Kotick would have received any earned but unpaid bonus for prior years (of which there were none as of December 31, 2015). Further, each of Messrs. Durkin, Tippl and Hirshberg would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2015) and a pro rata bonus (as described above) for the year in which termination occurred had the term of his employment expired on December 31, 2015.

(2) Termination of Employment due to Death or Disability

In the event of a termination of employment due to death or disability on December 31, 2015, each of our named executive officers or his estate would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, “basic severance”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2015), the following:

(a) Mr. Kotick would have received:

•

in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

in the event of his termination due to disability, continuation of his supplemental life insurance benefits through March 15, 2022;

(b) Mr. Durkin would have received:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero);

•

in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to death or disability, subject to his or his legal representative’s execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he and his then-current spouse

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     64

Back to Contents

and minor children, as applicable, would cease to be eligible for continuation of health/medical insurance benefits;

(c) Mr. Tippl would have received, subject to his or his legal representative’s execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

•

in the event of his termination due to death or disability, a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

•

in the event of his termination due to death or disability, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

(d) Mr. Hirshberg would have received:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero);

•

in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to death or disability, a payment based on the canceled stock options as discussed in footnote (7).

With the exception of a payment in respect of a bonus, discussed in footnote (1), Mr. Morhaime would not have received anything other than basic severance in connection with his termination due to death or disability.

Except as otherwise indicated, the amounts reflected in the table are in addition to any proceeds from company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination of employment due to death or disability is discussed in footnote (1). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

(3) Termination for Cause

The employment of each of our named executive officers may be terminated for “cause” if any of the following occur:

•

For Mr. Kotick, subject to his right to cure, a determination by our Board that he: (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties or assets; (2) was convicted of a felony relating to his actions as our executive under the laws of the United States or any state thereof (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law; (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm; or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

•

For Mr. Durkin, our good-faith determination that he: (1) engaged in willful, reckless or gross misconduct that caused, or is reasonably likely to cause, harm to us or our subsidiaries; (2) subject to his right to cure, was grossly negligent in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment; (3) engaged in fraud or dishonesty that caused, or is likely to cause, severe harm to us or our subsidiaries, including our business or reputation; (4) subject to his right to cure, violated any of our lawful and reasonable directives or policies or any applicable laws, rules or regulations in connection with the performance of his duties that caused, or is reasonably likely to cause, harm to us or our subsidiaries; (5) subject to his right to cure, materially breached his employment agreement; (6) subject to his right to cure, materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (7) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (8) subject to his right to cure, breached his fiduciary duties to us or our subsidiaries;

•

For Mr. Tippl, that he: (1) engaged in willful, reckless or gross misconduct; (2) subject to his right to cure, materially breached his employment agreement or the proprietary information agreement with us; (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude; (4) breached his duty of loyalty to us; or (5) violated our corporate governance policies;

•

For Mr. Hirshberg, that he: (1) engaged in willful, reckless or gross misconduct; (2) subject to his right to cure, materially breached his employment agreement; (3) subject to his right to cure, materially breached his proprietary information or confidentiality agreement with us and our subsidiaries; (4) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude; (5) breached his duty of loyalty to us; or (6) violated our corporate governance policies; and

•

For Mr. Morhaime, that he: (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates; (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees; or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     65

Back to Contents

reasonably be expected to result in our becoming subject to public reprimand or sanction.

Each of our named executive officers would have received basic severance in connection with a termination for cause on December 31, 2015, and none of them would have received any salary-related severance or bonus with respect to the year of termination in connection with a termination for cause.

In addition, in the event of a termination of employment by us for cause, Mr. Kotick would have received:

•

any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2015); and

•

continuation of his supplemental life insurance benefits through March 15, 2022.

The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(4) Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent:

•

For Mr. Kotick, subject to our right to cure: (1) a reduction in his base salary; (2) a material reduction in certain benefits to which he is contractually entitled; (3) the assignment to him of any duties inconsistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change; (4) his failure to be nominated for election, or failure to be re-elected, as a member of our Board; (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement; (6) any purported termination of his employment in contravention of the notice provision of his employment agreement or in violation of our Bylaws; or (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations;

•

For Mr. Durkin, subject to our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that results in a material diminution of his responsibilities, duties or title;

•

For Mr. Tippl, subject to our right to cure: our relocation to a location more than 25 miles from Los Angeles County that is materially adverse to him;

•

For Mr. Hirshberg, subject to our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; or (2) his being assigned to serve in a position that is not a “C-level” executive office; and

•

For Mr. Morhaime, subject to our right to cure: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities; (2) a material reduction in certain benefits to which he is contractually entitled; (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole; (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment’s employees under that plan; (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement; (6) our termination without cause of any member of Blizzard Entertainment’s management team; (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment’s existing office in Irvine, California; (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act that materially diminishes his position, office, responsibility, duties or authority; (9) a change in his reporting structure and responsibilities as set forth in his employment agreement; (10) a change of control of Blizzard Entertainment; or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment that, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard Entertainment’s strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment’s chief executive officer.

Upon a termination of the employment of one of our named executive officers by us without “cause” or by one of our named executive officers for good reason on December 31, 2015 (including the termination of Mr. Kotick by us without cause or by Mr. Kotick for good reason during the 12-month period following a change of control), that named executive officer would have received, in addition to any basic severance, the following:

(a) Mr. Kotick:

•

subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred (unless such termination is during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits through March 15, 2022;

(b) Mr. Durkin:

•

subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     66

Back to Contents

salary (at the rate in effect on his termination date) that would have been payable to him through that date; and

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of one year following his termination date, provided that he does not become eligible for another company’s group health/medical insurance or coverage program, in which case he and his then-current spouse and minor children, as applicable, would cease to be eligible for continuation of health/medical insurance benefits;

(c) Mr. Tippl:

•

subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question) (Mr. Tippl would also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction);

(d) Mr. Hirshberg:

•

subject to his execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date; and

•

subject to his execution of an effective and irrevocable release, a lump-sum payment of $1,360,000 for each of 2016, 2017 and 2018, if his employment was terminated after December 31st of the respective year and the Compensation Committee determines that Activision Publishing’s adjusted non-GAAP operating income for that year is both (1) positive (i.e., $1 or greater) and (2) 85% or more than the adjusted non-GAAP operating income objective for Activision Publishing set forth in the AOP for that year, which amounts are cumulative (although Mr. Hirshberg is not entitled to payments in respect of 2016 and 2017 if he is terminated on or after March 30, 2018) (which payments, for purposes of this table, are assumed to be zero, as Mr. Hirshberg is not entitled to anything thereunder for a termination as of December 31, 2015); and

(e) Mr. Morhaime:

•

a lump-sum payment equal to the sum of:

–

100% of the base salary (at the rate in effect on his termination date) payable to him for the two years following his termination date;

–

the sum of the following components for the two years following his termination date:

–

an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination; and

–

the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2015;

–

200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

–

$1,500,000.

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination of employment by us without cause or by that named executive officer for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

Pursuant to the terms of each of Messrs. Durkin’s and Hirshberg’s employment agreements, all payments and benefits to which he is otherwise entitled upon a termination of employment by us without cause or by him for good reason, with the exception of the basic severance, would cease if he breaches the post-termination provisions of his employment agreement. Please see, respectively, “—Employment Agreements—Dennis Durkin” and “—Employment Agreements—Eric Hirshberg” above for a description of those obligations.

In addition, if Mr. Durkin obtains any subsequent employment, any severance payable to him in the form of salary continuation would be offset by the amount of his salary from his then-current employer (which payments, for the purposes of this table, are assumed to be zero). If Mr. Hirshberg obtains any subsequent employment, all payments and benefits to which he is otherwise entitled, with the exception of the basic severance, would cease.

(5) Change of Control

For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any basic severance, the following:

•

subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

•

subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     67

Back to Contents

•

continuation of his supplemental life insurance benefits through March 15, 2022.

(b) If there is a change of control during the term of Mr. Kotick’s employment or Mr. Kotick is terminated without cause and a change in control is consummated during the six months after his termination, Mr. Kotick will be entitled to a cash bonus payable upon such change of control in an amount of at least $30,000,000, which may be increased up to $45,000,000 at the good faith discretion of the Compensation Committee. For purposes of this table, the payment has been assumed to be $30,000,000.

(c) The amounts shown represent the value of any restricted share units or performance shares that vest or as to which the restrictions would have lapsed, as the case may be, upon Mr. Kotick’s termination, measured as the NASDAQ Official Closing Price of $38.71 per share of our Common Stock on December 31, 2015.

(d) If there had been a change of control on December 31, 2015 (whether or not he was subsequently terminated):

•

the stock options awarded to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date; and

•

the target number of performance shares awarded to him thereunder on March 15, 2012 for the performance period in which the change of control occurred (i.e., 25% of the total number of performance shares awarded to him) would have vested, and the remaining performance shares would have been cancelled.

In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested stock options, Mr. Kotick would have had the right to forfeit the stock options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those stock options multiplied by the amount that the NASDAQ Official Closing Price exceeded the exercise price of the stock options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those stock options and selling the shares purchased upon exercise in the open market.

If, following a change of control, he had been terminated due to his death, as discussed in footnote (7):

•

all the stock options awarded to him on December 5, 2007 would have remained exercisable until their original expiration date.

Further, in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control:

•

those restricted share units awarded to him thereunder on March 15, 2012 that would have vested had he remained employed for the 36 months following his termination date (and had such termination not been during the 12-month period following a change of control, the number of restricted share units that would have vested would be those that would have vested had he remained employed for the 24 months following his termination date, rather than the 36 months).

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

(e) Pursuant to his employment agreement, Mr. Kotick is entitled to be indemnified for any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2015, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger such a payment for him.

For purposes of Mr. Kotick’s employment agreement, a change of control is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock; (b) the failure of the directors who constituted our Board at the time of the Vivendi Games Combination (or replacements who are approved by a majority of such directors) to constitute a majority of our Board, other than as a result of voluntary resignations or removals for good cause; or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders immediately prior to such transaction do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock. Although the transactions contemplated by the Vivendi Share Purchase Agreement could have been deemed to constitute a change of control as defined in his employment agreement, Mr. Kotick voluntarily waived any rights he had to payments, benefits and vesting upon a change of control under his agreement in connection therewith. Please see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships with Our Directors and Executive Officers—Waiver and Acknowledgement Letters” below for further information on the waiver.

(6) Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2015. Please see footnotes (2), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant.

(7) Treatment of Equity Awards

The amounts shown represent the value of any restricted share units or performance shares that vest or as to which the restrictions would have lapsed upon termination, measured as the NASDAQ Official Closing Price of $38.71 per share of our Common Stock on December 31, 2015.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     68

Back to Contents

The effects of termination as of December 31, 2015 on the outstanding equity awards held by each named executive officer on that date and information with respect to the outstanding awards held by him (assuming target performance, in the case of all performance-based awards) are as follows:

(a) For Mr. Kotick, on the date of termination:

•

in the event of a termination of his employment due to death or disability or in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

–

the stock options awarded to him on June 15, 2007 and December 15, 2007 would remain exercisable until their original expiration date;

–

those restricted share units awarded to him on March 15, 2012 that would have vested had he remained employed for the 24 months following his termination date would have vested (unless such termination had been during the 12-month period following a change of control, in which case it would have been those restricted share units that would have vested had he remained employed for the 36 months following his termination date rather than the 24 months thereafter); and

–

if the performance condition for the relevant period (i.e., the period ending December 31, 2015) is met or exceeded, the performance shares would vest at the end of the period (and, for purposes of this table, the amount shown is based upon actual performance for that period);

•

in the event of a termination of employment by us for cause:

–

his stock options, whether or not vested, would have been canceled;

–

his unvested restricted share units would have been canceled; and

–

the performance shares would have been canceled; and

•

in the event of a termination of employment for any other reason:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days;

–

his unvested restricted share units would have been canceled; and

–

the performance shares would have been canceled.

As of December 31, 2015, the following equity awards made to Mr. Kotick were outstanding: (1) vested options to purchase 3,962,998 shares of our Common Stock; (2) 240,450 restricted share units; and (3) 515,250 performance shares. Please see “—Outstanding Equity Awards at December 31, 2015” above for further details about these awards.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity awards, see footnote (5).

(b) For Mr. Durkin:

•

in the event of a termination of employment due to death, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2015, the following equity awards made to Mr. Durkin were outstanding: (1) vested options to purchase 112,500 shares of our Common Stock; (2) unvested options to purchase 150,000 shares of our Common Stock; and (3) 355,000 unvested restricted share units (180,000 of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2015” above for further details about these awards.

(c) For Mr. Tippl:

•

in the event of a termination of employment due to death, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2015, the following equity awards made to Mr. Tippl were outstanding: (1) vested options to purchase 44,427 shares of our Common Stock; and (2) 661,154 restricted share units (454,543 of which have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2015” above for further details about these awards.

(d) For Mr. Hirshberg:

•

in the event of a termination of employment due to death or disability, on the date of termination:

–

with respect to the stock options awarded to him on November 8, 2010, as the NASDAQ Official Closing Price of

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     69

Back to Contents

$38.71 per share of our Common Stock on December 31, 2015 was greater than the exercise price per share of $11.88, he would have received cash or shares of our Common Stock with a value equal to that excess multiplied by the number of shares for which the options were then vested (i.e., $9,390,500) (the amount of which is not reflected in this table, as, pursuant to the terms of his employment agreement, he was entitled to that amount on December 31, 2015 regardless of whether he was terminated on that date);

–

the stock options awarded to him on November 13, 2015 would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination of employment by us without cause or by Mr. Hirshberg for good reason:

–

with respect to the stock options awarded to him on November 8, 2010, as the NASDAQ Official Closing Price of $38.71 per share of our Common Stock on December 31, 2015 was greater than the exercise price per share of $11.88, he would have received cash or shares of our Common Stock with a value equal to that excess multiplied by the number of shares for which the options were then vested (i.e., $9,390,500) (the amount of which is not reflected in this table, as, pursuant to the terms of his employment agreement, he was entitled to that amount on December 31, 2015 regardless of whether he was terminated on that date);

–

the stock options awarded to him on November 13, 2015 would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled and, in lieu of any canceled restricted share units awarded to him on November 13, 2015, if his employment was terminated after December 31, 2016, 2017 or 2018 and the Compensation Committee determined that the performance objectives for that year were met or exceeded, he would have received a payment in an amount equal to the percentage of the AOP objective achieved for the respective year, up to a maximum of 125%, multiplied by the price of the stock on the date of grant (i.e., $34.59) multiplied by the number of restricted share units awarded for the applicable year (i.e., 58,977) (which payment, for purposes of this table, is assumed to be zero, as Mr. Hirshberg is not entitled to anything thereunder for a termination as of December 31, 2015);

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination of employment for any other reason, on the date of termination:

–

with respect to the stock options awarded to him on November 8, 2010, as the NASDAQ Official Closing Price of $38.71 per share of our Common Stock on December 31, 2015 was greater than the exercise price per share of $11.88, he would have received a cash or shares of our Common Stock with a value equal to that excess multiplied by the number of shares for which the options were then vested (i.e., $9,390,500) (the amount of which is not reflected in this table, as, pursuant to the terms of his employment agreement, he was entitled to that amount on December 31, 2015 regardless of whether he was terminated on that date);

–

the stock options awarded to him on November 13, 2015 would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2015, the following equity awards made to Mr. Hirshberg were outstanding: (1) unvested options to purchase 398,820 shares of our Common Stock; and (2) 236,930 unvested restricted share units, all of which have vesting tied to performance. Please see “—Outstanding Equity Awards at December 31, 2015” above for further details about these awards. In addition, on December 31, 2015, in accordance with his Employment Agreement, the stock options awarded to him on November 8, 2010 were automatically exercised and Mr. Hirshberg was entitled to $9,390,500, which, at our election, was delivered to him, net of shares withheld to satisfy the resulting tax withholding obligation, in shares of our Common Stock.

(e) For Mr. Morhaime:

•

in the event of a termination of employment due to death or disability, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination of employment by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination of employment for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days; and

–

his unvested restricted share units would have been canceled.

As of December 31, 2015, the following equity awards made to Mr. Morhaime were outstanding: (1) unvested options to purchase 449,999 shares of our Common Stock; (2) vested options to purchase 1,150,000 shares of our Common Stock; and (3) 206,665 unvested restricted share units. Please see “—Outstanding Equity Awards at December 31, 2015” above for further details about these awards.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     70

Back to Contents

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as “say-on-pay”) on the compensation of the executive officers named in the “Summary Compensation Table” above (i.e., the named executive officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” above for the “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion relating to compensation paid to our named executive officers, including detail about how our executive compensation policies and practices operate and are designed to achieve our compensation objectives.

Our Compensation Committee and Board believe that the compensation policies and practices articulated in the “Compensation Discussion and Analysis” are effective in enabling us to achieve our financial, operational and strategic goals and that the compensation paid to our named executive officers has allowed, and will continue to allow, us to attract and retain the key executive talent responsible for our recent and long-term success.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. While our Board and its Compensation Committee believe that the views of the Company’s stockholders are of utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. Our Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board, may direct the voting of the shares held by ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (i.e., ASAC), and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares that, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 19.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” below. As of the record date for the Annual Meeting, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.2% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR proposal 2.

Your Board unanimously recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     71

Back to Contents

DIRECTOR COMPENSATION

General

Directors of Activision Blizzard who are not employed by us or any of our subsidiaries (the “non-affiliated directors”) receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Affiliated directors do not receive any compensation for their service on our Board in addition to what they receive in connection with their employment. All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are uncommon. Pursuant to our director compensation program and the Company’s Corporate Governance Principles and Policies, our Board may provide our directors with other benefits, though no such benefits have been provided recently. For example, on rare occasions, if a director’s spouse accompanies him or her on a business trip other than at our request, we may provide that person with travel and lodging at our expense when the incremental cost to us for doing so is negligible.

The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding those plans and policies as needed. Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but management has no role in recommending or determining the amount or form of director compensation. From time to time, the Compensation Committee engages a compensation consultant to assist it in this review.

The Compensation Committee most recently engaged a compensation consultant in July 2015 to determine whether the director compensation program remained appropriate. The consultant—Exequity—provided the Compensation Committee with a detailed competitive market analysis of non-employee director compensation practices and policies among our peer group. In order to ensure that each component of our non-employee director compensation remained competitive with that provided by the Company’s peer group, the Compensation Committee, consistent with Exequity’s recommendations, recommended that:

•

the annual retainer paid to the chairperson of the Audit Committee be increased by $7,000;

•

the annual retainer paid to the chairperson of the Compensation Committee be increased by $18,000; and

•

the annual retainer paid to the chairperson of the Nominating and Corporate Governance Committee be increased by $13,500.

On July 28, 2015, our Board approved changes to our director compensation program consistent with the Compensation Committee’s recommendation.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that was in effect for our non-affiliated directors prior to July 28, 2015 and the cash elements of such director compensation program that has been in effect since July 28, 2015:

	Prior Cash Elements (effective until July 28, 2015)	Current Cash Elements (effective since July 28, 2015)
Annual Retainer	$90,000	$90,000
For Serving as Chairperson of the Audit Committee	$33,000	$40,000
For Serving as Chairperson of the Compensation Committee	$22,000	$40,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$16,500	$30,000
For Serving as an Audit Committee Member (other than as the Chairperson)	$11,000	$11,000
For Serving as a Compensation Committee or Nominating and Corporate Governance Committee Member (other than as the Chairperson)	$5,500	$5,500
For Each Board or Committee Meeting Attended in Person or by Telephone	$—	$—
Per Day for Special Assignments	$5,500	$5,500

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     72

Back to Contents

Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Each non-affiliated director is entitled, upon his or her election or appointment to our Board and upon each subsequent re-election to our Board, to receive restricted share units representing the right to receive shares of our Common Stock. The grant date value of those restricted share units is $250,000, provided that, in the event of an election or appointment at any time other than at a Board meeting immediately following an annual meeting of our stockholders, the grant of restricted share units will be pro-rated based on the expected amount of time from the date of such election or appointment until the Company’s next annual meeting of stockholders. The actual number of shares underlying the restricted share units is determined by dividing the grant date fair value of the award by the NASDAQ Official Closing Price of our Common Stock on the date of grant. The award of restricted share units is approved by our Board promptly following a non-affiliated director’s election, appointment or re-election to the Board and is made three business days following the date of the first Board’s approval of such grant. Each award vests in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer we then pay that director for regular service on our Board. The value of shares owned by each non-affiliated director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the NASDAQ Official Closing Price of our Common Stock on that day; and (b) the NASDAQ Official Closing Price of our Common Stock on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 4, 2016, all non-affiliated directors who, as of that date, had been a member of our Board for four or more years were in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard. Further, our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

In addition, we enter into indemnification agreements with certain of our non-affiliated directors that require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our non-affiliated directors as a result of any proceeding against them as to which they could be indemnified.

Compensation for 2015

The following table sets forth a summary of certain information regarding the compensation of our directors for 2015, other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above, and he does not receive any additional compensation for his Board service. The information in the table reflects Mr. Kelly’s compensation as an employee of the Company, as he receives no additional consideration for his Board service.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     73

Back to Contents

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1)(2)(3) ($)		Option Awards (1)(2)(3) ($)		All Other Compensation ($)		Total ($)
Robert J. Corti	129,250		249,410		—		—		378,660
Brian G. Kelly	100,817	(4)	1,189,961	(4)	807,567	(4)	12,197	(4)	2,110,542	(4)
Hendrik Hartong III(5)	50,500		229,160		—		—		279,660
Barry Meyer	95,500		249,410		—		—		344,910
Robert J. Morgado	155,250		249,410		—		—		404,660
Peter Nolan	95,500		249,410		—		—		344,910
Richard Sarnoff(6)	50,500		249,410		—		—		299,910
Casey Wasserman(5)	47,750		229,160		—		—		276,910
Elaine Wynn	95,500		249,410		—		—		344,910
(1)

The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and stock option awards made in 2015 to each person who served on our Board during the year who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). As such, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in 2015. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 14 to our audited financial statements included in our 2015 10-K.

(2)

The following table sets forth the number of shares underlying stock awards (which consist of restricted share units) and stock option awards made in 2015 to each person who served on our Board during 2015 who is not a named executive officer. The table also sets forth the grant date fair value of those stock awards and stock option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 14 to our audited financial statements included in our 2015 10-K.

Name	Number of Shares Underlying Stock Awards Granted in 2015 (#)	Grant Date Fair Value of Stock Awards Granted in 2015 ($)	Number of Shares Underlying Options Granted in 2015 (#)	Grant Date Fair Value of Options Granted in 2015 ($)
Robert J. Corti	9,827	249,410	—	—
Brian G. Kelly	41,797	1,189,961	80,676	807,567
Hendrik Hartong III	8,865	229,160	—
Barry Meyer	9,827	249,410	—	—
Robert J. Morgado	9,827	249,410	—	—
Peter Nolan	9,827	249,410	—	—
Richard Sarnoff	9,827	249,410	—	—
Casey Wasserman	8,865	229,160	—	—
Elaine Wynn	9,827	249,410	—	—
(3)

The following table presents, as of December 31, 2015, the number of shares underlying outstanding stock options and stock awards (which consist of restricted share units and, in the case of Mr. Kelly, performance shares) held by each director who served in 2015 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2015 (#)	Number of Shares Underlying Unvested Stock Awards as of December 31, 2015 (#)
Robert J. Corti	150,000	4,913
Brian G. Kelly	343,674	430,871	(a)
Hendrik Hartong III	—	6,648
Barry Meyer	—	4,913	(b)
Robert J. Morgado	193,000	4,913
Peter Nolan	—	4,913	(c)
Richard Sarnoff	—	—
Casey Wasserman	—	6,648
Elaine Wynn	—	4,913
(a)

Consists of 265,279 performance shares and 165,592 restricted share units, 41,797 of which have vesting tied to performance, each representing the right to receive one share of our Common Stock. The number of performance shares reflected in the table is the target amount; the maximum number of performance shares subject to the award at December 31, 2015 was 736,232 and includes 205,672 performance shares from the first, second and third performance periods that are eligible to vest at the end of the final performance periods. The restricted share units are held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee.

(b)

These restricted share units are held in trust—one-half in the Barry Meyer Separate Property Trust and one-half in the Barry and Wendy Meyer Trust.

(c)

These restricted share units are held by Mr. Nolan’s employer, Leonard Green and Partners, L.P.

(4)

Mr. Kelly is party to an employment agreement with us, dated as of June 30, 2012, pursuant to which he serves as our Chairman, a copy of which is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Mr. Kelly’s term of employment under that agreement continues through June 30, 2016. Pursuant to his employment agreement, Mr. Kelly’s annual base salary was $100,000 as of June 30, 2012 (reduced from the $450,000 annual base salary he was receiving before he entered into his current employment agreement). Mr. Kelly is also eligible for an annual bonus if the Company achieves its objectives for the applicable year, the actual amount of which is determined at the Compensation Committee’s sole discretion. As an inducement to enter into the employment agreement, Mr. Kelly was awarded 1,061,121 performance shares (2,122,241, if

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     74

Back to Contents

maximum performance is achieved) and 1,061,121 restricted share units, each representing the right to receive one share of our Common Stock. Mr. Kelly’s employment agreement also provides for payments upon the occurrence of certain termination events or a change of control. On August 6, 2015, Mr. Kelly was awarded a bonus consisting of 80,676 options to purchase our Common Stock and 41,797 restricted share units, each representing the right to receive one share of our Common Stock, and each of which have vesting tied to performance. These stock options and restricted share units vest on July 28, 2016, subject to Mr. Kelly’s continued employment through such date, in each case if the Compensation Committee determines that the non-GAAP diluted earnings per share objective set forth in our 2015 AOP has been met or exceeded. The Compensation Committee has since determined that this objective was, in fact, met or exceeded. In addition, Mr. Kelly is entitled to participate in all benefits plans generally available to our senior executive officers and we maintain a $6 million supplemental term life insurance policy for the benefit of his estate. As a result, during 2015, he also received other compensation consisting of $10,197 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $2,000 in “matching” contributions by us to his account under our 401(k) plan.

(5)

Hendrik Hartong III and Casey Wasserman were each elected to our Board on July 13, 2015.

(6)

Richard Sarnoff resigned from our Board on July 1, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Review, Approval or Ratification of Transactions with Related Persons

Related Person Transactions Policy

We have a Related Person Transactions Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which (1) we were, are or will be a participant, whether directly or indirectly, (2) the amount involved exceeds $120,000, and (3) a related person had, has or will have a direct or indirect interest. For the purposes of the policy, a “related person” is (a) any person who is, or was at any time since the beginning of our last fiscal year, a director, a person nominated for election to our Board or one of our executive officers, (b) any person who beneficially owns more than 5% of our Common Stock, or (c) any person who is, or was at any time since the beginning of our last fiscal year, an immediate family member of any person covered by (a) or (b).

Our Related Person Transactions Policy is generally designed to capture any transaction for which disclosure by the Company would be required pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under our Related Person Transactions Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he or she concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•

the purpose of the transaction and what benefit it provides us;

•

the terms of the transaction and whether they are arm’s-length;

•

the direct or indirect nature of the related person’s interest in the transaction;

•

the availability of comparable goods or services from non-related persons;

•

whether the transaction was initiated by us or the related person;

•

whether the transaction was undertaken in the ordinary course of our business;

•

the expected term of the transaction and the approximate dollar value involved in the transaction, particularly as it relates to the related person;

•

the related person’s interest in the transaction;

•

the potential for reputational harm;

•

applicable law and listing standards;

•

our Certificate of Incorporation and our Bylaws; and

•

any other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and our Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated or amended by us, if so directed by the Audit Committee.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such actual or potential conflicts of interest must be disclosed. Once disclosed, our legal department, working with relevant parties, will evaluate the conflict and determine how to manage or resolve it.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     75

Back to Contents

Relationships and Transactions

Relationships and Transactions with Vivendi and its Affiliates

2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction

On July 9, 2008, the business combination (the “Vivendi Games Combination”) by and among the Company (then known as Activision, Inc.), Sego Merger Corporation, a wholly owned subsidiary of the Company, Vivendi, VGAC, a wholly owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, a wholly owned subsidiary of VGAC, was consummated. Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Vivendi Games Combination.

On October 11, 2013, we repurchased approximately 429 million shares of our Common Stock, pursuant to a stock purchase agreement (the “Vivendi Share Purchase Agreement”) we entered into on July 25, 2013, with Vivendi and ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (i.e., ASAC), acting by its general partner, ASAC II LLC. Pursuant to the terms of the Vivendi Share Purchase Agreement, we acquired all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly owned subsidiary of Vivendi (“New VH”), which was the direct owner of approximately 429 million shares of our Common Stock, for a cash payment of $5.83 billion, or $13.60 per share, before taking into account the benefit to the Company of certain tax attributes of New VH assumed in the transaction (collectively, the “Vivendi Share Repurchase Transaction”).

Pursuant to the Vivendi Share Purchase Agreement, on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC, acting by its general partner, ASAC II LLC, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (i.e., the ASAC Private Sale). As a consequence, we ceased to be a controlled company.

On May 28, 2014, Vivendi sold approximately 41 million shares, or 50% of its then-remaining shares, of our Common Stock, reducing its ownership in the Company to less than 10%.

On January 13, 2016, Vivendi sold its remaining stake in the Company, consisting of approximately 41 million shares of our Common Stock.

Amended and Restated Investor Agreement

In connection with the consummation of the Vivendi Games Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement was amended and restated in connection with the consummation of the Vivendi Share Repurchase Transaction. The investor agreement automatically terminated on August 26, 2014, as Vivendi’s voting interest had fallen and remained below 9.9% for a period of more than 90 days on that date.

Our grant of certain registration rights to Vivendi, including demand registration rights with respect to its remaining shares of our Common Stock, and our agreement to indemnify certain parties for certain liabilities in connection with those registrations, survived the termination, although the registration rights effectively expired on January 13, 2016, when Vivendi ceased to own any shares of our Common Stock.

Further, Vivendi’s agreement, subject to certain exceptions, to a standstill under which it may not acquire additional shares of our Common Stock, call a meeting of our stockholders, initiate a stockholder proposal for action by our stockholders or engage in the solicitation of proxies or consents to vote any of our voting securities will survive until July 13, 2016, when Vivendi and its controlled affiliates will have ceased to beneficially own at least 5% of the outstanding shares of our Common Stock for six months.

Tax Sharing Agreement

Also in connection with the consummation of the Vivendi Games Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi (“VHIC”). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

•

the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•

the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

•

the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Vivendi Games Combination (i.e., until July 9, 2013);

•

VHIC’s indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Vivendi Games Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay the Vivendi group’s tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

•

the control of certain tax contests with certain taxing authorities; and

•

the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     76

Back to Contents

Following the consummation of the Vivendi Share Repurchase Transaction, Vivendi ceased including any of our subsidiaries in its consolidated tax returns. As a result, while the agreement will remain in full force until both parties agree to terminate it in writing, the parties’ sole remaining obligations under the agreement are with respect to prior taxable years. During 2015, neither we nor Vivendi made payments in accordance therewith.

Relationships with Universal Music Group and its Affiliates

Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2015, we paid an aggregate of $1,469,334 in royalties and other fees to Universal Music Group and its affiliates for those uses. Our subsidiaries are also party to a number of agreements with Universal Music Group and its affiliates pertaining to the distribution of music we own pursuant to which Universal Music Group and its affiliates paid us an aggregate of $198,530 during 2015. Our subsidiaries also paid an aggregate of $838,764 during 2015 to affiliates of Universal Music Group in connection with the production and sponsorship of music events in connection with our business.

Relationships and Transactions with ASAC

Private Sale of Stock by Vivendi to ASAC

Pursuant to the Vivendi Share Purchase Agreement (see “—Relationships and Transactions with Vivendi and its Affiliates—2008 Combination of Activision and Vivendi Games and 2013 Vivendi Share Repurchase Transaction” above), on October 11, 2013, immediately following the completion of the Vivendi Share Repurchase Transaction, ASAC, acting by its general partner, ASAC II LLC, purchased 172 million shares of our Common Stock from Vivendi for a cash payment of $2.34 billion (i.e., the ASAC Private Sale).

ASAC is an investment vehicle formed by Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board. ASAC II LLC, the general partner of ASAC, is managed and controlled by Messrs. Kotick and Kelly, and each of them owns, through his affiliates, 50% of the membership interests of the general partner. Each of Messrs. Kotick and Kelly made, through his affiliates, a $50,000,000 capital contribution to the general partner, which in turn made capital contributions to ASAC in the aggregate amount of $100,000,000 in exchange for preferred and common interests in ASAC. Messrs. Kotick and Kelly, through the general partner, are entitled to exercise the rights of ASAC as a stockholder of Activision Blizzard.

ASAC owned approximately 23% of the issued and outstanding shares of our Common Stock as of December 31, 2015.

ASAC Stockholders Agreement

In connection with the ASAC Private Sale, on October 11, 2013, we, ASAC and, for the limited purposes set forth therein, Messrs. Kotick and Kelly entered into a stockholders agreement (the “ASAC Stockholders Agreement”). The ASAC Stockholders Agreement was amended on May 28, 2015, pursuant to the Settlement Agreement (as defined herein). The ASAC Stockholders Agreement, as so amended, contains various agreements among the parties regarding, among other things:

•

ASAC’s agreement to vote the portion of its shares of our Common Stock that represents shares of our Common Stock in excess of 19.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by ASAC or Messrs. Kotick and Kelly or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC then serving on our Board (see “—Settlement of Litigation Relating to 2013 Vivendi Share Repurchase Transaction” below);

•

our grant of certain registration rights to ASAC, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations;

•

ASAC’s agreement, subject to certain exceptions, not to transfer or announce any intention to transfer its shares of our Common Stock without prior written consent of the majority of our unaffiliated directors (as defined in the agreement) prior to the end of the 12-month period following the closing of the ASAC Private Sale and thereafter during our regularly scheduled trading blackout periods; and

•

ASAC’s agreement, subject to certain exceptions, to a standstill under which it may not acquire additional shares of our Common Stock, call a meeting of our stockholders, initiate a stockholder proposal for action by our stockholders or engage in the solicitation of proxies or consents to vote any of our voting securities, until six months after ASAC and its controlled affiliates cease to beneficially own at least 5% of the outstanding shares of our Common Stock.

The agreement will terminate if and when ASAC ceases to own any shares of our Common Stock.

Settlement of Litigation Relating to 2013 Vivendi Share Repurchase Transaction

On December 19, 2014, the Company, as the nominal defendant, entered into a stipulation of compromise and settlement (the “Settlement Agreement”) with respect to the litigation captioned In re: Activision Blizzard, Inc. Stockholder Litigation (the “Lawsuit”) relating to the Vivendi Share Repurchase Transaction and the ASAC Private Sale. Vivendi and ASAC are also party to the Settlement Agreement, as are certain former members of our Board who were appointed to our Board by Vivendi, the members of the special committee of our Board formed in connection with the Company’s consideration of the transaction, Messrs. Kotick and Kelly, and the lead plaintiff, Anthony Pacchia.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     77

Back to Contents

At the time they entered into the Settlement Agreement, Vivendi and ASAC owned approximately 6% and 24%, respectively, of the issued and outstanding shares of our Common Stock.

On May 20, 2015, the Court of Chancery of the State of Delaware entered an order granting final approval of the Settlement Agreement. Pursuant to the Settlement Agreement:

•

the Lawsuit was dismissed with prejudice;

•

the plaintiff, the Company, the class and every stockholder released all claims against the defendants relating to the transactions consummated pursuant to the Stock Purchase Agreement;

•

the defendants released all claims against our stockholders, officers and directors, and the affiliates of them, relating to the institution, prosecution of and settlement of the Lawsuit (other than claims relating to the enforcement of the settlement);

•

the defendants paid an aggregate of $275 million to us, $67.5 million of which was paid by Vivendi and the remaining $207.5 million of which was paid by the remaining defendants or their insurers, $72.5 million of which was paid to the plaintiff’s counsel (who, in turn, paid up to $50,000 to the lead plaintiff);

•

the number of members of which our Board consists was increased by two and, for so long as ASAC holds at least 5% of the our Common Stock, the resulting vacancies were and will be filled by persons who are independent of, and unaffiliated with, ASAC and their affiliates (including Messrs. Kotick and Kelly)—currently they are filled by Messrs. Hartong and Wasserman; and

•

the ASAC Stockholders Agreement was amended to provide that, for so long as ASAC holds at least 5% of our Common Stock, Messrs. Kotick and Kelly must vote any shares of our Common Stock they beneficially own that, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 19.9% of the Company’s Common Stock either (1) in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or (2) in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC; prior to such amendment, the ASAC Stockholders Agreement obligated Messrs. Kotick and Kelly to vote any shares of our Common Stock they beneficially owned that, when aggregated with ASAC’s shares, represented shares of our Common Stock in excess of 24.9% of our Common Stock in that manner (see “—ASAC Stockholders Agreement” above).

Relationships with Our Directors and Executive Officers

Private Sale of Stock by Vivendi to ASAC

Messrs. Kotick and Kelly are the managers of ASAC II LLC, the general partner of ASAC. In addition, Peter Nolan, a member of our Board, is a senior advisor to Leonard Green & Partners, L.P., one of the limited partners of ASAC. Please see “—Relationships and Transactions with ASAC” above for more information about ASAC.

Waiver and Acknowledgement Letters

Pursuant to, and concurrently with, the signing of the Vivendi Share Purchase Agreement, we and each of Messrs. Kotick and Kelly entered into certain waiver and acknowledgement letters that provided, among other things:

•

that the transactions contemplated by the Vivendi Share Purchase Agreement and its ancillary agreements, taken individually or collectively, would not (or would be deemed not to) constitute a “change in control” (or similar term) under their respective employment arrangements, including Messrs. Kotick and Kelly’s respective employment agreements with us, our 2008 Plan or any award agreements in respect of awards granted thereunder, or other benefit plans and arrangements;

•

that in determining whether a “change in control” or similar term had occurred with respect to Messrs. Kotick and Kelly’s employment arrangements with the Company (1) the shares of our Common Stock acquired by ASAC and held or controlled directly by ASAC, by the investors in ASAC, Messrs. Kotick and Kelly, any lender to ASAC or their respective affiliates or transferees in connection with the transactions would not be included in or count toward such determination, (2) the investors in ASAC would not be deemed to be a group for purposes of such determination, and (3) any changes in the composition of our Board, in connection with or during the one-year period following the consummation of the transactions would not contribute towards such determination; and

•

for the waiver by Messrs. Kotick and Kelly of their rights to change in control related payments, benefits or vesting under their respective employment agreements with us, our 2008 Plan or any award agreements in respect of awards granted thereunder, and other benefit plans and arrangements (in each case, with respect to all current and future grants, awards, benefits or entitlements) in connection with or as a consequence of the transactions contemplated by the Vivendi Share Purchase Agreement and its ancillary agreements.

Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer

Mr. Kotick indirectly owns aircraft that are operated by an FAA-certified charter operator he controls. From time to time, Mr. Kotick and our other executives and directors of the Company use these aircraft for travel in connection with our business. We pay for such use an amount that is not greater than 80% of the charter operator’s regular hourly flight charges plus 100% of the actual, third-party costs incurred by the charter operator in obtaining goods and services for the flights. During 2015, the Company paid $1,579,087 for business-related use of these aircraft, including by our executives and directors. Our use of these aircraft was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value because our cost is significantly

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     78

Back to Contents

less than the cost we would incur if we were to charter aircraft from another charter operator and pay market rates.

Business Use of Aircraft Indirectly Owned by Our Chairman

During 2015, Mr. Kelly indirectly owned an aircraft that was leased to, and operated by, an independent FAA-certified charter operator. Mr. Kelly’s controlled entity received a set rate from the charter operator for the time that the aircraft was operated, which was approximately 80% of the average market-based rate charged to third parties. From time to time, Mr. Kelly and other executives and directors of the Company chartered this aircraft from the independent FAA-certified charter operator for travel in connection with our business. We paid for such use an amount equal to 100% of the hourly flight rate charged by the charter operator to Mr. Kelly (which is equal to the amount the charter operator paid to Mr. Kelly’s controlled entity) plus 100% of the actual, third-party costs incurred by the charter operator in obtaining goods and services for the flights. During 2015, the Company paid $361,384 for business-related use of this aircraft, including by our executives and directors. Our use of this aircraft was authorized by the Audit Committee, which believes that this arrangement provided us with substantial value because our cost was significantly less than the cost we would have incurred if we were to charter aircraft from another charter operator and pay market rates.

Employed Family Members

Amy Morhaime, a long-tenured employee of the Company, is the wife of Mr. Morhaime, Blizzard Entertainment’s Chief Executive Officer. In 2015, Ms. Morhaime received an aggregate of $470,944 in cash compensation, consisting of salary and bonuses. She was also awarded (1) 2,385 performance-based vesting restricted share units, the number of which assumes maximum performance (whereas target performance would result in the vesting of 1,908 shares), which vest on March 15, 2019, based upon the level of performance measured by reference to the Company’s adjusted non-GAAP operating income for 2016, 2017 and 2018, and (2) an option to purchase 4,313 shares of our Common Stock, which will vest in three equal installments on each November 13, 2016, 2017 and 2018. The elements of her compensation are consistent with the compensation provided to other employees of the same level with similar responsibilities.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     79

Back to Contents

AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2015 and 2014.

	Fiscal Year Ended
	December 31, 2015	December 31, 2014
Audit Fees(1)	$5,801,591	$5,754,463
Audit-Related Fees(2)	350,136	—
Tax Fees(3)	2,478,685	4,074,475
All Other Fees(4)	106,695	57,900
TOTAL	$8,737,107	$9,886,838
(1)

Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including employee benefit plan audits and accounting consultations in connection with acquisition activity.

(3)

Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)

All Other Fees: This category includes fees for all other services except those described above. Amounts relate to assistance with the Company’s XBRL filings, assistance with international industry filings, assistance with the Company’s Form SD, and license fees paid for an online research tool, as well as, for 2015, assistance with the transition to new UK GAAP.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee or one or more members of the Audit Committee designated by the chair of the Audit Committee must approve all audit and non-audit services before they are provided by our independent auditors. The Audit Committee has delegated that authority to its chairperson. The Audit Committee’s chairperson has pre-approved services provided by our independent auditors that, while not specifically contemplated by the budget approved by the full Audit Committee, are of a type previously approved by the Audit Committee, provided that the fees with respect to any such service are expected to be less than $50,000. If and when such services are approved by other-than the full Audit Committee, the Audit Committee’s chairperson must report it to the Audit Committee at its next scheduled meeting. At each regularly scheduled Audit Committee Meeting, management updates the Audit Committee on, among other things, the scope and anticipated cost of any service pre-approved by the Audit Committee’s chairperson since the last meeting of the committee. All services provided to the Company by PricewaterhouseCoopers LLP for 2015 were approved by the Audit Committee in accordance with these pre-approval policies and procedures.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     80

Back to Contents

Audit Committee Report

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (i.e., GAAP), and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Hendrik Hartong III and Robert J. Morgado

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     81

Back to Contents

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2015. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” above for a description of the services provided to us by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2014 and 2015.

Our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we believe that our stockholders should have the opportunity to ratify such appointment and we are requesting that they do so at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 3. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection for our next fiscal year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board, may direct the voting of the shares held by ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands (i.e., ASAC), and acting by ASAC II LLC, its general partner. Messrs. Kotick and Kelly may also direct the voting of shares they beneficially own at their discretion, except they have agreed to vote any such shares that, when aggregated with ASAC’s shares, represent shares of our Common Stock in excess of 19.9% of the issued and outstanding Common Stock either in a manner proportionally consistent with the vote of the shares of Common Stock not owned by them or ASAC or in accordance with the recommendation, if any, of a majority of the members of our Board not affiliated with ASAC. For more information see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with ASAC—ASAC Stockholders Agreement” above. As of the record date for the Annual Meeting, ASAC and Messrs. Kotick and Kelly collectively held shares representing approximately 24.2% of our issued and outstanding Common Stock. Messrs. Kotick and Kelly are expected to vote the shares over which they have discretion FOR proposal 3.

Your Board unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     82

Back to Contents

BENEFICIAL OWNERSHIP MATTERS

Security Ownership of our Officers and Directors

The following table sets forth information, as of April 1, 2016, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, and (3) all current executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Name	Shares of Activision Blizzard Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Robert J. Corti	138,518	(3)	88,000	(4)	226,518	*
Dennis Durkin	258,925		187,500	(4)	446,425	*
Hendrik Hartong III	13,051	(5)	2,216	(6)	15,267	*
Eric Hirshberg	0		0		0	*
Brian G. Kelly	174,060,684	(7)	280,683	(8)	174,341,367	23.66%
Robert A. Kotick	176,142,043	(9)	3,997,348	(10)	180,139,391	24.44%
Barry Meyer	24,407	(11)	0		24,407	*
Robert J. Morgado	300,260	(12)	193,000	(4)	493,260	*
Michael Morhaime	314,126	(13)	1,171,773	(14)	1,485,899	*
Peter Nolan	41,818	(15)	0		41,818	*
Thomas Tippl(16)	512,895		44,427	(4)	557,322	*
Casey Wasserman	4,433		2,216	(6)	6,649	*
Elaine Wynn	29,018		0		29,018	*
All current directors and executive officers as a group (15 persons)	179,948,789	(17)	5,990,232	(18)	185,930,021	25.23%
*

Less than 1%.

(1)

Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2016 (i.e., by May 31, 2016) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2016 (i.e., by May 31, 2016).

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2016 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) the total number of shares of our Common Stock outstanding on that date (i.e., 736,943,331) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Consists of shares held jointly by Mr. Corti and his wife, JoAnn Corti, who share voting and investment power with respect to such shares.

(4)

Consists of options to purchase shares of our Common Stock.

(5)

Consists of (a) 8,551 shares directly held by Mr. Hartong, (b) 2,500 shares held in a trust for one of Mr. Hartong’s sons, (c) 1,000 shares held in a trust for another of Mr. Hartong’s sons, and (d) 1,000 shares held in trust for Mr. Hartong’s daughter.

(6)

Consists of restricted share units, each representing the right to receive shares of our Common Stock.

(7)

Consists of (a) 171,968,042 shares held by ASAC, the general partner of which is a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kelly disclaims beneficial ownership except to the extent of his pecuniary interest therein, (b) 661,391 shares held by Mr. Kelly, (c) 472,865 shares held by an irrevocable trust for the benefit of Mr. Kelly’s minor children, as to which Mr. Kelly disclaims beneficial ownership, (d) 462,894 shares held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee, (e) 485,892 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership, and (f) 9,600 shares held in UTMA accounts for the benefit of Mr. Kotick’s children of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership. Does not include shares held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s children, of which Mr. Kelly is no longer the trustee.

(8)

Consists of (a) options to purchase 262,998 shares of our Common Stock and (b) 17,685 restricted share units, each representing the conditional right to receive one share of our Common Stock, held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     83

Back to Contents

(9)

Consists of (a) 171,968,042 shares held by ASAC, the general partner of which is a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kotick disclaims beneficial ownership except to the extent of his pecuniary interest therein, (b) 3,428,622 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (c) 740,579 shares held in the 1011 Foundation, Inc., a charitable foundation of which Mr. Kotick is the president, as to which Mr. Kotick disclaims beneficial ownership, and (d) 4,800 shares held in a UTMA account for the benefit of Mr. Kotick’s minor relative of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(10)

Consists of (a) options to purchase 3,962,998 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, and (b) 34,350 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11)

Consists of (a) 12,204 shares held by The Barry Meyer Separate Property Trust, a trust for the benefit of Mr. Meyer’s wife and children of which Mr. Meyer is the trustee, and (b) 12,203 shares held by The Barry and Wendy Meyer Trust, of which Mr. Meyer and his wife, Wendy Meyer, are co-trustees and share voting and investment power with respect thereto.

(12)

Consists of (a) 260,769.32 shares of our Common Stock held by Mr. Morgado and (b) 39,490.68 shares held by the Robert J. and Mary Lou Morgado Charitable Trust, a charitable foundation of which Mr. Morgado is a trustee, as to which Mr. Morgado disclaims beneficial ownership.

(13)

Consists of (a) 304,470 shares of our Common Stock held by Mr. Morhaime and (b) 9,656 shares of our Common Stock held by Mr. Morhaime’s wife, Amy Morhaime, who is employed by Blizzard Entertainment.

(14)

Consists of (a) options to purchase 1,150,000 shares of our Common Stock held by Mr. Morhaime and (b) options to purchase 21,773 shares of our Common Stock held by Mr. Morhaime’s wife, Amy Morhaime, who is employed by Blizzard Entertainment.

(15)

Consists of (a) 12,800 shares held by the Nolan Family Trust and (b) 29,018 shares held by Mr. Nolan’s employer, Leonard Green and Partners, L.P., which Leonard Green and Partners received upon the vesting of restricted share units transferred to it by Mr. Nolan and as to which Mr. Nolan disclaims beneficial ownership.

(16)

Consists of equity held by the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of such trust and share voting and investment power with respect thereto.

(17)

Includes shares of our Common Stock held indirectly by the individuals named in the table, as described above, and shares held by the Company’s executive officers not named in the table.

(18)

Includes (a) options to purchase 5,926,728 shares of our Common Stock and (b) 63,504 restricted share units, each representing the conditional right to receive one share of our Common Stock.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     84

Back to Contents

Security Ownership of Holders of More Than 5% of Our Common Stock

The following table sets forth information as to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock. The information in the table is based on a review of filings made with the SEC on Schedules 13D and 13G and the assumption that each of the persons named in the table continued to own the number of shares reflected in the table on April 1, 2016. As of April 1, 2016, there were 736,943,331 shares of our Common Stock outstanding.

	Shares of Activision Blizzard Beneficially Owned		Percent of Outstanding Shares
ASAC II LP c/o Northern Trust Private Equity Administration, Department 2008, 801 South Canal Chicago, Illinois 60607	171,968,042	(1)	23.34%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	55,261,921	(2)	7.50%
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	48,040,657	(3)	6.52%
(1)

This information is based on a Schedule 13D/A filed with the SEC on November 20, 2014. As previously noted, ASAC is an exempted limited partnership established under the laws of the Cayman Islands, acting by its general partner, ASAC II LLC. The shares are pledged by ASAC as collateral under loan agreements entered into in connection with the ASAC Private Sale. Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Chairman of our Board, are managers of ASAC II LLC. ASAC has sole voting and investment power with respect to all shares shown in this table.

(2)

This information is based on a Schedule 13G/A filed with the SEC jointly by FMR LLC and Abigail P. Johnson on February 12, 2016. FMR LLC and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 4,819,824 shares of our Common Stock and sole dispositive power over 55,261,921 shares of our Common Stock.

(3)

This information is based on a Schedule 13G filed with the SEC by BlackRock, Inc. on February 10, 2016. BlackRock, Inc. and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 42,591,865 shares of our Common Stock and sole dispositive power over 48,040,657 shares of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2015, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     85

Back to Contents

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2015, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1) (#)		Weighted average exercise price of outstanding options, warrants and rights(2) ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by stockholders:
Activision, Inc. 2001 Incentive Plan, as amended (the “2001 Plan”)	64,400		8.83	—
Activision, Inc. 2003 Incentive Plan, as amended (the “2003 Plan”)	1,183,811		9.09	—
Activision, Inc. 2007 Incentive Plan (the “2007 Plan”)	5,808,301		14.00	—
Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (i.e., the 2008 Plan)	14,233,561	(4)	13.58	—
Activision Blizzard, Inc. 2014 Incentive Plan (i.e., the 2014 Plan)(5)	12,575,760	(4)	26.10	40,703,512	(6)
All stockholder approved plans	33,865,833	(4)	17.93	40,703,512
Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended (the “1999 Plan”)(7)	14,424		7.59	—
Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Plan”)(8)	45,860		7.98	—
All non-stockholder approved plans	60,284		7.89	—
TOTAL	33,926,117	(4)	17.91	40,703,512
(1)

Reflects options to purchase shares of our Common Stock and, in the case of the 2008 Plan, 6,538,504 restricted share units, 3,006,480 of which have vesting tied to performance, and 780,529 performance shares, each reflecting the right to receive a share of our Common Stock, and, in the case of the 2014 Plan, 3,891,024 restricted share units, 3,436,499 of which have vesting tied to performance, each reflecting the right to receive a share of our Common Stock.

(2)

As there is no exercise price for restricted share units or performance shares, the values in this column represent the weighted average exercise price of any outstanding stock options under the relevant plan.

(3)

Upon adoption of the 2008 Plan, we ceased making awards under the following plans, although each remains in effect and continues to govern outstanding awards thereunder: the 2001 Plan; the 2003 Plan; the 2007 Plan; the 1999 Plan; and the 2002 Plan. Similarly, upon the adoption of the 2014 Plan, we ceased making awards under the 2008 Plan. The 2001 Plan, the 2003 Plan, the 2007 Plan, the 2008 Plan, the 1999 Plan and the 2002 Plan are collectively referred to herein as the “Rolled Up Plans”.

(4)

The number of shares assumes target performance for all outstanding unvested performance-based vesting restricted share units and performance shares. If achievement of maximum performance is assumed, the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2015 would be, in the case of the 2008 Plan, 15,846,517 shares, and, in the case of the 2014 Plan, 13,299,473 shares.

(5)

The 2014 Plan permits the granting of non-qualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units and any other equity-based awards to our and any of our subsidiaries’ directors, officers and other employees and consultants.

(6)

The number of shares reserved for issuance under the 2014 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under any Rolled Up Plan that: (a) expire, or are forfeited, terminated or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; (Y) if the exercise price of any stock option outstanding under any Rolled Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares; and (Z) if a SAR is exercised and settled in shares, the number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred. The number of shares available for issuance under the 2014 Plan, as reflected in this table, assumes target performance of outstanding performance-based vesting restricted share units. If achievement of maximum performance is assumed, the number available for issuance under the 2014 Plan as of December 31, 2015 would be 39,979,799 shares.

(7)

On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All stock options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(8)

On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ or affiliates’ officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All stock options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expired on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     86

Back to Contents

DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD

How do I nominate a director for election at the 2017 annual meeting and what is the deadline for that submission?

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at the 2017 annual meeting of our stockholders by providing proper notice to us in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, we must receive it no earlier than February 6, 2017 and no later than March 8, 2017 (unless the date of our 2017 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 120 days prior to the meeting and no later than the later of the 90th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to our Board—Stockholder Recommendation of Director Candidates”.

How do I submit a proposal for the 2017 annual meeting and what is the deadline for that submission?

Any stockholder may present a proposal for inclusion in our proxy statement for, and for consideration at, the 2017 annual meeting of our stockholders by submitting his or her proposal to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it on or before December 23, 2016 (unless the date of our 2017 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2017 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

Stockholders who wish to present proposals before our 2017 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing proper notice to us in a timely manner containing the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it within the time period for the submission of director candidates, described under the immediately preceding question. To be proper, the notice must be in writing and contain all of the information required by our Bylaws (e.g., a brief description of the business, the proposed text of any proposal regarding such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the information that would be required to be included in our proxy statement for the meeting if such proposed business were to be brought by our Board) and it

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     87

Back to Contents

must pertain to business that is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

How do I communicate with the Board?

We think that communication with our stockholders is very important. To communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee(s). In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     88

Back to Contents

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

How can I get a copy of the proxy statement if I only received a notice?

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2015 available to our stockholders on the internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

How can I get a copy of the 2015 annual report or the 2015 10-K?

Our annual report to stockholders for the period ended December 31, 2015, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2015, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (i.e., the expenses we incur in providing you with the requested exhibits).

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     89

Back to Contents

OTHER MATTERS

Costs of the Annual Meeting and Proxy Solicitation

The Company will bear the entire cost of the Annual Meeting and this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the internet availability of proxy materials and any additional solicitation materials we send to stockholders. We will reimburse brokers, banks and other nominees holding shares for beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by mail, telephone or email or other electronic means, by our directors, officers and regular employees without additional compensation.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     90

Back to Contents

HELPFUL RESOURCES

Annual Meeting
Proxy Statement	investor.activision.com/sec.cfm
Annual Report	investor.activision.com/annual-reports.cfm
Voting for Record Holders	www.cstproxyvote.com
SEC Information on Proxy Matters	www.sec.gov/spotlight/proxymatters.shtml
Board of Directors
Board of Directors	www.activisionblizzard.com/board-of-directors
Audit Committee Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4409
NCGC Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4420
Compensation Committee Charter	investor.activision.com/corporate-governance-document.cfm?DocumentID=4419
Financial Reporting
Annual Reports	investor.activision.com/annual-reports.cfm
Quarterly Reports	investor.activision.com/results.cfm
Company Business
Corporate Website	www.activisionblizzard.com/
Senior Corporate Management	www.activisionblizzard.com/senior-corporate-management
Investor Relations	investor.activision.com/
Latest News	investor.activision.com/releases.cfm
Events and Presentations	investor.activision.com/events.cfm
Governance Documents
Bylaws	investor.activision.com/corporate-governance-document.cfm?DocumentID=8711
Certificate of Incorporation	investor.activision.com/corporate-governance-document.cfm?DocumentID=8712
Code of Conduct	investor.activision.com/corporate-governance-document.cfm?DocumentID=13238
Corporate Governance Principles and Policies	investor.activision.com/corporate-governance-document.cfm?DocumentID=6693
Executive Stock Ownership Guidelines	investor.activision.com/corporate-governance-document.cfm?DocumentID=14546
Related Person Transactions Policy	investor.activision.com/corporate-governance-document.cfm?DocumentID=14915

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     91

Back to Contents

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Activision Blizzard, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,664	$921	$224	$412	$28	$646	$734	$380	$3,345
Less: Net effect from deferral of net revenues and related cost of sales(a)	(43)	(32)	-	(55)	5	-	-	-	(82)
Less: Stock-based compensation(b)	-	-	-	(15)	-	(25)	(9)	(43)	(92)
Less: Amortization of intangible assets(c)	-	-	-	-	(11)	-	-	-	(11)
Less: Fees and other expenses related to acquisitions(d)	-	-	-	-	-	-	-	(5)	(5)
NON-GAAP MEASUREMENT	$4,621	$889	$224	$342	$22	$621	$725	$332	$3,155

Year Ended December 31, 2015	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,319	$892	$1.21	$1.19
Less: Net effect from deferral of net revenues and related cost of sales(a)	39	19	0.02	0.02
Less: Stock-based compensation(b)	92	65	0.09	0.09
Less: Amortization of intangible assets(c)	11	8	0.01	0.01
Less: Fees and other expenses related to acquisitions(d)	5	5	0.01	0.01
NON-GAAP MEASUREMENT	$1,466	$989	$1.34	$1.32
(a)

Reflects the net change in deferred revenues and related cost of sales.

(b)

Includes expense related to stock-based compensation.

(c)

Reflects amortization of intangible assets from purchase price accounting.

(d)

Reflects fees and other expenses related to acquisitions, including the acquisition of King, and the debt financings related thereto.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     92

Back to Contents

The Company calculates earnings per share pursuant to the two-class method that requires the allocation of net income between holders of our Common Stock and participating security holders. Net income attributable to holders of our Common Stock used to calculate non-GAAP earnings per common share assuming dilution was $977 million for the year ended December 31, 2015 as compared to the total non-GAAP net income of $989 million for the same period.

For the purpose of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 728 million, participating securities of approximately 8 million, and dilutive shares of 11 million during the year ended December 31, 2015.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

Reconciliation of GAAP Net Income to Non-GAAP Measures

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,408	$999	$232	$260	$34	$571	$712	$417	$3,225
Less: Net effect from deferral of net revenues and related cost of sales(a)	405	29	-	161	-	-	-	-	190
Less: Stock-based compensation(b)	-	-	(1)	(17)	-	(22)	(8)	(56)	(104)
Less: Amortization of intangible assets(c)	-	-	-	-	(12)	-	-	-	(12)
Less: Fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings(d)	-	-	-	-	-	-	-	(13)	(13)
NON-GAAP MEASUREMENT	$4,813	$1,028	$231	$404	$22	$549	$704	$348	$3,286

Year Ended December 31, 2014	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,183	$835	$1.14	$1.13
Less: Net effect from deferral of net revenues and related cost of sales(a)	215	136	0.19	0.18
Less: Stock-based compensation(b)	104	65	0.09	0.09
Less: Amortization of intangible assets(c)	12	8	0.01	0.01
Less: Fees and other expenses related to the Vivendi Share Repurchase Transaction and related debt financings(d)	13	13	0.02	0.02
NON-GAAP MEASUREMENT	$1,527	$1,057	$1.44	$1.42
(a)

Reflects the net change in deferred revenues and related cost of sales.

(b)

Includes expense related to stock-based compensation.

(c)

Reflects amortization of intangible assets from purchase price accounting.

(d)

Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the Vivendi Share Repurchase Transaction and related debt financings.

The Company calculates earnings per share pursuant to the two-class method that requires the allocation of net income between holders of our Common Stock and participating security holders. Net income attributable to holders of our Common Stock used to calculate non-GAAP earnings per common share assuming dilution was $1,034 million for the year ended December 31, 2014 as compared to the total non-GAAP net income of $1,057 million for the same period.

For the purpose of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 716 million, participating securities of approximately 15 million, and dilutive shares of 10 million during the year ended December 31, 2014.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     93

Back to Contents

Reconciliation of GAAP and Non-GAAP Net Revenues by Distribution Channel

(Amounts in millions)

	Year Ended
	December 31, 2015		December 31, 2014		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total(1)	Amount	% of Total(1)
GAAP Net Revenues by Distribution Channel
Retail channel	$1,806	39%	$2,104	48%	$(298)	(14)%
Digital online channels(2)	2,502	54	1,897	43	605	32
Total Activision and Blizzard	4,308	92	4,001	91	307	8
Other(3)	356	8	407	9	(51)	(13)
TOTAL CONSOLIDATED GAAP NET REVENUES	4,664	100	4,408	100	256	6
Change in Deferred Net Revenues(4)
Retail channel	(169)		104
Digital online channels(2)	126		301
TOTAL CHANGES IN DEFERRED NET REVENUES	(43)		405
Non-GAAP Net Revenues by Distribution Channel
Retail channel	1,637	35	2,208	46	(571)	(26)
Digital online channels(2)	2,628	57	2,198	46	430	20
Total Activision and Blizzard	4,265	92	4,406	92	(141)	(3)
Other(3)	356	8	407	8	(51)	(13)
TOTAL NON-GAAP NET REVENUES(5)	$4,621	100%	$4,813	100%	$(192)	(4)%
(1)

The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due of the impact of rounding.

(2)

Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions and products.

(3)

Net revenues from “Other” include revenues from our media networks and studios businesses, along with revenues that were historically shown as “Distribution.”

(4)

We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(5)

Total non-GAAP net revenues presented also represent our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     94

Back to Contents

Reconciliation of Operating Segments and Consolidated Net Revenues and Income from Operations

(Amounts in millions)

	Year Ended
	December 31, 2015		December 31, 2014		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total(1)	Amount	% of Total(1)
Segment net revenues:
Activision Publishing(2)	$2,700	58%	$2,686	56%	$14	(1)%
Blizzard Entertainment(3)	1,565	34	1,720	36	(155)	(9)
Other(4)	356	8	407	8	(51)	(13)
Operating segment total	4,621	100%	4,813	100%	(192)	(4)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	43		(405)
CONSOLIDATED NET REVENUES	$4,664		$4,408		$256	6%
Segment income from operations:
Activision Publishing(2)	$868		$762		$106	14%
Blizzard Entertainment(3)	561		756		(195)	(26)
Other(4)	37		9		28	NM
Operating segment total	1,466		1,527		(61)	(4)
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(39)		(215)
Stock-based compensation expense	(92)		(104)
Amortization of intangible assets	(11)		(12)
Fees and other expenses related to acquisitions and the Purchase Transaction and related debt financings(5)	(5)		(13)
Consolidated operating income	1,319		1,183		136	11
Interest and other expense, net	198		202
CONSOLIDATED INCOME BEFORE INCOME TAX EXPENSE	$1,121		$981		$140	14%
Operating margin from total operating segments	31.7		31.7%
(1)

The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

(2)

Activision Publishing publishes interactive entertainment products and contents.

(3)

Blizzard Entertainment publishes personal computer games and online subscription-based games in the MMORPG category.

(4)

Net revenues from “Other” include revenues from our Media Networks and Studios businesses, along with revenues that were historically shown as “Distribution.”

(5)

Reflects fees and other expenses related to acquisitions, including the acquisition of King, and the debt financings related thereto.

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     95

Back to Contents

ACTIVISION BLIZZARD, INC. - 2016 Proxy Statement     96

Back to Contents

CALL OF DUTY ENDOWMENT

GETTING VETERANS BACK TO WORK

OUR MISSION:

The Call of Duty Endowment helps veterans find high quality careers by supporting groups that prepare them for the job market and by raising awareness of the value vets bring to the workplace.

Our results-oriented philanthropic approach and the incredible support of Activision Blizzard and our partners led to a break-out year for the Endowment and the veterans we serve. In 2015, we:

- Drove cost per placement down to $596 (a 34% reduction from 2014)
- Improved the quality of placements made (increasing average starting salaries by 22% over 2014)
- Brought our total job placements to over 20,000 since the founding of the Endowment (an addition of 10,492 placements during the year)

But unfortunately, our work is not done. Military drawdowns only increase the need for our services, as more veterans look to transition to the civilian workplace. Thankfully, we are well positioned to help.

20,151
VETERANS SECURED JOBS
THROUGH ENDOWMENT CONTRIBUTIONS SINCE 2009

$596
ENDOWMENT'S AVERAGE 2015 COST
TO GET A VET A GOOD JOB (VS. $3,000 SPENT BY THE GOVERMENT)

10
ORGANIZATIONS CURRENTLY FUNDED

$21 MILLION
DONATED BY ACTIVISION BLIZZARD
SINCE 2009

94%
OF PLACEMENTS MADE INTO **FULL TIME JOBS**

$50,364
AVERAGE 2015 STARTING SALARY
FOR VETERANS PLACED BY OUR PARTNERS

FOR MORE INFORMATION AND TO DONATE, PLEASE VISIT:
WWW.CALLOFDUTYENDOWMENT.ORG

Back to Contents

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ACTIVISION BLIZZARD

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Time, on June 1, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends that you vote FOR the election of each nominee for director and FOR proposals 2 and 3.

1. The election of the following persons as directors of the Company to serve for a one year term as set forth in the accompanying proxy statement.

Nominee			
(01) Robert J. Corti	☐ FOR	☐ AGAINST	☐ ABSTAIN
(02) Hendrik Hartong III	☐ FOR	☐ AGAINST	☐ ABSTAIN
(03) Brian G. Kelly	☐ FOR	☐ AGAINST	☐ ABSTAIN
(04) Robert A. Kotick	☐ FOR	☐ AGAINST	☐ ABSTAIN
(05) Barry Meyer	☐ FOR	☐ AGAINST	☐ ABSTAIN
(06) Robert J. Morgado	☐ FOR	☐ AGAINST	☐ ABSTAIN
(07) Peter Nolan	☐ FOR	☐ AGAINST	☐ ABSTAIN
(08) Casey Wasserman	☐ FOR	☐ AGAINST	☐ ABSTAIN
(09) Elaine Wynn	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal	FOR	AGAINST	ABSTAIN
2. To request advisory approval of our executive compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Additional Signature (if held jointly)**____________________ **Date**__________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 2, 2016.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ACTIVISION BLIZZARD INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
VOTE BY INTERNET, TELEPHONE OR MAIL

As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return this proxy card. Your vote through proxy authorizes Robert A. Kotick, Thomas Tippl and Dennis Durkin, and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2016 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 2, 2016, beginning at 9:00 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)